  As filed with the Securities and Exchange Commission on December 19, 2014

Registration No. 333-193296

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DECISIONPOINT SYSTEMS, INC.

(Name of registrant in its charter)

Delaware	7373	37-1644635
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

8697 Research Drive

Irvine, CA 92618

(949) 465-0065

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

James F. DeSocio

Interim Chief Executive Officer

8697 Research Drive

Irvine, CA 92618

(949) 465-0065

(Name, Address, Including Zip Code, and Telephone Number, Including

Area Code, of Agent for Service)

Copies to:

Richard Baumann, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

(212) 370-1300

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Note Regarding Registration Fees:

All fees for the registration of the shares registered on this Post-Effective Amendment No. 1 were paid upon the initial filing of the previously filed registration statement covering such shares. No additional shares are registered and accordingly, no additional fees are payable.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Registration Statement constitutes Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-193296), and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2014

PRELIMINARY PROSPECTUS

DECISIONPOINT SYSTEMS, INC.

Up to 752,560 shares of Series E Preferred Stock and 15,869,200 Shares of Common Stock

This prospectus relates to the offering by the selling stockholders of up to 752,560 shares of Series E Preferred Stock (including 409,000 shares sold under a purchase agreement and 343,560 shares issuable as dividends (“PIK Shares”) on shares of Series E Preferred Stock) and 15,869,200 shares of common stock (including 8,180,000 shares of common stock underlying the shares of Series E Preferred Stock sold under the purchase agreement, 6,871,200 shares of common stock underlying the PIK Shares and 818,000 shares of common stock underlying warrants) of DecisionPoint Systems Inc. (the “Company”, “we”, “us”, or “our”).

Our common stock is traded on the OTCQB marketplace under the symbol “DPSI.” On December 5, 2014, the closing price of our common stock was $0.34 per share.

Our Series E Preferred Stock is not traded on any national securities exchange and is not quoted on any over-the-counter market.

The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our Series E Preferred Stock or common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

 We will bear all costs relating to the registration of these shares of our common stock and Series E Preferred Stock, other than any selling stockholders’ legal or accounting costs or commissions.

We will not receive any proceeds from the sale of common stock and Series E Preferred Stock by the selling stockholders.

Investing in our Series E Preferred Stock and common stock involves a high degree of risk. Before making any investment in our Series E Preferred Stock or common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated _____________, 2014

i

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

ii

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that should be considered before investing in our Series E Preferred Stock or our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our Series E Preferred Stock and our common stock discussed in this prospectus under “Risk Factors” and our financial statements and the accompanying notes beginning on page F-1 of this prospectus.

In this prospectus, we refer to DecisionPoint Systems, Inc. and its consolidated subsidiaries as the “Company,” “DecisionPoint”, “we”, “us” or “our”.

Our Company

DecisionPoint enables our clients to “move decisions closer to the customer” by “empowering the mobile worker”.  We define the mobile worker as those individuals that are on the front line in direct contact with customers.  These workers include field repair technicians, sales associates, couriers, public safety employees and millions of other workers that deliver goods and or services throughout the country.  Whether they are blue or white collar, mobile workers have many characteristics in common.   Mobile workers need information, access to corporate resources, decision support tools and the ability to capture and report information back to the organization.

DecisionPoint empowers these mobile workers through the implementation of various mobile technologies including specialized mobile business applications, wireless networks, mobile computers (for example, rugged, tablets, and smartphones) and a comprehensive suite of consulting, integration, deployment and support services.

We are focused on several commercial enterprise markets.  These include retail, field sales/service, warehousing, distribution and transportation.  With the continued growth of the mobile internet, we expect to see our current markets grow in addition to the emergence of new markets.  We expect our customers to continue to embrace and deploy new technology to better enhance their own customers’ experiences and improve their own operations while lowering their operating costs.  Our expertise and understanding of our customers’ operations and business operations in general, coupled with our expertise and understanding of mobile technology equipment and software offerings enables us to identify new trends and opportunities and provide these new solutions to our existing and potential customers.

At DecisionPoint, we deliver to our customers the ability to make better, faster and more accurate business decisions by implementing industry-specific, enterprise wireless and mobile computing systems for their front-line mobile workers, inside and outside of the traditional workplace.  It is these systems that provide the information to improve the hundreds of individual business decisions made each day.  Historically, critical information has remained locked away in the organization’s enterprise computing systems, accessible only when employees were at their desk.  Our solutions unlock this information and deliver it to employees when needed regardless of their location.  As a result, our customers are able to move their business decision points closer to their customers which we believe in turn improves customer service levels, reduces cost and accelerates business growth.

We have several offices throughout North America which allows us to serve our multi-location clients and their mobile workforces.  Additionally, we are always keenly aware of potential acquisition candidates that can provide complementary products and service offerings to our customer base.

We incurred net losses of $696,000 and $3,385,000 for the nine months ended September 30, 2014 and 2013, respectively. We incurred net losses of $5,218,000 and $3,866,000 for the years ended December 31, 2013 and 2012. As of September 30, 2014, we had a stockholders’ deficit of $1,926,000 and a working capital deficit of $9,900,000. As of December 31, 2013, we had a stockholders’ deficit of $873,000 and a working capital deficit of $9,875,000.

1

Recent Developments

On July 2, 2014, the Company received a written “Wells Notice” from the staff of the Securities and Exchange Commission (the “SEC”) indicating that the staff has made a preliminary determination to recommend that the SEC bring an administrative proceeding against the Company. On the same day, Nicholas R. Toms, the Company’s then President and Chief Executive Officer and a then-serving member of the board of directors, also received a Wells Notice. The SEC staff has informed the Company that both Wells Notices relate to allegations that, from late 2009 to early 2011, Mr. Toms was the beneficial owner of shares of common stock of the Company that were held and traded by a Delaware corporation in which Mr. Toms was a 10% owner; that Mr. Toms exercised control over the corporation’s securities account; and that the corporation’s shareholding and trades should have been reflected at the relevant times in public disclosures of Mr. Toms’ other holdings of the Company’s common stock. A Wells Notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the recipient with an opportunity to respond to issues raised by the staff and offer its perspective to the staff prior to any decision to institute proceedings. In response to the Wells Notice, the Company’s Audit Committee conducted an internal review, assisted by new outside legal counsel, and on August 8, 2014, we submitted to the SEC a response to the Wells Notice setting forth why no action should be commenced against us. As of the date of this filing, there have been no further developments in respect of the Wells Notice to the Company. On August 15, 2014, Mr. Toms resigned from his positions as Chief Executive Officer, President and member of the Company’s board of directors.

On September 10, 2014, our board of directors caused the Company to file a proxy statement with the SEC in preparation for notifying its shareholders of, and conducting, an annual meeting of shareholders. Our proxy statement proposed the reelection of the incumbent members of our board of directors and the election of a new, additional director, James F. DeSocio. On September 16, 2014, shareholders Michael N. Taglich and Robert F. Taglich filed a preliminary proxy statement contesting our director slate and proposing an alternative slate of directors to be elected at the meeting. Effective as of the close of business on October 3, 2014, our incumbent directors and Messrs. Michael and Robert Taglich reached a settlement of their differences. Pursuant to the settlement, five of the incumbent directors, board Chairman Lawrence Yelin and board members Jay B. Sheehy, David M. Rifkin, Marc Ferland and Donald Dalicandro, have resigned from our board of directors; James F. DeSocio has been appointed to our board of directors; and Donald Dalicandro has been authorized to serve as a board observer until the end of the term during which he is eligible, under his employment agreement with the Company, to remain as a member of the board of directors. Thereafter, remaining incumbent director Robert Schroeder and new director Mr. DeSocio appointed the following four additional individuals as directors (all of whom were members of the alternative director slate proposed by Messrs. Michael and Robert Taglich): Michael N. Taglich, John Guttilla, Stanley P. Jaworski and Paul A. Seid. As a result of the foregoing, our board of directors currently consists of Mr. Schroeder, who is serving as Chairman, and Messrs. DeSocio, Michael Taglich, Guttilla, Jaworski and Seid, with Mr. Dalicandro as an observer.

On November 10, 2014, our new board of directors appointed current director James F. DeSocio, to serve as Interim Chief Executive Officer of the Company, pending the selection of a permanent CEO pursuant to an executive search currently being conducted.

Corporate Information

DecisionPoint Systems, Inc., formerly known as Comamtech, Inc., was incorporated on August 16, 2010, in Canada under the laws of the Ontario Business Corporations Act (“OCBA”).  On June 15, 2011, we entered into a Plan of Merger (the “Merger Agreement”) among the Company, its wholly owned subsidiary, 2259736 Ontario Inc., incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation that had been publicly traded since June 2009 (“Old DecisionPoint”).  Pursuant to the Merger Agreement, under Section 182 of the OCBA, on June 15, 2011 (the “Effective Date”) Old DecisionPoint merged (the “Merger”) into the Purchaser and became a wholly owned subsidiary of the Company.  Prior to the Merger, Comamtech was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc., and the Purchaser changed its name to DecisionPoint Systems International, Inc. (“DecisionPoint Systems International”).  On June 15, 2011, both companies were reincorporated in the State of Delaware.

2

About this Offering

Series E Private Placement

On November 12, 2013, we entered into and closed a securities purchase agreement (the “Series E Purchase Agreement”) with accredited investors (the “Series E Investors”), pursuant to which the Company sold an aggregate of 383,500 shares of Series E Preferred Stock (the “Series E Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $3,835,000 (the “Series E First Closing”).

We retained Taglich Brothers, Inc. (the “Series E Placement Agent”) as the placement agent for the Series E First Closing. We paid the Series E Placement Agent $306,800 in commissions (equal to 8% of the gross proceeds), and issued to the Series E Placement Agent five-year warrants (the “Series E Placement Agent Warrants”) to purchase 767,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E First Closing. In addition, we paid Sigma Capital Advisors $115,050 (equal to 3% of the gross proceeds from the Series E First Closing) as a finder’s fee.

On November 22, 2013, we sold an additional 25,500 shares of Series E Preferred Stock to accredited investors for a purchase price of $10.00 per share, for aggregate gross proceeds of $255,000 (the “Series E Second Closing”, and together with the Series E First Closing, the “Series E Closings”) pursuant to the Series E Purchase Agreement for an aggregate of 409,000 shares of Series E Preferred Stock sold.  The Series E Placement Agent acted as the placement agent for the Series E Second Closing as well. We paid the Series E Placement Agent $20,400 in commissions (equal to 8% of the gross proceeds), and issued to the Series E Placement Agent and its designees Series E Placement Agent Warrants to purchase 51,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Second Closing.  In addition, the Company paid Sigma Capital Advisors $7,650 (equal to 3% of the gross proceeds from the Series E Second Closing) as a finder’s fee.

Our proceeds from the Series E Closings, before deducting placement agent fees, finder's fees and other expenses, were approximately $4.1 million. Approximately $0.6 million was used to pay fees and expenses of this offering, and $3.5 million are funds available for general corporate purposes.

Pursuant to the Purchase Agreement, we agreed to, within 60 days of the final closing under the Purchase Agreement, (a) file a registration statement (the "Registration Statement") with the SEC covering the re-sale of the Series E Preferred Shares, the shares of common stock underlying the Series E Preferred Shares, the shares of Series E Preferred Stock issuable as dividends on the Series E Preferred Shares ("PIK Shares"), the shares of common stock underlying the PIK Shares, and the shares of common stock underlying the Placement Agent Warrants, (b) file a registration statement under the Securities Exchange Act of 1934, as amended, with the SEC registering the class of Series E Preferred Stock, and (c) use our best efforts, including seeking and cooperating with one or more market makers, to cause the quotation of the Series E Preferred Stock on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group. We also agreed to use our best efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement), and to keep such Registration Statement effective for a minimum of three years.

In connection with the Series E First Closing, on November 12, 2013, we filed a Certificate of Designation of Series E Preferred Stock (the “Series E Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series E Certificate of Designation, we designated 2,000,000 shares of the Company’s preferred stock as Series E Preferred Stock. The Series E Preferred Stock has a Stated Value of $10.00 per share, does not have voting rights, and is convertible, at the option of the holder, into such number of shares of common stock equal to the number of shares of Series E Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price was $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions.

3

The Series E Preferred Stock entitles the holder to cumulative dividends (subject to the prior dividend rights of the Company’s Series D Preferred Stock), payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option (subject to certain conditions), pay dividends in PIK Shares, in which event the applicable dividend rate will be 14% and the number of such Series E PIK Shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of our common stock for the five prior consecutive trading days. On January 1, 2014, the Board of Directors declared a PIK dividend payable in the form of 7,533 shares of Series E Preferred Stock (“Issued Series E PIK Shares”).  The dividends were payable to holders of record as of December 31, 2013 for accrued dividends for the period of inception to December 31, 2013.  The 7,533 Issued Series E PIK Shares were issued in April 2014.

Pursuant to the Series E Certificate of Designation, upon any liquidation, dissolution or winding-up of our Company, holders of Series E Preferred Stock will be entitled to receive (following payment in full of amounts owed to in respect of the Company’s Series D Preferred Stock), for each share of Series E Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

Pursuant to the Series E Certificate of Designation, commencing on the trading day on which the closing price of the common stock is greater than $1.35 for thirty consecutive trading days with a minimum average daily trading volume of at least 10,000 shares for such period, and at any time thereafter, we, in our sole discretion, may effect the conversion of all of the outstanding shares of Series E Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)).

In connection with the Series E First Closing, on November 12, 2013, we filed Amendment No. 2 to our Certificate of Designation of Series A Preferred Stock (the “Series A Amendment”), and Amendment No. 2 to our Certificate of Designation of Series B Preferred Stock (the “Series B Amendment”). Pursuant to the Series A Amendment and the Series B Amendment, the Series A Preferred Stock and the Series B Preferred Stock will be subordinate to the Series E Preferred Stock with respect to any distributions upon any liquidation, dissolution or winding-up of our Company, respectively.

In connection with the Series E First Closing, on November 12, 2013, we filed a Certificate of Elimination of Series C Preferred Stock (the “Series C Certificate of Elimination”), pursuant to which, the 5,000,000 shares of our preferred stock that had been designated as Series C Preferred Stock were returned to the status of blank check preferred stock.

4

RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS

Our limited operating history as a public company makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Although our management team has been engaged in software development for an extended period of time and we began the operations of our current business in December 2003, we have only been operating as a public company with our current operations since June 2009.  We have a limited operating history in our current combined form, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Our working capital requirements may negatively affect our liquidity and capital resources.

We have experienced negative working capital and minimal liquidity.  If our working capital requirements vary significantly or if our short and long-term working capital needs exceed our cash flows from operations, we would look to our cash balances or other alternative sources of additional capital, which may not be available on satisfactory terms and in adequate amounts, if at all.

Our independent registered public accountants have expressed that there is substantial doubt about our ability to continue as a going concern.

Although our consolidated financial statements have been prepared assuming we will continue as a going concern, our  independent registered public accounting firm, in its report accompanying our consolidated financial statements as of and for the year ended December 31, 2013, believes that our recurring net losses from operations, cash uses from operations, deficient working capital, minimal liquidity and other factors have raised substantial doubt as to our ability to continue as a going concern as of December 31, 2013.

The mobile computing industry is characterized by rapid technological change, and our success depends upon the frequent enhancement of existing products and timely introduction of new products that meet our customers’ needs.

Customer requirements for mobile computing products are rapidly evolving and technological changes in our industry occur rapidly.  To keep up with new customer requirements and distinguish us from our competitors, we must frequently introduce new products and enhancements of existing products.  Enhancing existing products and developing new products is a complex and uncertain process.  It often requires significant investments in research and development (“R&D”) which we do not undertake. Even if we make significant investments in R&D, they may not result in products attractive or acceptable to our customers. Furthermore, we may not be able to launch new or improved products before our competition launches comparable products. Any of these factors could cause our business or financial results to suffer.

5

Future business combinations and acquisition transactions, if any, as well as recently closed business combinations and acquisition transactions may not succeed in generating the intended benefits and may, therefore, adversely affect shareholder value or our financial results.

Integration of new businesses or technologies into our business may have any of the following adverse effects:

  We may have difficulty transitioning customers and other business relationships.
  We may have problems unifying management following a transaction.
  We may lose key employees from our existing or acquired businesses.
  We may experience intensified competition from other companies seeking to expand sales and market share during the integration period.
  Our management’s attention may be diverted to the assimilation of the technology and personnel of acquired businesses or new product or service lines.
  We may experience difficulties in coordinating geographically disparate organizations and corporate cultures and integrating management personnel with different business backgrounds.

The inability of our management to successfully integrate acquired businesses, and any related diversion of management’s attention, could have a material adverse effect on our business, operating results and financial condition.

Business combinations and other acquisition transactions may have a direct adverse effect on our financial condition, results of operations or liquidity, or on our stock price.

To complete acquisitions or other business combinations, we may have to use cash, issue new equity securities with dilutive effects on existing stockholders, take on new debt, assume contingent liabilities or amortize assets or expenses in a manner that might have a material adverse effect on our balance sheet, results of operations or liquidity. We are required to record certain financing and acquisition-related costs and other items as current period expenses, which would have the effect of reducing our reported earnings in the period in which an acquisition is consummated. These and other potential negative effects of an acquisition transaction could prevent us from realizing the benefits of such transactions and have a material adverse impact on our stock price, revenues, revenue growth, balance sheet, results of operations and liquidity.

We may need to raise additional funds, and these funds may not be available when we need them or the additional funds may not be obtained on favorable terms.

We may need to raise additional monies in order to fund our growth strategy and implement our business plan. Specifically, we may need to raise additional funds in order to pursue rapid expansion, develop new or enhanced services and products, and acquire complementary businesses or assets. Additionally, we may need funds to respond to unanticipated events that require us to make additional investments in our business. There can be no assurance that additional financing will be available when needed, on favorable terms, or at all. If these funds are not available when we need them, then we may need to change our business strategy and reduce our rate of growth.

In the near term, our successful restructuring of our operations and reduction of operating costs and/or our ability to raise additional capital at acceptable terms is critical to our ability to continue to operate for the foreseeable future.  If we continue to incur operating losses and/or do not raise sufficient additional capital, material adverse events may occur including, but not limited to, 1) a reduction in the nature and scope of our operations, 2) our inability to fully implement our current business plan and/or 3) continued defaults under the various loan agreements.  A covenant default would give the bank the right to demand immediate payment of all outstanding amounts which we would not be able to repay out of normal operations.  There are no assurances that we will successfully implement our plans with respect to these liquidity matters.

Our revolving-line-of-credit agreements and our loan agreements may limit our flexibility in managing our business, and defaults of any financial and non-financial covenants in these agreements could adversely affect us.

Our revolving-line-of-credit agreements as well as our term loan impose operating restrictions on us in the form of financial and non-financial covenants (see “Note 7 – Lines of Credit” along with Note 8 –Term Debt” in our accompanying Notes to Unaudited Condensed Consolidated Financial Statements for additional details). These restrictions limit the manner in which we can conduct our business and may restrict us from engaging in favorable business opportunities. These restrictions limit our ability, among other things, to incur further debt, make future acquisitions and other investments, restrict making certain payments such as dividend payments, and restrict disposition of assets.

6

At September 30, 2014, the outstanding balance on the line of credit with Silicon Valley Bank (“SVB”) is $3.8 million and the interest rate is 6.5%. Availability under the line of credit is $0.7 million as of September 30, 2014 and expires in February 2015. The line of credit has a certain financial covenant and other non-financial covenants. As of December 31, 2012, we were in compliance with all of our financial covenants with SVB. As of May 31, 2013 and June 30, 2013, we were not in compliance with the Tangible Net Worth covenant as defined in our loan agreement with SVB, as amended. As of September 30, 2014 and December 31, 2013, the Company was in compliance with the tangible Net Worth financial covenant and had available a $0.6 million and $0.8 million cushion over the requirement, respectively. The Company believes that at the time of this filing it is compliant with the terms and provisions of its SVB loan agreement. Should the Company continue to incur losses in a manner consistent with its recent historical financial performance, the Company will violate this covenant without additional net capital raises.

We are party to a credit agreement, dated June 4, 2012 (the “RBC Credit Agreement”) with Royal Bank of Canada (“RBC”). The RBC Term Loan has certain financial covenants and other non-financial covenants.   On August 16, 2013 the RBC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended credit agreement and commencing with the fiscal year ending December 31, 2013, we are required to maintain a fixed coverage ratio, calculated on a consolidated basis of not less than 1.15:1 with a step-up to 1.25:1 as of March 31, 2014, tested on a rolling four quarter basis thereafter and a ratio of funded debt to EBITDA, calculated on an annual consolidated basis of not greater than 3.0:1, tested on a rolling four quarter basis thereafter.   We were not in compliance with the reset covenants at September 30, 2014 and December 31, 2013. Although our management believes it is improbable that RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance that RBC will not exercise their rights pursuant to the provisions of the debt obligation. Accordingly, we have classified this debt obligation as current at December 31, 2013.

We were not in compliance with certain financial covenants under the agreements with the RBC Credit Agreement and our agreement with BDC, Inc. (“BDC”), dated as of June 4, 2012 (“BDC Credit Agreement”) as of December, 31, 2012, March 31, 2013 and June 30, 2013.  We have received waivers for non-compliance for past covenant violations.  On August 22, 2013, the BDC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended loan agreement, we are required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised annually 120 days after each year end.  We were in compliance with all of our BDC financial covenants as of September 30, 2014 and December 31, 2013. We expect to continue to meet the requirements of our BDC financial covenants over the short and long term.

On June 4, 2012, we entered into the BDC Loan Agreement as part of the Apex Purchase Agreement (see “Note 5 – Business Combinations” in our accompanying Notes to Unaudited Condensed Consolidated Financial Statements), pursuant to which BDC made available to Apex a term credit facility (“BDC Term Loan”) in the aggregate amount of CDN $1,700,000 (USD $1,632,000 at the Closing Date). The BDC Loan Agreement contains certain financial and non-financial covenants.  On August 22, 2013, the BDC Term Loan was amended and certain financial covenants were modified.  Pursuant to the amended loan agreement, the Company is required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised yearly 120 days after each year end.  The Company was in compliance with all of our BDC financial covenants as of December 31, 2013.  We expect to continue to meet the requirements of our BDC financial covenants over the short and long term.

In connection with the BDC Credit Agreement, BDC executed a subordination agreement in favor of SVB, pursuant to which BDC agreed to subordinate any security interest in our assets granted in connection with the BDC Credit Agreement to SVB’s existing security interest in our assets.  The subordination agreement contains cross-default provisions which may materially impact our liquidity.

In the event either or both of the RBC Credit Agreement or the BDC Credit Agreement were deemed to be in default, RBC or BDC, as applicable, could, among other things (subject to the rights of SVB as our senior lender), terminate the facilities, demand immediate repayment of any outstanding amounts, and foreclose on our assets. Any such action would require us to curtail or cease operations. We do not have alternative sources of financing.

7

Our competitors may be able to develop their business strategy and grow revenue at a faster pace than us, which would limit our results of operations and may force us to cease or curtail operations.

The wireless mobile solutions marketplace, while highly fragmented, is very competitive and many of our competitors are more established and have greater resources. We expect that competition will intensify in the future. Some of these competitors also have greater market presence, marketing capabilities, technological and personnel resources than the Company. As compared with our company therefore, such competitors may:

  develop and expand their infrastructure and service/product offerings more efficiently or more quickly adapt more swiftly to new or emerging technologies and changes in client requirements take advantage of acquisition and other opportunities more effectively devote greater resources to the marketing and sale of their products and services; and
  leverage more effectively existing relationships with customers and strategic partners or exploit better recognized brand names to market and sell their services.

 These current and prospective competitors include:

  other wireless mobile solutions companies such as Agilysis, Inc., International Business Machines (IBM), Accenture, Sedlak, Peak Ryzex, Stratix, Denali Advanced Integration, Group Mobile, Pariveda Solutions, and Barcoding Inc.;
  in certain areas our existing hardware suppliers, in particular Motorola Solutions but also Intermec, Zebra and others; and
  the in-house IT departments of many of our customers.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

We derived approximately 11% and 10% of our revenues from one customer for the nine months ended September 30, 2014 and 2013 respectively. We derived approximately 23 and 21% of our revenues from three customers, one of which was not the same, for the nine months ended September 30, 2014 and 2013, respectively. We derived approximately 24% of our revenues from our three largest customers, one of which was not the same, in 2013 and 2012. For the years ended December 31, 2013 and 2012, we had one customer within the healthcare industry that generated 10% and 13%, respectively, of our total sales.

Customer mix shifts significantly from year to year, but a concentration of the business with a few large customers is typical in any given year.  A decline in our revenues could occur if a customer which has been a significant factor in one financial reporting period gives us significantly less business in the following period. Any one of our customers could reduce their orders for our products and services in favor of a more competitive price or different product at any time. The loss of any one of these customers or reduced purchases by them would not have a material adverse effect on our business as we would adjust our personnel staffing levels accordingly.

Our contracts with these customers and our other customers do not include any specific purchase requirements or other requirements outside of the normal course of business. The majority of our customer contracts are on an annual basis for service support while on a purchase order basis for hardware purchases. Typical hardware sales are submitted on an estimated order basis with subsequent follow on orders for specific quantities. These sales are ultimately subject to the time that the units are installed at all of the customer locations as per their requirements. Service contracts are purchased on an annual basis generally and are the performance responsibility of the actual service provider as opposed to the Company. Termination provisions are generally standard clauses based upon non-performance, but a customer can cancel with a certain reasonable notice period anywhere from 30 to 90 days. General industry standards for contracts provide ordinary terms and conditions, while actual work and performance aspects are usually dictated by a Statement of Work which outlines what is being ordered, product specifications, delivery, installation and pricing.

8

If wireless carriers were to terminate or materially reduce their business relationships with us, our operating results would be materially harmed.

We have established key wireless carrier relationships with Sprint, T-Mobile and Verizon. We have an informal arrangement with these carriers pursuant to which they provide us referrals of end users interested in field mobility solutions, and we, in turn, provide solutions which require cellular data networks. We do not have any binding agreements with these carriers. If these carriers were to terminate or materially reduce, for any reason, their business relationships with us, our operating results would be materially harmed.

Growth of and changes in our revenues and profits depend on the customer, product and geographic mix of our sales. Fluctuations in our sales mix could have an adverse impact on or increase the volatility of our revenues, gross margins and profits.

Sales of our products to large enterprises tend to have lower prices and gross margins than sales to smaller firms. In addition, our gross margins vary depending on the product or service made. Growth in our revenues and gross margins therefore depends on the customer, product and geographic mix of our sales. If we are unable to execute a sales strategy that results in a favorable sales mix, our revenues, gross margins and earnings may decline. Further, changes in the mix of our sales from quarter-to-quarter or year-to-year may make our revenues, gross margins and earnings more volatile and difficult to predict.

Our sales and profitability may be affected by changes in economic, business or industry conditions.

If the economic climate in the U.S. or abroad deteriorates, customers or potential customers could reduce or delay their technology investments. Reduced or delayed technology investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

  the introduction and market acceptance of new technologies, products and services;
  new competitors and new forms of competition;
  the size and timing of customer orders;
  the size and timing of capital expenditures by our customers;
  adverse changes in the credit quality of our customers and suppliers;
  changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
  changes in the terms of our contracts with our customers or suppliers;
  the availability of products from our suppliers; and
  variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

Use of third-party suppliers and service providers could adversely affect our product quality, delivery schedules or customer satisfaction, any of which could have an adverse effect on our financial results.

We rely heavily on a number of privileged vendor relationships as a VAR for the Motorola Solutions Partner Pinnacle Club program, a manufacturer of bar code scanners and portable data terminals; as an Honors Solutions Provider for Intermec, a manufacturer of bar code scanners and terminals; as a Premier Partner with Zebra, a printer manufacturer, and O’Neil, the leading provider of ‘ruggedized’ handheld mobile printers. The loss of VAR status with any of these manufacturers could have a substantial adverse effect on our business.

9

We have not sought to protect our proprietary knowledge through patents and, as a result, our sales and profitability could be adversely affected to the extent that competing products/services were to capture a significant portion of our target markets.

We have generally not sought patent protection for our products and services, relying instead on our technical know-how and ability to design solutions tailored to our customers’ needs. Our sales and profitability could be adversely affected to the extent that competing products/services were to capture a significant portion of our target markets. To remain competitive, we must continually improve our existing personnel skill sets and capabilities and the provision of the services related thereto. Our success will also depend, in part, on management’s ability to recognize new technologies and services and make arrangements to license in, or acquire such technologies so as to always be at the leading edge.

We must effectively manage the structure and size of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we intend to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. If we need to reduce the size of our infrastructure, we need to do it swiftly. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

If we fail to continue to introduce new products that achieve broad market acceptance on a timely basis, we will not be able to compete effectively and we will be unable to increase or maintain sales and profitability.

Our future success depends on our ability to develop and introduce new products and product enhancements that achieve broad market acceptance. If we are unable to develop and introduce new products that respond to emerging technological trends and customers’ mission critical needs, our profitability and market share may suffer. The process of developing new technology is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends, our business could be harmed.

We are active in the identification and development of new product and technology services and in enhancing our current products. However, in the enterprise mobility solutions industry, such activities are complex and filled with uncertainty. If we expend a significant amount of resources and our efforts do not lead to the successful introduction of new or improved products, there could be a material adverse effect on our business, profitability, financial condition and market share.

We may also encounter delays in the manufacturing and production of new products from our principal suppliers. Additionally, new products may not be commercially successful. Demand for existing products may decrease upon the announcement of new or improved products. Further, since products under development are often announced before introduction, these announcements may cause customers to delay purchases of any products, even if newly introduced, until the new or improved versions of those products are available. If customer orders decrease or are delayed during the product transition, we may experience a decline in revenue and have excess inventory on hand which could decrease gross profit margins. Our profitability might decrease if customers, who may otherwise choose to purchase existing products, instead choose to purchase lower priced models of new products. Delays or deficiencies in the development, manufacturing, and delivery of, or demand for, new or improved products could have a negative effect on our business or profitability.

We use a limited number of vendors, and disruption in our relationships with these vendors could adversely affect our business and financial results.

Our ability to meet financial objectives depends on our ability to timely obtain an adequate delivery of hardware as well as services from our vendors.  Certain supplies are available form a single source or limited sources for which we may be unable to provide suitable alternatives in a timely manner.  In addition, we may experience increases in vendor prices that could have a negative impact on our business.  Credit constraints by our vendors could cause us to accelerate payables by us, impacting our cash flow.  Any unanticipated expense, or disruption in our business or operations relating a limited number of suppliers could adversely affect our business, financial condition and results of operations.

10

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

We compete primarily with well-established companies, many of which we believe have greater resources than us. We believe that barriers to entry are not significant and start-up costs are relatively low, so our competition may increase in the future. New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost. If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion. We may not have the resources to compete effectively with current or future competitors. If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.  Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including our Interim Chief Executive Officer, Chief Financial Officer, Senior Vice Presidents and certain other senior management individuals. We cannot guarantee that we will be successful in retaining the services of these or other key personnel.  If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

We are increasingly dependent on information technology systems and infrastructure (cyber security).

We increasingly rely upon technology systems and infrastructure. Our technology systems are potentially vulnerable to breakdown or other interruption by fire, power loss, system malfunction, unauthorized access and other events such as computer hackings, cyber-attacks, computer viruses, worms or other destructive or disruptive software. Likewise, data privacy breaches by employees and others with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. While we have invested heavily in the protection of data and information technology and in related training, there can be no assurance that our efforts will prevent significant breakdowns, breaches in our systems or other cyber incidents that could have a material adverse effect upon our reputation, business, operations or financial condition of the company. In addition, significant implementation issues may arise as we continue to consolidate and outsource certain computer operations and application support activities.

If our goodwill or amortizable intangible assets become impaired we may be required to record a significant charge to earnings.

We review our goodwill and amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be evaluated for impairment at least annually. Factors that may be considered a change in circumstances indicating that the carrying value of our goodwill or amortizable intangible assets may not be recoverable include a decline in stock price and market capitalization, decrease in future cash flows, and slower growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined, resulting in a material adverse impact on our results of operations.

Our inability to hire, train and retain qualified employees could cause our financial condition to suffer.

The success of our business is highly dependent upon our ability to hire, train and retain qualified employees. We face competition from other employers for people, and the availability of qualified people is limited. We must offer a competitive employment package in order to hire and retain employees, and any increase in competition for people may require us to increase wages or benefits in order to maintain a sufficient work force, resulting in higher operation costs. Additionally, we must successfully train our employees in order to provide high quality services. In the event of high turnover or shortage of people, we may experience difficulty in providing consistent high-quality services. These factors could adversely affect our results of operations.

11

If we are unable to maintain the effectiveness of our internal controls, our financial results may not be accurately reported.

Management’s assessment of the effectiveness of our disclosure controls and procedures as of June 30, 2012 and September 30, 2012 reported that such controls and procedures were ineffective as a result of a material weakness in our internal control over financial reporting related to the supervision and review of our financial closing and reporting process and in our ability to account for complex transactions as described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and September 30, 2012. The complex transactions related to purchase accounting for acquisitions made in 2012.  During the fourth quarter of 2012, we devoted significant time and resources to the remediation of the material weakness that included, but was not limited to:

  Evaluating of Finance Department’s management and staff qualifications, which resulted in us making certain personnel changes in the Accounting and Finance department;
  Implementation of further process and control procedures surrounding review of significant transactions within the financial closing process; and
  Implementing new control procedures over the utilization of external resources.

 Although further and ongoing efforts will continue in 2014 and beyond to enhance our internal control over financial reporting, we believe that our remediation efforts now provide the foundation for compliance.

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting in accordance with accounting principles generally accepted in the United States. Because the inherent limitations of internal control over financial reporting cannot guarantee the prevention or detection of a material weakness, we can never guarantee a material weakness over financial reporting will not occur, including with respect to any previously reported material weaknesses. Any future material weakness could result in material misstatements in our financial statements or cause us to fail to meet our reporting obligations. In addition, if we are unable to certify that our internal control over financial reporting is effective, we may be subject to sanctions or investigations by regulatory authorities such as the SEC, and we could lose investor confidence in the accuracy and completeness of our financial reports, which would materially harm our business, the price of our common stock and our ability to access the capital markets.

Our Net Operating Loss Carryforwards may be limited.

Pursuant to Internal Revenue Code (IRC) Section 382, annual use of our Federal net operating loss carryforwards may be limited in the event a cumulative change in ownership of our company of more than fifty percent occurs within a three-year period.  In addition, IRC Section 382 may limit our built-in items of deduction, including capitalized start-up costs and research and development costs.  We have completed an IRC 382 analysis regarding the limitation of our net operating loss carryforwards as of December 31, 2013.  At December 31, 2013, we had Federal net operating loss carryforwards of approximately $10.7 million. Of this amount, approximately $19.9 million is available after the application of IRC Section 382 limitations.

RISKS RELATED TO OUR SERIES E PREFERRED STOCK AND COMMON STOCK

There has been a limited trading market for our common stock.

Currently, our common stock is available for quotation on the OTCQB marketplace under the symbol “DPSI.” There is a limited trading market for the common stock in this marketplace. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

12

Our Series E Preferred Stock is not traded on any national securities exchange and is not quoted on any over-the-counter market, and as a result you may not be able to sell our Series E Preferred Stock.

Our Series E Preferred Stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. There may never be an active market for our Series E Preferred Stock. In the absence of an active trading market, you may have difficulty buying and selling, there will be no market visibility for our Series E Preferred Stock and the lack of visibility for our Series E Preferred Stock may have a depressive effect on the price for our Series E Preferred Stock.

We may pay dividends on our Series D Preferred Stock and Series E Preferred Stock in shares of Series D Preferred Stock and Series E Preferred Stock, respectively, valued based on the trading price of our common stock, which would result in dilution to current stockholders.

Our Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in shares of Series D Preferred Stock (“Series D PIK Shares”), in which event the applicable dividend rate will be 12% and the number of such Series D PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective conversion price (currently $0.71) or (y) the average volume weighted average price (“VWAP”) of the Company’s common stock for the five prior consecutive trading days. Accordingly, if the VWAP of our common stock for the applicable measuring period is below $0.71, the number of shares issuable as Series D PIK Shares will vary with such VWAP.

The following table sets forth, for illustrative purposes, the number of shares of Series D Preferred Stock we would issue if we were to elect to pay dividends on the Series D Preferred Stock in 2014, at different VWAP’s. The Series D PIK Shares are convertible into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, and divided by the conversion price in effect at the time of the conversion.

VWAP	Number of PIK shares issuable in 2014
$0.60	108,472
$0.50	130,166
$0.40	162,708

Our Series E Preferred Stock entitle the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in shares of Series E PIK Shares, in which event the applicable dividend rate will be 14% and the number of such Series E PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective conversion price (currently $0.50) or (y) VWAP of the Company’s common stock for the five prior consecutive trading days. Accordingly, if the VWAP of our common stock for the applicable measuring period is below $0.50, the number of shares issuable as PIK Shares will vary with such VWAP.

The following table sets forth, for illustrative purposes, the number of shares of Series E Preferred Stock we would issue if we were to elect to pay dividends on the Series E Preferred Stock in 2014, at different VWAP’s. The Series E PIK Shares are convertible into such number of shares of our common stock equal to the number of shares of Series E Preferred Stock to be converted, multiplied by the Stated Value, and divided by the Conversion Price in effect at the time of the conversion.

VWAP	Number of PIK shares issuable in 2014
$0.40	76,810
$0.30	102,414
$0.20	153,620

If we issue common stock at a price less than the conversion price then in effect, the conversion prices of the Series D Preferred Stock and the Series E Preferred Stock will be reduced and will potentially cause additional common stock to be issued upon Series D Preferred Stock and the Series E Preferred Stock conversion.

13

Our Series D Preferred Stock and the Series E Preferred Stock entitle the holder certain anti-dilution rights upon subsequent issuances of common stock which is less than the conversion price then in effect of the Series D Preferred Stock and the Series E Preferred Stock, respectively.

As a result of the sale in August 2013 of common stock, the conversion price of the Series D Preferred Stock was reduced from $1.00 per share to $0.90 per share.  As a result of the sale of Series E Preferred Stock in November 2013, the Conversion Price of the Series D Preferred Stock was further reduced to $0.71 per share. If all outstanding shares of Series D Preferred Stock and Series E Preferred are converted an additional 10,286,718 and 8,330,660 shares of common stock, respectively, will be issued further diluting existing common stockholders. If we issue additional shares of common stock (or securities convertible into common stock), at a price below the then-effective conversion price (subject to certain exceptions), the conversion price of the Series D and Series E Preferred Stock will be further reduced.

Common Stock issued to investors contains certain price adjustment provisions.

In connection with the closings on August 15, 2013 and August 21, 2013 (the “August 2013 Private Placement”), we granted certain price adjustments to the purchasers under the August 2013 Private Placement (the “August 2013 Investors). For a period commencing on the initial closing under the August 2013 Private Placement and terminating on a date which is 24 months from the initial closing, in the event we issue or grant any shares of common Stock or securities convertible, exchangeable or exercisable for shares of common stock pursuant to which shares of common stock may be acquired at a price less than $0.60 per share, then we shall promptly issue additional shares of common stock to the August 2013 Investors in an amount sufficient that the subscription price paid, when divided by the total number of shares issued (shares purchased under the August 2013 Purchase Agreement plus the additional shares issued under this provision), will result in an actual price paid by the subscriber per share of common stock equal to such lower price. As a result of the sale of Series E Preferred Stock in November 2013, we issued 585,467 additional shares of common stock to the August 2013 Investors. If in the future we are required to issue additional shares of common stock pursuant to these price adjustment rights, such issuances will result in further dilution to our then-current stockholders.

The warrants issued to investors and the placement agent under the August 2013 Private Placement contain certain anti-dilution and price adjustment provisions.

In connection with the August 2013 Private Placement, we issued warrants to the placement agent and investors that contained certain anti-dilution (“down-round”) protection. If at any time while the August 2013 Placement Agent Warrants or August 2013 Investor Warrants are outstanding, we shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or common stock equivalent, at an effective price per share less than the exercise price then in effect of the August 2013 Placement Agent Warrants or August 2013 Investor Warrants, the exercise price of the Placement Agent Warrants and August 2013 Investor Warrants shall be reduced to such lower price. Such price adjustment provisions may result in further dilution to existing stockholders.

The market price for our common stock may be volatile, and your investment in our common stock could decline in value.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

  our ability to integrate operations, technology, products and services;
  our ability to execute its business plan;
  operating results below expectations;
  our issuance of additional securities, including debt or equity or a combination thereof, which will be necessary to fund our operating expenses;
  announcements of technological innovations or new products by us or our competitors;
  the loss of any strategic relationship;
  economic and other external factors;
  period-to-period fluctuations in our financial results; and
  whether an active trading market in the capital stock develops and is maintained.

14

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our capital stock.

In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.

We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline.

Our quarterly operating results are likely to fluctuate in the future. These fluctuations could cause our stock price to decline. The nature of our business involves variable factors, such as the timing of the research, development and regulatory pathways of our product candidates, which could cause our operating results to fluctuate.

Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

If we or our existing shareholders sell a substantial number of shares of our common stock in the public market, our stock price may decline.

If we or our existing shareholders sell a large number of shares of our common stock, or the public market perceives that we or our existing shareholders might sell shares of common stock, particularly with respect to our affiliates, directors, executive officers or other insiders, the market price of our common stock could decline significantly.

In the future, we may issue additional shares to our employees, directors or consultants, in connection with corporate alliances or acquisitions, or to raise capital. Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person’s account for transactions in penny stocks; and
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

15

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

 We do not anticipate paying dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

16

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not undertake to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Series E Preferred Stock and common stock offered by the selling stockholders under this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTCQB marketplace under the symbol “DPSI.” The following table sets forth the high and low prices per share for our common stock for each period indicated.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low

First Quarter of 2012	$1.64	$0.65
Second Quarter of 2012	$1.54	$0.90
Third Quarter of 2012	$1.35	$0.71
Fourth Quarter of 2012	$1.25	$0.55

First Quarter of 2013	$1.26	$0.81
Second Quarter of 2013	$1.30	$0.70
Third Quarter of 2013	$1.00	$0.49
Fourth Quarter of 2013	$0.69	$0.43

First Quarter of 2014	$0.60	$0.36
Second Quarter of 2014	$0.58	$0.26
Third Quarter of 2014	$0.49	$0.26
Fourth Quarter of 2014 (as of December 5, 2014)	$0.48	$0.26

17

Our Series E Preferred Stock is not traded on any national securities exchange and is not quoted on any over-the-counter market.

Number of Stockholders

As of November 30, 2014, there were approximately 82 holders of record of our common stock and an undetermined number of beneficial owners.

Dividend Policy

Common Stock – The holders of our common stock are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available for distribution.  Any such dividends may be paid in cash, property or shares of our common stock.

We have not paid any dividends on our common stock since our inception, and it is not likely that any dividends on our common stock will be declared in the foreseeable future.  Any dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition and our capital requirements and general business conditions.

Preferred Stock - The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value.  Dividends shall be cumulative and shall accrue on each share of the outstanding Series A and B Preferred Stock from the date of its issue. Cumulative, undeclared dividends on our Series A Preferred and Series B Preferred Shares totaled $422,000 and $116,000 at September 30, 2014, respectively.

The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in Series D PIK Shares, in which event the applicable dividend rate will be 12% and the number of such Series D PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of our common stock for the five prior consecutive trading days. On April 16, 2013, we paid a cash dividend of $154,186 on the Series D Preferred Stock for the period from the dates of issue to March 31, 2013. On July 16, 2013, we paid a cash dividend of $140,454 on the Series D preferred Stock for the period from April 1, 2013 to June 30, 2013. On October 15, 2013, we paid a cash dividend of $142,000 on the Series D preferred Stock for the period from July 1, 2013 to September 30, 2013. On January 1, 2014, the Board of Directors declared a Series D PIK dividend payable in the form of 26,157 shares of Series D Preferred Stock. The dividends were payable to holders of record as of December 31, 2013 for accrued dividends for the period of October 1, 2013, to December 31, 2013. These shares were issued in April 2014. Additionally, on December 31, 2013, cash dividends of $351 were accrued for fractional share dividends not paid-in-kind. On April 25, 2014, the Company paid a cash dividend of $144,000 on the Series D Preferred Stock for the period from January 1, 2014 to March 31, 2014.

18

The Series E Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in Series E PIK Shares, in which event the applicable dividend rate will be 14% and the number of such Series E PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days. On January 1, 2014, the Board of Directors declared a Series E PIK dividend payable in the form of 7,533 shares of Series E Preferred Stock. The dividends were payable to holders of record as of December 31, 2013 for accrued dividends for the period of October 1, 2013 to December 31, 2013. These shares were issued in April 2014. Additionally, on December 31, 2013, cash dividends of $561 were accrued for fractional share dividends not paid-in-kind. On April 25, 2014, the Company paid a cash dividend of $103,000 on the Series E Preferred Stock for the period from January 1, 2014 to March 31, 2014.

Securities Authorized for Issuance under Equity Compensation Plans

In December 2010, the Company established the 2010 Stock Option Plan (the “2010 Plan”).  The 2010 Plan authorizes the issuance of 1,000,000 shares of common stock.

Under the 2010 Plan, common stock incentives may be granted to officers, employees, directors, consultants, and advisors.  As of September 30, 2014, incentives under the 2010 Plan may be granted only in the form of non-statutory stock options and all stock options of Old DecisionPoint that were assumed by the Company became non-statutory options on the date of the assumption.

The 2010 Plan is administered by our Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and the number of shares subject to the awards, the exercise price and the vesting schedule.  The term of stock options granted under the 2010 Plan cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of the Company’s common stock on the grant date, and generally vest over a period of five years.  If the individual possesses more than 10% of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

In October 2014, the Company established the 2014 Equity Incentive Plan (the “2014 Plan”). The 2014 Plan authorizes the issuance of 2,500,000 shares of common stock.

Under the 2014 Plan, common stock incentives may be grated to officers, employees, directors, consultants, and advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of our common stock. The 2014 Plan permits us to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and other stock bonus awards and performance compensation awards. No awards have yet been granted under the 2014 Plan.

The 2014 Plan is administered by our Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and the number of shares subject to the awards, the exercise price and the vesting schedule.  The term of stock options granted under the 2014 Plan cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of the Company’s common stock on the grant date, and generally vest over a period of five years.  If the individual possesses more than 10% of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

A summary of the status of the 2010 Plan as of December 31, 2013, and information with respect to changes in options outstanding over the course of 2013, is as follows:

			Weighted -
	Options		Average	Aggregate
	Available	Options	Exercise	Intrinsic
	for Grant	Outstanding	Price	Value

January 1, 2013	455,495	544,505	$1.82
Granted	(260,000)	260,000	0.50
Exercised	-	-	-
Forfeited	-	-	-
December 31, 2013	195,495	804,505	$1.39	$-
Exercisable options at December 31, 2013		710,437	$1.29	$-

19

The following table sets forth information with respect to compensation plans as of December 31, 2013 under which equity securities of ours are authorized for issuance, subject to our available authorized shares.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	804,505	$1.39	195,495
Equity compensation plans not approved by security holders	-	-	-
Total	804,505	$1.39	195,495

The Company does not currently have any other equity compensation plans.

20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis is intended to help the reader understand the results of operations and financial condition of the business of DecisionPoint Systems, Inc. (“DecisionPoint”, the “Company”, “we”, “us” or “our”). Management’s Discussion and Analysis is provided as a supplement to, and should be read in conjunction with, the financial statements and the related notes thereto included elsewhere in this prospectus.

Non-GAAP Financial Measures

In the following discussion and analysis of results of operations and financial condition, certain financial measures may be considered “non-GAAP financial measures” under SEC rules.  These rules require supplemental explanation and reconciliation, which is provided in this prospectus as applicable.

DecisionPoint’s management uses the non-GAAP financial measure, “Adjusted Working Capital”; in their evaluation of business cash flow and financial condition. We consider this measure to reflect our ‘cash’ working capital position.  It is the equivalent of our U.S. GAAP working capital position, after removing the accrual effect of current deferred assets and liabilities.  We believe this non-GAAP financial measure provides us, and investors with a better understanding of the operating results and financial condition of our company.

Non-GAAP disclosures have limitations as analytical tools, should not be viewed as a substitute for measures of cash flow, operating earnings or financial condition determined in accordance with U.S. GAAP, and should not be considered in isolation from or as a substitute for analysis of our results as reported under U.S. GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.  Our supplemental presentation of Non-GAAP financial measures should not be construed as an inference that our future operating results or financial condition will be unaffected by any adjustments necessary to reconcile our Non-GAAP financial measures to measures determined in accordance with U.S. GAAP.

Overview

DecisionPoint enables its clients to “move decisions closer to the customer” by “empowering the mobile worker”. We define the mobile workers as those individuals who are on the front line in direct contact with customers. These workers include field repair technicians, sales associates, couriers, public safety employees and millions of other workers that deliver goods and or services throughout the country. Whether they are blue or white collar, mobile workers have many characteristics in common.  Mobile workers need information, access to corporate resources, decision support tools and the ability to capture information and report it back to the organization.

DecisionPoint empowers these mobile workers through the implementation of various mobile technologies including specialized mobile business applications, wireless networks, mobile computers (for example, rugged, tablets, and smartphones) and a comprehensive suite of consulting, integration, deployment and support services.

At DecisionPoint, we deliver to our customers the ability to make better, faster and more accurate business decisions by implementing industry-specific, enterprise wireless and mobile computing systems for their front-line mobile workers, inside and outside of the traditional workplace.  It is these systems that provide the information necessary for businesses to improve hundreds of the individual decisions made each day.  Historically, critical information has remained locked away in the organization’s enterprise computing systems, accessible only when employees are at their desks.  Our solutions are designed to unlock this information and deliver it to employees when needed regardless of their location.  As a result, our customers are able to move their business decision points closer to their customers which we believe in turn improves customer service levels, reduces cost and accelerates business growth.

21

Mobile computing capabilities and usage continue to grow. With choice comes complexity so helping our customers navigate the myriad options is what we aim to do best. The right choice may be an off-the-shelf application or a custom business application to fit a very specific business process. DecisionPoint has the specialized resources and support structure to help our customers make the right choices, and then to deliver to those customers the hardware, software, connectivity and follow-up maintenance and other services that they need. We address the mobile application needs of customers in the retail, manufacturing, transportation, warehousing, distribution, logistics and other market segments. We continue to invest in building out our capabilities to support these markets and business needs. For example, in July 2012, we invested in the expansion of our custom software development capabilities through the acquisition of Illume Mobile in Tulsa, OK, which specializes in the custom development of specialized mobile business applications for Apple, Android and Windows Mobile devices. Additionally, through the acquisition of Illume Mobile we acquired a cloud-based, horizontal software application “ContentSentral” which manages and distributes multiple types of corporate content (for example, PDF, video, images, and spreadsheets) on mobile tablets used by field workers.  We also substantially increased our software products expertise with the acquisition in June 2012 of Apex in Canada. The APEXWare™ software suite significantly expanded our field sales/service software offerings.  APEXWare™ is a purpose-built mobile application well suited to the automation of field sales/service and warehouse workers.  Additionally, we continue to expand our deployment and MobileCare support offerings. In 2012 we moved our headquarters location to a larger facility in Irvine, CA in order to accommodate the expansion of our express depot and technical support organizations. In 2013 we consolidated our East Coast depot facility into our larger facility in Irvine, CA in order to provide our East Coast customers with later service hours and to gain some economies of scale. We also continue to invest in our “MobileCare EMM” enterprise mobility management offering.  We are continuing to extend our mobile device management (“MDM”) offering from our historically ruggedized mobile computer customer base to address the growing use of consumer devices by clients and others to support the Bring Your Own Device (“BYOD”) and Bring Your Own Application (“BYOA”) movements affecting commerce and our industry in general. .

Recognizing that we cannot build every business application, we have developed an ‘ecosystem’ of partners to support the assembly and manufacturing provisions of our custom and off-the-shelf solutions. These partners include suppliers of mobile devices (Apple, Intermec and Motorola, among others), wireless carriers (AT&T, Sprint, T-Mobile, Verizon),  mobile peripheral manufactures (Zebra Technologies Corporation, Datamax – O’Neil), and a large number of specialized independent software vendors such as AirWatch, VeriFone GlobalBay, XRS and Wavelink.

We have several offices throughout North America allowing us to serve multi-location clients and their mobile workforces.   Additionally, we keep aware of potential acquisition candidates that could provide us with complementary products and service offerings and make acquisitions when we identify sufficiently valuable opportunities.

Results of Operations for the Three and Nine Months Ended September 30, 2014

For comparison purposes, all dollar amounts have been rounded to nearest million while all percentages are actual.  Due to rounding, totals in the tables presented may not sum to the total presented in the table.

	Three Months Ended			Nine Months Ended
	September 30,		Increase	September 30,		Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Net sales	$14.1	$17.6	(19.5%)	$47.4	$46.1	2.8%
Gross profit	3.0	3.5	(12.8%)	10.4	9.9	5.3%
Total operating expenses	3.0	3.7	(17.4%)	10.2	13.2	(22.8%)
Operating income (loss)	(0.0)	(0.2)	(96.2%)	0.2	(3.3)	(106.5%)
Net loss before income taxes	(0.2)	(0.3)	(39.7%)	(0.2)	(3.9)	(95.4%)

22

Total Revenue

Revenues for the three and nine months ended September 30, 2014 and 2013 is summarized below:

	Three Months Ended			Nine Months Ended
	September 30,		Increase	September 30,		Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Hardware	$8.8	$11.9	(26.1%)	$30.7	$28.8	6.4%
Professional services	4.3	4.3	(1.5%)	12.9	12.7	1.9%
Software	0.8	0.9	(18.6%)	2.7	3.5	(22.0%)
Other	0.3	0.4	(20.2%)	1.1	1.1	(1.5%)
	$14.1	$17.6	(19.5%)	$47.4	$46.1	2.8%

Net sales were $14.1 million for the three months ended September 30, 2014, compared to $17.6 million for the same period ended September 30, 2013, a decrease of $3.5 million or 19.5%. The decrease was driven principally by our hardware category, where net sales declined by $3.1 million, or 26.1% over the comparable period.  The decrease in hardware revenue was partially due to significant orders by several large retail customers in the first and second quarters of 2014 not being repeated at the same level in the third quarter of 2014.

Net sales were $47.4 million for the nine months ended September 30, 2014, compared to $46.1 million for the same period ended September 30, 2013, an increase of $1.3 million or 2.8%. The increase was driven principally by our hardware category, which grew by $1.9 million, or 6.4% over the comparable period.  The increase in hardware revenue was partially due to significant orders by several large retail customers in the first and second quarters of 2014.  The increase in revenue was also due to the increased field mobility solution sales and increased professional services revenue from our CMAC subsidiary for the nine months ended September 30, 2014, compared to the period ended September 30, 2013. We also recognized higher revenues through the expansion of our customer base and continued ordering from customers acquired after the first quarter of 2013. The decrease in software revenue of $0.8 million, or 22.0% for the nine months ended September 30, 2014 was primarily attributable to the decrease of $0.4 million associated with the Apex business. Software revenue for Apex in the nine months ended September 30, 2013 received the benefit of a new customer and additional business opportunities not recognized at the same level in the nine months ended September 30, 2014.

Improved economic conditions in the U.S. have had a positive effect on our sales.  In 2013, major retail chains deferred new technology implementation and delayed systems’ refresh.  Conversely, the economic environment in 2012 stabilized whereupon we benefitted from renewed interest and more importantly, fundamental need to implement new cost saving technology.  While the slowly improving economic conditions in the U.S. have had a positive effect generally, we have continued to experience greater competitive forces in the market place within our core traditional solutions business.

Cost of Sales

Cost of sales for the three and nine months ended September 30, 2014 and 2013 is summarized below:

	Three Months Ended			Nine Months Ended
	September 30,		Increase	September 30,		Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Hardware	$7.2	$9.8	(26.1%)	$25.0	$23.4	6.8%
Professional services	2.8	2.9	(6.1%)	8.4	8.6	(2.6%)
Software	0.9	1.1	(18.6%)	2.8	3.4	(17.8%)
Other	0.3	0.3	(19.6%)	0.9	0.9	(0.1%)
	$11.1	$14.1	(21.2%)	$37.0	$36.2	2.1%

The cost of sales line includes hardware costs, third party licenses, costs associated with third party professional services, salaries and benefits for project managers and software engineers, freight, consumables and accessories.

Cost of sales was $11.1 million for the three months ended September 30, 2014, compared to $14.1 million for the same period ended September 30, 2013, a decrease of $3.0 million or 21.2%. The decrease in cost of sales for hardware of 26.1% for the three months ended September 30, 2014 compared to the same period in 2013 was consistent with the hardware revenue decrease. The decrease in cost of sales for professional services from the three months ended September 30, 2014 compared to the three months ended September 30, 2013 was 6.1%, more than the professional services revenue decline of 1.5% for the same period, which was due to reductions in professional service personnel that we achieved as a component of our operational improvement efforts. The decrease in cost of sales for software of 18.6% for the three months ended September 30, 2014 compared to the similar period in 2013 was consistent with the decrease in software revenues for the same period and related to professional service personnel reductions.  The decrease in other cost of sales was approximately in proportion to the decrease in the other revenues.

23

Cost of sales was $37.0 million for the nine months ended September 30, 2014, compared to $36.2 million for the same period ended September 30, 2013, an increase of $0.8 million or 2.1%. The increase in cost of sales for hardware of 6.8% for the nine months ended September 30, 2014 compared to the same period in 2013 was slightly higher than the hardware revenue increase due to fewer large orders which usually have reduced pricing and product mix. The decrease in cost of sales for professional services from the nine months ended September 30, 2014 to the nine months ended September 30, 2013 was 2.6% compared to the revenue growth rate of 1.9%, and was due to reductions in professional service personnel that we achieved as a component of our operational improvement efforts. The decrease in cost of sales for software of 17.8% for the nine months ended September 30, 2014 compared to the same period in 2013 was also related to professional service personnel reductions.  The increase in other cost of sales was approximately in proportion to the increase on other revenues.

Gross Profit

	Three Months Ended			Nine Months Ended
	September 30,		Increase	September 30,		Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Hardware	$1.6	$2.2	(26.4%)	$5.7	$5.4	4.5%
Professional services	1.5	1.4	8.4%	4.5	4.1	11.3%
Software	(0.1)	(0.2)	(19.0%)	(0.1)	0.1	(187.2%)
Other	0.1	0.1	(22.7%)	0.2	0.3	(6.2%)
	$3.0	$3.5	(12.8%)	$10.4	$9.9	5.3%
As a percentage of sales	21.4%	19.7%	1.7%	21.9%	21.4%	0.5%

Our gross profit was $3.0 million for the three months ended September 30, 2014, compared to $3.5 million for the same period ended September 30, 2013, a decrease of $0.5 million or 12.6%. Our gross margin increased by 1,656 basis points to 21.4% in 2014, from 19.7% in the comparable period of 2013.

Our gross profit was $10.4 million for the nine months ended September 30, 2014, compared to $9.9 million for the same period ended September 30, 2013, an increase of $0.5 million or 5.3%. Our gross margin increased by 524 basis points to 21.9% in 2014, from 21.4% in the comparable period of 2013.

We believe that we would have realized even better gross margins had it not been for the very competitive environment for hardware sales across our entire customer base, hardware sales carry a lower gross margin. We realized higher gross margins on our professional services, due to our increased emphasis on cost control and reductions in professional services personnel.

Selling, General and Administrative Expenses

	Three Months Ended			Nine Months Ended
	September 30,		Increase	September 30,		Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Selling, general and administrative expenses	$3.0	$4.5	(32.5%)	$10.2	$14.0	(27.3%)
As a percentage of sales	21.4%	25.5%	(4.1%)	21.5%	30.3%	(8.9%)

Adjustment to earn-out obligations	$-	(0.8)		$-	(0.8)

24

Selling, general and administrative expenses were $3.0 million for the three months ended September 30, 2014, compared to $4.5 million for the same period in the prior year.  This represents a decrease of $1.5 million, or 32.5%.

Selling, general and administrative expenses were $10.2 million for the nine months ended September 30, 2014, compared to $14.0 million for the same period in the prior year.  This represents a decrease of $3.8 million, or 27.3%.

The decrease for the three and nine months ended September 30, 2014 compared to the similar periods in the prior year were due to significant efforts to streamline our business model.  These efforts included, consolidation of our East Coast depot facility in to our larger California depot facility, reduction of outsourced consulting expertise where unnecessary and the replacement of certain service providers with lower cost providers.  We have also consolidated administrative personnel and reduced total staffing levels by 29% from April 2013 through February 2014, constituting annual savings of $3 million.  These cost reduction measures have reduced the expense structure of our business significantly. We are focused on continuing to improve processes and reduce costs.

Depreciation and Amortization

We account for a portion of our depreciation and amortization expense as cost of sales, and the remainder as selling, general and administrative expense. Depreciation and amortization for the three and nine month periods ended September 30, 2014 and 2013 is summarized below:

	Three Months Ended			Nine Months Ended
	September 30,		Increase	September 30,		Increase
Depreciation and	2014	2013	(Decrease)	2014	2013	(Decrease)
amortization
In cost of sales	$0.2	$0.2	5.5%	$0.6	$0.6	4.7%
In operating expenses	0.2	0.3	(23.9%)	0.7	0.9	(21.3%)
Total depreciation and amortization	$0.4	$0.5	(12.0%)	$1.3	$1.5	(10.6%)
As a percentage of sales	3.1%	2.8%	0.3%	2.8%	3.2%	(0.4%)

The reduction in depreciation and amortization accounted for as selling, general and administrative expense was principally as a result of a decrease in the amortization of intangible assets.

Interest Expense

Interest expense arises from our outstanding balances under our lines of credit and from our outstanding subordinated debt.

Interest expense was $229,000 for the three months ended September 30, 2014, compared to $241,000 for the same period in the prior year. The $12,000 decrease in interest expense reflected a decrease in our average outstanding general debt obligations during the three months ended September 30, 2014 compared to the similar period in the prior year.

Interest expense was $658,000 for the nine months ended September 30, 2014, compared to $723,000 for the same period in the prior year. The $65,000 decrease in interest expense reflected a decrease in our average outstanding general debt obligations during the nine months ended September 30, 2014 compared to the similar period in the prior year.

Results of Operations for the Year Ended December 31, 2013

For comparison purposes, all dollar amounts have been rounded to nearest million while all percentages are actual.

25

	Year ended December 31,
	2013	2012	Increase/(Decrease)

Total revenue	$60.7	$71.5	$(10.8)	-15.1%
Gross profit	$12.7	$15.0	$(2.3)	-15.4%
Total operating expenses	$17.5	$18.2	$(0.6)	-3.5%
Loss from operations	$(4.8)	$(3.1)	$1.7	54.1%
Loss before provision for income taxes	$(5.4)	$(4.0)	$1.4	35.7%
Net loss attributable to common shareholders	$(7.8)	$(4.8)	$3.0	61.9%

Total Revenue

Revenues for the years ended December 31, 2013 and 2012 is summarized below:

	Year ended December 31,		Increase
	2013	2012	(Decrease)

Hardware	$38.0	$48.5	-21.8%
Professional services	16.7	16.4	1.7%
Software	4.4	4.5	-1.8%
Other	1.6	2.1	-21.6%
	$60.7	$71.5	-15.1%

Revenues were $60.7 million for the year ended December 31, 2013, compared to $71.5 million for the same period ended December 31, 2012, a decrease of $10.8 million or 15.1%.  Revenues for Apex and Illume Mobile for the years ended 2013 and December 31, 2012 were $2.5 million, $1.0 million, and $1.1 million, $0.4 million, respectively.  Excluding the impact of Apex and Illume Mobile acquisitions in 2012, revenues decreased by $12.8 million, or 18.2% over the prior year with the largest decrease occurring in hardware sales where sales decreased by 21.8%.

The improved economic conditions in the U.S. which had begun in the first half of 2010, and continued improvement throughout 2011 and 2012 have had a positive effect on our sales.  The economic environment in 2012 stabilized whereupon we benefitted from renewed interest and more importantly, fundamental need to implement new cost saving technology.  As a result, the 20.4% increase in hardware revenues for the year ended December 31, 2012 compared to the same period in 2011 was due to the increase in system upgrades of mobile computing at the retail level for some of our largest customers.  With respect to the substantial decrease of hardware sales of 21.8% in 2013 as compared to 2012, major retail chains are coming off 2012 where the improved economic environment in some areas had driven refresh cycles by customers.  Additionally, some customers have delayed purchases that we would have expected to be made in 2013 as they are evaluating various options for competing operating platforms.  The increase in professional services for the year ended December 31, 2013 compared to the same period in 2012 of 1.7% relates to custom mobile application development, including deployment and staging services to support our customer’s technology upgrades.  Our software revenues for the year ended December 31, 2013 compared to the same period in 2012 was relatively stable.  The decrease in other revenues relates to a reallocation of corporate resources away from the lower volume for consumables and towards the professional services business.

26

Cost of Sales

Cost of sales for the years ended December 31, 2013 and 2012 is summarized below:

	Year ended December 31,		Increase
	2013	2012	(Decrease)

Hardware	$31.0	$40.2	-22.8%
Professional services	11.3	11.3	0.4%
Software	4.5	3.7	20.5%
Other	1.2	1.3	-11.2%
	$48.0	$56.5	-15.0%

The types of expenses included in the cost of sales line are hardware costs, third party licenses, costs associated with third party professional services, salaries and benefits for project managers and software engineers, freight, consumables and accessories.

Cost of sales were $48.0 million for the year ended December 31, 2013, compared to $56.5 million for the same period ended December 31, 2012, a decrease of $8.5 million or 15.0%.  The decrease in cost of sales for hardware of 22.8% for the year ended December 31, 2013 compared to the same period in 2012 was slightly higher than the hardware revenue decrease due the change in product mix of hardware items.  The cost of sales for professional services from the year ended December 31, 2013 was comparable to the year ended December 31, 2012 and increased by only 0.4%.  The increase in cost of sales for professional services of 0.4% was 1.3% lower than the revenue decline of 1.7% and was due to increased professional service personnel costs associated with the carry-over of revenue growth from the prior year.  The increase in cost of sales for software of 20.5% for the year ended December 31, 2013 compared to the same period in 2012 was related to amortization of intangible assets associated with the Apex and Illume Mobile acquisitions.  The decrease in other cost of sales of 11.2% for the year ended December 31, 2013 relates to the decrease in the other revenues.

Gross Profit

	Year ended December 31,		Increase
	2013	2012	(Decrease)

Hardware	$7.0	$8.3	$(1.3)	-15.7%
Professional services	5.4	5.1	0.3	5.9%
Software	(0.1)	0.8	(0.9)	-112.5%
Other	0.4	0.8	(0.4)	-50.2%
	$12.7	$15.0	$(2.3)	-15.3%

Our gross profit was $12.7 million for the year ended December 31, 2013, compared to $15.0 million for the same period ended December 31, 2012, a decrease of $2.3 million or 15.3%.  Our gross margin percentage of 21.0% in 2013 is comparable to the same period of 2012.  The decrease in gross profit of $2.3 million was driven by the decrease in overall revenue of $10.8 million.  In addition, the decrease in gross profit was partly due to the increase of $300,000 in amortization of intangible assets associated with Apex and Illume Mobile acquisitions as 2013 reflected a full year of amortization for such intangibles.  Additionally, we have continued to implement increased cost control for the products and services which we resell, our professional service costs were positively impacted by our better utilization associated with greater recognized revenue from these services in the current twelve months and therefore, we realized higher margins on those services. The gross profit for professional services increased by $0.3 million, or 5.9% over the prior comparable period.  The gross profit margin for software decreased by $0.9 million, to ($0.1) million for the year ended December 31, 2013.  The gross profit for hardware decreased by $1.3 million, or 15.7% over the prior year comparable period and was driven by a mix change.

27

Selling, General and Administrative Expenses

	Year ended December 31,
	2013	2012	Increase/(Decrease)

Selling, general and administrative expenses	$18.3	$18.2	$0.1	0.8%
Adjustment to earn-out obligations	$(0.8)	$-	(0.8)

Total operating expenses	$17.5	$18.2	(0.70)	-3.7%
As a percentage of sales	28.9%	25.4%

Selling, general and administrative expenses, excluding the adjustment to earn-out obligations, were $18.3 million for the year ended December 31, 2013, compared to $18.2 million for the same period in the prior year.  This represents an increase of $0.1 million, or 0.8%.  The change was due to the increase in sales salary related expenses of $1.5 million over the prior year comparable period, of which  part relates to the expansion of the sales force in the U.S. tasked with bringing the APEXWare™ product to the U.S. market.  Warehouse related expenses increased by $0.3 million over the prior year comparable period and was primarily associated with Apex and Illume Mobile acquisitions in 2013 reflected a full year of expenses.  Offset to the increased selling, general and administrative expenses noted above were expense reduction measures to include, but not limited to, consolidation of information technology environments, consolidation of our east coast depot facility in to our larger California facility, reduction of outsourced consulting expertise where unnecessary and replacing certain service providers with lower cost providers.  As a result of some of these measures, we recognized reductions in professional fees of $0.9 million and legal expenses of $0.4 million.  We also recognized reductions in other miscellaneous expenses of $0.4 million, of which approximately $0.2 million related to personnel reductions.  We consolidated administrative personnel and reduced staffing levels by 29% from April 2013 through February 2014, constituting annual future savings of $3 million.  The result of these activities has reduced the expense structure of the consolidated business significantly.  The Company is focused on improving processes and continuing cost reduction efforts.

The adjustment to earn-out obligations were $0.8 million for the year ended December 31, 2013.  The fair value of the Apex earn-out was calculated to be approximately CDN$1,076,000 (US$1,033,000 at the closing date).  At September 30, 2013, the calculated earn-out payment due under the Apex purchase agreement was CDN$341,000 ($US$331,000).  The adjustment of CDN$735,000 (US$713,000) was recorded as a separate component of operating expenses in the consolidated statement of operations and comprehensive loss as of December 31, 2013.  The fair value of the Illume Mobile earn-out payment was calculated to be approximately $107,000 at the closing date.  At September 30, 2013, the calculated earn-out payment due under the Illume purchase agreement was zero.  The adjustment of $107,000 was recorded as a separate component of operating expenses in the consolidated statement of operations and comprehensive loss as of December 31, 2013.

	Year ended December 31,
	2013	2012	Increase/(Decrease)
Depreciation and amortization
In cost of sales	$0.8	$0.5	$0.3	59.9%
In operating expenses	1.2	1.0	0.2	11.4%
Total depreciation and amortization	$2.0	$1.6	$0.4	27.3%
As a percentage of sales	3.3%	2.2%

Finance and administration expenses saw an increase in amortization of intangible assets as a result of the Apex and Illume acquisitions in 2012.  Amortization expense of intangible assets for the years ended December 2013 and 2012, totaled $1.9 million and $1.5 million, respectively.

Interest Expense

Interest expense, which is related to our line of credit, subordinated debt and our obligations with related parties, was $959,000 for the year ended December 31, 2013, compared to $998,000 for the same period ended December 31, 2012.  The $39,000, or 3.9% decrease in interest expense was the result of decreased general debt obligations outstanding in 2013 compared to the prior year.  In the second half of 2013, interest expense decreased by $173,000, or 26.6% over the comparable period in the prior year.

28

Other (Income) Expense

Other (income) expense for the years ended December 31, 2013 and 2012, totaled $(38,000) and $(116,000), respectively.  During 2013, we recognized a $296,000 favorable adjustment to the fair value of our warrant liabilities.

Liquidity and Capital Resources

Liquidity and Going Concern Matters

Our consolidated financial statements were prepared on a going concern basis in accordance with GAAP. The going concern basis of presentation assumes that we will continue in operation for the next twelve months and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern. Our history of losses, working capital deficit, capital deficit, minimal liquidity and other factors raises substantial doubt about our ability to continue as a going concern. In order for us to continue operations beyond the next twelve months and be able to discharge our liabilities and commitments in the normal course of business, we must establish profitable operations through increased sales, successfully implement cost cutting measures, avoid further unforeseen expenses, potentially raise additional equity or debt capital, and successfully refinance our current debt obligations when they come due in February of 2015. There can be no assurance that we will be able achieve sustainable profitable operations or obtain additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to us.

If the Company continues to incur operating losses and/or does not raise sufficient additional capital, material adverse events may occur including, but not limited to, 1) a reduction in the nature and scope of the Company’s operations, 2) the Company’s inability to fully implement its current business plan and/or 3) continued defaults under the various loan agreements.  A covenant default would give the bank the right to demand immediate payment of all outstanding amounts which the Company would not be able to repay out of normal operations.  There are no assurances that the Company will successfully implement its plans with respect to these liquidity matters.  The consolidated financial statements do not reflect any adjustment that may be required resulting from the adverse outcome relating to this uncertainty.

Cash and Capital Resources

Although we have historically experienced losses, a material part of those losses have been from non-cash transactions.  In connection with these losses, we have accumulated substantial net operating loss carry-forwards to set off against future taxable income. In order to maintain normal operations for the foreseeable future, generate taxable income and make use of our net operating loss carry-forwards, we must continue to have access to our lines of credit, establish sustained positive operating results and access additional equity or debt capital.  There can be no assurance that we will be able to achieve sustainable positive operating results or cost reductions or that we can obtain additional funds when needed to continue our normal operations.

Funds generated by operating activities and our credit facilities continue to be our most significant sources of liquidity.  We believe that our strategic shift to higher margin field mobility solutions with additional APEXWare software and professional service revenues will improve our results as general economic conditions continue to improve.

In the quarter ended September 30, 2014, we experienced a decrease in revenue of $3.4 million, or 19.5% compared to the quarter ended September 30, 2013, and a $1.3 million, or 2.8% increase in revenue for the nine months ended September 30, 2014 over the comparable nine months of 2013. In the quarter ended September 30, 2014, we experienced net loss of $563,000 compared to the net loss of $167,000 for the quarter ended September 30, 2013, and a $696,000 net loss for the nine months ended September 30, 2014 compared to a net loss of $3.4 million for the comparable period in 2013. At September 30, 2014 and December 31, 2013, we had a substantial working capital deficit totaling $9.9 million. Although a portion of this deficit is associated with deferred costs, unearned revenues and term debt that has been classified current due to expected future covenant violations (see further discussion at Note 8 – “Term Debt” of the Notes to the Unaudited Condensed Consolidated Financial Statements), our liabilities that we expect will be satisfied in the foreseeable future in cash substantially exceed the operating assets that are expected to be satisfied in cash. As a result of our historical operations, the availability under our credit line has contracted and our liquidity has been constrained.

29

To address liquidity constraints, we have reduced non-essential expenses.  Such expense reductions have included, but have not been limited to, the consolidation of information technology environments, the consolidation of our East Coast depot facility in to our larger California depot facility, the reduction of outsourced consulting expertise where unnecessary and the replacement of certain service providers with lower cost providers.  We have also consolidated administrative personnel and reduced total staffing levels by 29% from April 2013 through February 2014, constituting annual savings of approximately $3 million. These cost reduction measures have reduced the expense structure of our business significantly.  We are focused on continuing to improve processes and reduce costs.  Currently, we have no plans to seek additional outside funding through the sale of our securities unless deemed necessary.  Should additional outside financing be needed, there is no assurance that such amounts will be available on terms acceptable to us, or at all.  If we raise additional funds by selling additional shares of our capital stock, or securities convertible into shares of our capital stock, the ownership interests of our existing common stockholders will be diluted.

During 2012, 2013 and the first nine months of 2014, all principal and interest payments on our term debt were made within payment terms.

As a matter of course, we do not maintain significant cash balances on hand because we have availability under our lines of credit.  Typically, we use any excess cash to repay the then outstanding line of credit balance.  As long as we continue to generate revenues and meet our financial covenants, we are permitted to draw down on our SVB line of credit to fund our normal working capital needs. Our line of credit has a borrowing capacity of up to $10 million and is due February 2015.  As of September 30, 2014 and December 31, 2013, the outstanding balance on our SVB line of credit was approximately $3.8 and $3.9 million, respectively, and the interest rate for September 30, 2014 and December 31, 2013 was 6.5% and 7.0%, respectively.  As of September 30, 2014, there was $0.7 million available under the SVB line of credit. The line of credit has a certain financial covenant and other non-financial covenants.  The minimum Tangible Net Worth requirement of $8.7 million deficit is to be reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation).   As of September 30, 2014 and December 31, 2013, we were in compliance with the Tangible Net Worth financial covenant and had available a $0.6 million and $0.8 million cushion over the requirement, respectively. We believe that at the time of this filing we are in compliance with the terms and provisions of its SVB lending agreement. Should our results fail to improve further or once more deteriorate in a manner consistent with its recent historical financial performance, we will violate the Tangible Net Worth financial covenant without additional net capital outside funding in amounts that are approximately twice the amount of the losses incurred.

We have $0.6 million of term debt with the Royal Bank of Canada (the “RBC Term Loan”), $1.5 million of term debt with the BDC (the “BDC Term Loan”) and $0.5 million of term debt with SVB (the “SVB Term Loan”). For more information regarding these Term Loans, please see our Annual Report on Form 10-K filed with the SEC on March, 31, 2014. All three Term Loans have financial covenants. We were in compliance with the covenants of these Term Loans except for the RBC Term Loan, for which we were not in compliance at September 30, 2014 and December 31, 2013.  Although the Company believes it is not likely that RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance that RBC will not exercise their rights pursuant to the provisions of the debt obligation.  Accordingly, the Company has classified the term debt obligation as current at September 30, 2014 and December 31, 2013.

As part of the Apex Purchase Agreement, from the Apex Closing Date up until the expiry of the bonus period, under that agreement we are obligated to escrow 25% of any Equity Capital raised in excess of $500,000.  The funds in the escrow are to be used to pay the 2013 EBITDA Basic Earn-Out, the 2013 EBITDA Additional Earn-Out and the additional bonus consideration.  In December 2012, the Company raised $7,042,000 as part of its Series D preferred stock offering.  In August 2013, the Company raised $1,756,000 issuing common stock.  In November 2013, the Company raised $4,090,000 as part of its Series E preferred stock offering.  None of these funds have been placed into escrow pending agreement between the Company and the sellers of Apex regarding the financial institution that will escrow the funds, the amount of funds that are to be placed into escrow and the escrow agreement itself.

30

In the last five complete years of operations from 2009 through 2013, we have not experienced any significant effects of inflation on our product and service pricing, revenues or our income (loss) from continuing operations.

As referred to above under the heading “Non-GAAP Financial Measures,” we monitor our ‘cash’ working capital position after removing the accrual effect of current deferred assets and liabilities. We refer to this non-GAAP financial measure as our “Adjusted Working Capital”. We believe this non-GAAP financial measure provides us, and investors, with a better understanding of the operating results and financial condition of our company.

Adjusted Working Capital at September 30, 2014 and December 31, 2013 are computed as follows (in thousands):

	September 30,	December 31,
	2014	2013

Current assets	$13,150	$16,912
Current liabilities	23,107	26,787

Working capital – U.S. GAAP	(9,957)	(9,875)
Deferred costs	(3,667)	(3,809)
Deferred revenue	5,824	7,481

Adjusted working capital – Non-GAAP measure	$(7,800)	$(6,203)

2014 Financing

We have not engaged in any securities issuances or other material capital raising in the first nine months of 2014.

2013 Financing and Common Stock Private Placement

Silicon Valley Bank Financing

On February 27, 2013, we entered into an Amendment (the “Amendment”) to Loan and Security Agreement, which amended the terms of the Loan and Security Agreement dated as of December 15, 2006 (as amended, the “Loan Agreement”). Pursuant to the Amendment, SVB made a new term loan to us on February 27, 2013, of $1,000,000 (“Term Loan II”). Repayment of Term Loan II, together with accrued interest thereon, is due in 36 monthly installments commencing on the first day of the month following the month in which the funding date of Term Loan II occurred.

Pursuant to the Amendment, the Loan Agreement was amended to provide that the revolving credit line thereunder will accrue interest at an annual rate equal to 3.75 percentage points above the Prime Rate, which may be further reduced to 3.25 percentage points above the Prime Rate after we achieve two consecutive fiscal quarters (beginning with any fiscal quarter ending on or after March 31, 2013) of profitability. In addition, the maturity date of the revolving credit line under the Loan Agreement was extended to February 28, 2015, the principal amount outstanding under the Term Loan under the Loan Agreement will accrue interest at a fixed annual rate equal to 9.0%, the principal amount outstanding under the Term Loan II will accrue interest at a fixed annual rate equal to 7.5%, and we agreed to pay an anniversary fee of $100,000 on February 28, 2014.

The Amended SVB Loan Agreement includes various customary covenants, limitations and events of default. Financial covenants, among others, include liquidity and fixed charge coverage ratios, minimum tangible net worth requirements and limitations on indebtedness.  As of December 31, 2012, we were in compliance with all of its financial covenants with SVB. As of May 31, 2013 and June 30, 2013, we were not incompliance with the Tangible Net Worth covenant as defined in the Amended SVB Loan Agreement.  On August 16, 2013, we signed an agreement (“Forbearance Agreement”) where SVB agreed to temporarily forbear from exercising their rights and remedies under the facility until August 28, 2013 and agreed to waive the existing covenant violations if a gross capital raise of $1.5 million is completed by such date.  We completed the capital raise and were able to achieve compliance with the forbearance agreement prior to August 28, 2013.  Except for any capital raises through August 28, 2013, the minimum Tangible Net Worth requirement of a $(9.7) million deficit will be further reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation).  In November 2013, we entered into a definitive subscription agreement with accredited investors for the sale of Series E Preferred Stock, raising $4.1 million in gross proceeds (exclusive of $875,000 in costs).  In November 2013, the SVB Loan Agreement was amended whereby the minimum Tangible Net Worth requirement of a $(9.7) million deficit was reduced by 25% of funds raised in the sale of Series E Preferred stock to a $(8.7) million deficit.  As of December 31, 2013, we were in compliance with the Tangible Net Worth financial covenant and had available a $0.8 million cushion over the requirement.  We currently believe that at the time of this filing we are compliant with the terms and provisions of our SVB lending agreement and expect to continue to meet the requirements of our SVB financial covenants over the short and long term.  Should we continue to incur losses in a manner consistent with our recent historical financial performance, we will violate this covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

31

Common Stock Private Placement

 On August 15, 2013, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with multiple accredited investors relating to the issuance and sale of Common Stock in a private offering.  On August 15, 2013, the initial closing date of the Purchase Agreement (the “Initial Closing”), we sold (i) an aggregate of 2,594,000 shares of our Common Stock for $0.60 per share and (ii) Common Stock purchase warrants (the “Investor Warrants”) for the purchase of an aggregate of 1,297,000 shares for aggregate gross proceeds of $1,556,400.  The Common Stock Purchase Warrants have a five-year term, an exercise price of $1.00 and contain certain provisions for anti-dilution and price adjustments in the event of a future offering.

On August 21, 2013, the final closing date (the “Final Closing”) of the Purchase Agreement, we sold (i) an aggregate of 333,333 shares of our Common Stock for $0.60 per share and (ii) 166,667 Investor Warrants for aggregate gross proceeds of $200,000.

For a period commencing on the Initial Closing and terminating on a date which is 24 months from the Initial Closing, in the event we issue or grant any shares of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock pursuant to which shares of Common Stock may be acquired at a price less than $0.60 per share, then we shall promptly issue additional shares of Common Stock to the investors under the Purchase Agreement in an amount sufficient that the subscription price paid, when divided by the total number of shares issued (shares purchased under the Purchase Agreement plus the additional shares issued under this provision), will result in an actual price paid by the investor per share of Common Stock equal to such lower price.

If we at any time while the Investor Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock, at an effective price per share less than the exercise price of the Investor Warrants then in effect, the exercise price of the Investor Warrants will be reduced to equal to such lower price.

As a result of the sale of Series E Preferred Shares, the exercise price of the August 2013 Investor Warrants was reduced to $0.50 per share on November 12, 2013.

Pursuant to the August 2013 Purchase Agreement, we agreed to, within 30 days of August 21, 2013, file a registration statement (the “Common Stock Registration Statement”) with the Securities and Exchange Commission covering the re-sale of the common shares and the shares of common stock underlying the August 2013 Investor Warrants.  We also agreed to use our best efforts to have the Common Stock Registration Statement become effective as soon as possible after filing (and in any event within 120 days of the filing of such Common Stock Registration Statement.  If the Common Stock Registration Statement is not declared effective within the requisite period of time, a partial liquidated damage equal to 2% of the purchase price paid by each investor shall be payable on each monthly anniversary until it becomes effective.  In no event shall the partial liquidated damage exceed 10% of the purchase price paid by each investor. On October 4, 2013, the Common Stock Registration Statement was declared effective by the SEC.

We paid the placement agent $175,600 in commissions (equal to 10% of the gross proceeds), and issued to the placement agent five-year warrants (the “August 2013 Placement Agent Warrants”) to purchase 292,733 shares of our common stock (equal to 10% of the number of shares of common stock sold under the August 2013 Purchase Agreement).  The August 2013 Placement Agent Warrants have a five-year term, an initial exercise price of $0.60 and contain provisions for anti-dilution and price adjustments in the event of a future offering.

32

If we at any time while the August 2013 Placement Agent Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock, at an effective price per share less than the exercise price of the August 2013 Placement Agent Warrants, the exercise price of the August 2013 Placement Agent Warrants then in effect will be reduced to equal to such lower price.  As a result of the sale of Series E Preferred Shares described below, the conversion price of the August 2013 Placement Agent Warrants was reduced to $0.50 per share on November 12, 2013.

We recorded the August 2013 Investor Warrants and August 2013 Placement Agent Warrants as a liability (see further disclosure at Note 4 – “ Warrant Liability ” in the accompanying Notes to the Consolidated Financial Statements)).  Accordingly, the net proceeds raised ($1.7 million in gross offering proceeds, net of $0.2 million in cost) were allocated to the fair value of the warrant liability of $1.1 million and the remainder was recorded as equity ($0.4 million).

As a result of the August 2013 Private Placement closed on August 15, 2013 and August 21, 2013, the Conversion Price of the Series D Preferred Stock was reduced to $0.90.  As a result of the Series E Purchase Agreement closed on November 12, 2013 and November 22, 2013, the Conversion Price of the Series D Preferred Stock was reduced to $0.71.  As a result of the reduction in conversion price, the Company recorded a contingent beneficial conversion feature dividend of $1.3 million.

Preferred Series E Private Placement

On November 12, 2013, we entered into the Series E Purchase Agreement with the Series E Investors, pursuant to which the Company sold an aggregate of 383,500 shares of Series E Preferred Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $3,835,000.

We retained Taglich Brothers, Inc. as the placement agent for the Series E First Closing. We paid the Series E Placement Agent $306,800 in commissions (equal to 8% of the gross proceeds), and issued to the Series E Placement Agent Warrants to purchase 767,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E First Closing. In addition, we will pay Sigma Capital Advisors $115,050 (equal to 3% of the gross proceeds from the Series E First Closing) as a finder’s fee.

On November 22, 2013, we sold an additional 25,500 shares of Series E Preferred Stock to accredited investors for a purchase price of $10.00 per share, for aggregate gross proceeds of $255,000 pursuant to the Series E Purchase Agreement for an aggregate of 409,000 shares of Series E Preferred Stock sold. The Series E Placement Agent acted as the placement agent for the Series E Second Closing as well. We paid the Series E Placement Agent $20,400 in commissions (equal to 8% of the gross proceeds), and issued to the Series E Placement Agent and its designees Placement Agent Warrants to purchase 51,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Second Closing. In addition, the Company will pay Sigma Capital Advisors $7,650 (equal to 3% of the gross proceeds from the Series E Second Closing) as a finder’s fee.

Our proceeds from the Series E Closings, before deducting placement agent fees, finder’s fees and other expenses, were approximately $4.1 million. Approximately $0.6 million was used to pay fees and expenses of this offering, and $3.5 million are funds available for general corporate purposes.

33

Pursuant to the Series E Purchase Agreement, we agreed to, within 60 days of the final closing under the Purchase Agreement, (a) file a registration statement (the “Series E Registration Statement”) with the SEC covering the re-sale of the Series E Preferred Shares, the shares of common stock underlying the Series E Preferred Shares, the shares of Series E Preferred Stock issuable as dividends on the Series E Preferred Shares (“Series E PIK Shares”), the shares of common stock underlying the Series E PIK Shares, and the shares of common stock underlying the Series E Placement Agent Warrants, (b) file a registration statement under the Securities Exchange Act of 1934, as amended, with the SEC registering the class of Series E Preferred Stock, and (c) use our best efforts, including seeking and cooperating with one or more market makers, to cause the quotation of the Series E Preferred Stock on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group. We also agreed to use our best efforts to have the Series E Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Series E Registration Statement), and to keep such Series E Registration Statement effective for a minimum of three years. The initial registration statement was filed on January 10, 2014.  If the registration statement is not declared effective by January 21, 2014, a partial liquidated damage equal to 0.1% of the purchase price paid by each investor shall be payable on each monthly anniversary until the registration statement becomes effective.  In no event shall the partial liquidated damage exceed 0.6% of the purchase price paid by each investor.  On January 22, 2014, the registration statement was declared effective by the U.S. Securities and Exchange Commission.

In connection with the Series E First Closing, on November 12, 2013, we filed the Series E Certificate of Designation with the Secretary of State of Delaware. Pursuant to the Series E Certificate of Designation, we designated 2,000,000 shares of the Company’s preferred stock as Series E Preferred Stock. The Series E Preferred Stock has a Stated Value of $10.00 per share, does not have voting rights, and is convertible, at the option of the holder, into such number of shares of common stock equal to the number of shares of Series E Preferred Stock to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion. The initial conversion price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series E Preferred Stock entitles the holder to cumulative dividends (subject to the prior dividend rights of the Company’s Series D Preferred Stock), payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option (subject to certain conditions), pay dividends in shares of Series E Preferred Stock, in which event the applicable dividend rate will be 14% and the number of shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective conversion price or (y) the average volume weighted average price of our common stock for the five prior consecutive trading days.

Pursuant to the Series E Certificate of Designation, upon any liquidation, dissolution or winding-up of our Company, holders of Series E Preferred Stock will be entitled to receive (following payment in full of amounts owed to in respect of the Company’s Series D Preferred Stock), for each share of Series E Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

Pursuant to the Series E Certificate of Designation, commencing on the trading day on which the closing price of the common stock is greater than $1.35 for thirty consecutive trading days with a minimum average daily trading volume of at least 10,000 shares for such period, and at any time thereafter, we, in our sole discretion, may effect the conversion of all of the outstanding shares of Series E Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act.

In connection with the Series E First Closing, on November 12, 2013, we filed Amendment No. 2 to our Certificate of Designation of Series A Preferred Stock, and Amendment No. 2 to our Certificate of Designation of Series B Preferred Stock. Pursuant to the Series A Amendment and the Series B Amendment, the Series A Preferred Stock and the Series B Preferred Stock will be subordinate to the Series D and E Preferred Stock with respect to any distributions upon any liquidation, dissolution or winding-up of our Company, respectively.

In connection with the Series E First Closing, on November 12, 2013, we filed a Certificate of Elimination of Series C Preferred Stock, pursuant to which, the 5,000,000 shares of our preferred stock that had been designated as Series C Preferred Stock were returned to the status of blank check preferred stock.

34

2012 Financing and Preferred Series D Private Placement

Royal Bank of Canada and BDC Capital, Inc. Financing

On June 4, 2012, Apex entered into the RBC Credit Agreement with Royal Bank of Canada (“RBC”), pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000 (US$2,641,000 at the Closing Date), including a revolving demand facility with an authorized limit of CDN$200,000 (US$192,000 at the Closing Date).  The RBC Term Loan accrues interest at RBP plus 4% (7% at December 31, 2013). Principal and interest is payable over a three year period at a fixed principal amount of CDN$69,444 a month beginning in July 2012 and continuing through June 2015. Apex paid approximately $120,000 in financing costs, which has been recorded as deferred financing costs and is being amortized to interest expense over the term of the loan.

In addition, the RBC Term Loan calls for mandatory repayments based on 20% of Apex’s free cash flow as defined in the RBC Credit Agreement, before discretionary bonuses based on the annual year end audited financial statements of Apex, beginning with the fiscal year ended December 31, 2012, and payable within 30 days of the delivery of the annual audited financial statements, and continuing every six months through December 31, 2014. As of September 30, 2014, the Company estimates that the mandatory repayment based on 20% of Apex’s free cash flow will be $0.

The RBC Term Loan has certain financial covenants and other non-financial covenants. As of June 30, 2013 and December 31, 2012, Apex was not in compliance with the Fixed Charge Coverage ratio covenant as defined in the RBC Credit Agreement. At June 30, 2013, Apex was not in compliance with the Maximum Funded Debt to EBITDA ratio covenant as defined in the RBC Credit Agreement. In March 2013, May 2013 and August 2013, we received waivers for noncompliance of these covenants at December 31, 2012, March 31, 2013 and June 30, 2013. On August 16, 2013 the RBC Credit Agreement was amended and certain financial covenants were modified. Pursuant to the amended credit agreement and commencing with the fiscal year ending December 31, 2013, we are required to maintain a fixed coverage ratio, calculated on a consolidated basis of not less than 1.15:1 with a step-up to 1.25:1 as of March 31, 2014, tested on a rolling four quarter basis thereafter and a ratio of funded debt to EBITDA, calculated on an annual consolidated basis of not greater than 3.0:1, tested on a rolling four quarter basis thereafter. As part of the revised financial covenants, covenant testing was waived by RBC for September 30, 2013. We are not in compliance with the reset covenants at March 31, 2014 or December 31, 2013. Although we believe it is improbable RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance that RBC will not exercise their rights pursuant to the provisions of the debt obligation.  Accordingly, we have classified the term debt obligation as current at December 31, 2013.

On June 4, 2012, Apex also entered into the BDC Loan Agreement with BDC, a wholly-owned subsidiary of Business Development Bank of Canada, pursuant to which BDC made available to Apex a term credit facility (“BDC Credit Facility”) in the aggregate amount of CDN $1,700,000 (USD $1,632,340 at the Closing Date).  The BDC Term Loan initially accrued interest at the rate of 12% per annum, and matures on June 23, 2016, with an available one year extension for a fee of 2%, payable at the time of extension.  On April 29, 2013, the BDC Term Loan was amended to accrue interest at the rate of 12.5% per annum.  In addition to the interest payable, consecutive quarterly payments of CDN$20,000 as additional interest are due beginning on June 23, 2012, and subject to compliance with bank covenants, Apex will make a mandatory annual principal payment in the form of a cash flow sweep which will be equal to 50% of the Excess Available Funds (as defined by the BDC Loan Agreement) before discretionary bonuses based on the annual year end audited financial statements of Apex. The maximum annual cash flow sweep in any year will be CDN$425,000. As of December 31, 2013, we estimate the cash sweep will be $0.  Such payments will be applied to reduce the outstanding principal payment due on the maturity date.  In the event that Apex’s annual audited financial statements are not received within 120 days of its fiscal year end, the full CDN$425,000 becomes due and payable on the next payment date.  Apex paid approximately $70,000 in financing costs which $35,000 has been recorded as deferred financing costs and $35,000 recorded as a note discount in the accompanying consolidated balance sheet as of December 31, 2012, and is being amortized to interest expense over the term of the loan.  As of December 31, 2013, there was $22,000 in unamortized deferred financing costs and $22,000 in unamortized note discount.

The BDC Loan Agreement contains certain financial and non-financial covenants which may materially impact our liquidity, including minimum working capital requirements, tangible net worth requirements and limitations on additional indebtedness.  Under the BDC Loan Agreement, violation of this covenant is an Event of Default which grants BDC the right to demand immediate payment of outstanding balances.  In March 2013, May 2013 and August 2013, we received waivers for non-compliance of these covenants at December 31, 2012, March 31, 2013 and June 30, 2013.  On August 22, 2013, the BDC Term Loan was amended and certain financial covenants were modified.  Pursuant to the amended loan agreement, the Company is required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised yearly 120 days after each year end.  We were in compliance with all of our BDC financial covenants as of December 31, 2013. Currently, we expect to continue to meet the requirements of our BDC financial covenants over the short and long term.

35

In connection with the BDC Loan Agreement, BDC executed a subordination agreement in favor of Silicon Valley Bank, pursuant to which BDC agreed to subordinate any security interest in assets of the Company granted in connection with the BDC Loan Agreement to Silicon Valley Bank’s existing security interest in assets of the Company.  The subordination agreement contains cross-default provisions which may materially impact our liquidity.

In the event either or both of the RBC Loan Agreement or the BDC Loan Agreement were deemed to be in default, RBC or BDC, as applicable, could, among other things (subject to the rights of SVB as the Company’s senior lender), terminate the facilities, demand immediate repayment of any outstanding amounts, and foreclose on our assets. Any such action would require us to curtail or cease operations. The Company does not have alternative sources of financing.

Preferred Series D Private Placement

 On December 20, 2012, we entered into and closed a securities purchase agreement (the “Series D Purchase Agreement”) with accredited investors (the “Series D Investors”), pursuant to which we sold an aggregate of 633,600 shares of Series D Convertible Preferred Stock (the “Series D Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $6,336,000 (the “Series D First Closing”).

We retained Taglich Brothers, Inc. (the “Series D Placement Agent”) as the placement agent for the Series D First Closing. We paid the Series D Placement Agent $506,880 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants (the “Series D Placement Agent Warrants”) to purchase 633,600 shares of our common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Purchase Agreement) at an initial exercise price of $1.10 per share, in connection with the Series D First Closing. The Series D Investors included certain of our officers, directors and employees, who purchased an aggregate of 20,700 Series D Preferred Shares.  We used $4.7 million of the proceeds from the Series D Closing to redeem all of our outstanding shares of Series C Preferred Stock.

 On December 31, 2012, we sold an additional 70,600 shares of Series D Preferred Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $706,000 (the “Series D Second Closing”, and together with the Series D First Closing, the “Series D Closings”) pursuant to the Series D Purchase Agreement for an aggregate of 704,200 shares of Series D Preferred Stock sold.  The Series D Placement Agent acted as the placement agent for the Series D Second Closing as well. We paid the Series D Placement Agent $56,480 in commissions (equal to 8% of the gross proceeds), and issued to the Series D Placement Agent Series D Placement Agent Warrants to purchase 70,600 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Series D Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D Second Closing for an aggregate of 704,200 such Series D Placement Agent Warrants.  The Series D Investors included one of our officers who purchased an aggregate of 2,500 Series D Preferred Shares.

Our proceeds from the Series D Closings, before deducting placement agent fees and other expenses, were approximately $7.0 million. We used $4.7 million for redemption of all of our outstanding shares of Series C Preferred Stock. Approximately $1.0 million was used to pay fees and expenses of the offering, and $1.3 million are funds are available for general corporate purposes.  Pursuant to the Stock Purchase Agreement, we are required to place 25% of net offering proceeds, as defined, in an escrow account to satisfy our payment obligations of certain earn-out provisions. These funds have not been placed into escrow pending agreement between the Company and the sellers under the stock purchase agreement regarding the financial institution that will escrow the funds, the amount of funds that are to be placed in escrow and the escrow agreement itself.

36

In connection with the Series D First Closing, on December 20, 2012, we filed a Certificate of Designation of Series D Preferred Stock (the “Series D Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series D Certificate of Designation, we designated 4,000,000 shares of our preferred stock as Series D Preferred Stock. The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price is $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions.  As a result of the private placement closed on August 15, 2013 and August 21, 2013, the Conversion Price of the Series D Preferred Stock was reduced to $0.90.  The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

Upon any liquidation, dissolution or winding-up of our Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

In addition, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, we may, in our sole discretion, effect the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act).

The Series D Preferred Stock holders also were granted registration rights which required the Company to file a registration statement with the SEC within 60 days of the final closing date (December 31, 2012), and to have the registration statement declared effective within 90 days thereafter.  The initial registration statement was filed on February 12, 2013.  Failure of the registration statement to be declared effective by May 12, 2013, resulted in a partial liquidated damage equal to 0.1% of the purchase price paid by each investor to become payable on each monthly anniversary until the registration statement was declared effective.  On July 30, 2013, the registration statement was declared effective by the U.S. Securities and Exchange Commission.  On October 15, 2013, the Company paid liquidated damages of $18,000.

Cash Flows from Operating, Investing and Financing Activities

Information about our cash flows, by category, is presented in the accompanying unaudited Condensed Consolidated Statements of Cash Flows. The following table summarizes our cash flows for the nine months ended September 30, 2014 and 2013 (in millions):

	Nine Months Ended
	September 30,
	2014	2013	Increase/(Decrease)
Operating activities	$2.2	$(2.2)	$4.4	202.8%
Investing activities	(0.0)	(0.0)	0.0	27.1%
Financing activities	(1.3)	1.4	(2.7)	(198.6%)

Net cash provided by operating activities during the first nine months of 2014 increased by $4.4 million over the same period in the prior year. The increase in cash from operations was primarily driven by a decrease in net loss in the first nine months of 2014 of $2.7 million. Our net loss was $696,000 in the first nine months of 2014, a portion of which was the result of non-cash transactions during the year. Specifically, we had a $0.1 million non-cash expense related to employee and non-employee stock based compensation and a net $1.4 million of other non-cash transactions such as depreciation and amortization. Additionally, the changes in net working capital and other balance sheet changes contributed to a $0.9 million increase in cash provided by operating activities, most notably from a $4.1 million decrease in accounts receivable due to timing of receivable collections, a $3.8 million decrease in accounts payable and a $1.0 million decrease in inventory.

37

During the nine months ended September 30, 2013, net cash used in operating activities was $2.2 million. Our net loss was $3.5 million during the first nine months of 2013, most of which was the result of non-cash transactions during the quarter. Specifically, we had a $0.8 million non-cash expense including depreciation and amortization, employee and non-employee stock-based compensation.

Net cash used in investing activities was negligible during the nine months ended September 30, 2014 and the comparable nine months of 2013.

During the nine months ended September 30, 2014, net cash used in financing activities was $1.3 million, due to $0.1 million in paid financing costs, $0.8 million in repayments under our term loans, $0.5 million in payments for the Series D and Series E Preferred Stock dividends and $0.1 million for payment on contingent acquisition liability, offset by cash provided by an $0.2 million in net amounts borrowed under our lines of credit.

During the nine months ended September 30, 2013, net cash provided by financing activities was $1.4 million, primarily due to $1.0 million in proceeds from the bank term loan, net of $1.6 million in payments for term loans, a net $0.8 million in borrowings under our lines of credit, payment of $0.3 million for the Series D Preferred Stock dividend and $1.5 million in net proceeds from a common stock private placement.

Information about our cash flows, by category, is presented in the accompanying Consolidated Statement of Cash Flows. The following table summarizes our cash flows for the years ended December 31, 2013 and 2012 (in millions):

	Year ended December 31,
	2013	2012	Increase/(Decrease)

Operating activities	$(4.2)	$1.7	$(5.9)	-347.1%
Investing activities	(0.0)	(5.1)	(5.1)	-99.9%
Financing activities	3.8	4.1	(0.3)	-7.3%

Cash used in operating activities for 2013 increased by $5.9 million over the prior year.  The decrease in cash from operations was primarily driven by the increase in net loss for the year ended December 31, 2013 of $1.4 million.  Additionally, the changes in net working capital and other balance sheet changes contributed to a $4.6 million decrease in cash used in operating activities, most notably from $2.2 million decrease in accounts payable due to timing of payables.

For the year ended December 31, 2012, net cash provided by operating activities was $1.7 million.  Our net loss was $3.9 million in 2012, a portion of which was the result of non-cash transactions during the year.  Specifically, we had a $0.3 million non-cash expense related to employee and non-employee stock based compensation and $1.3 million of other non-cash transactions such as depreciation and amortization.  Additionally, our cash position was positively affected by the net change in our unearned revenue of $0.1 million associated with increased deferred revenues and associated costs.

Net cash used in investing activities was $45,000 for the year ended December 31, 2013 and was related to purchases of property and equipment.

Net cash used in investing activities was $5.1 million for the year ended December 31, 2012, and was primarily related to the combined cash payment for the acquisition of Apex Systems Integrators, Inc. and Illume Mobile in June and July 2012, respectively, of $5.0 million along with $0.1 million for purchases or property and equipment.

During the year ended December 31, 2013, net cash provided by financing activities was $3.8 million, primarily due to $3.5 million related to the issuance of Series E Preferred (net of expenses), $1.5 million related to the issuance of common stock (net of expenses), $1 million in proceeds from the bank term loan, offset by payments on the lines of credit and term debt of $1.6 million and payments of $0.4 million for the Series D Preferred Stock dividend.

38

During the year ended December 31, 2012, net cash provided by financing activities was $4.1 million, primarily due to $4.0 million due to the issuance of term loans, $6.0 million related to the issuance of Series D Preferred (net of expenses), and $1.5 million in cash received in our reverse recapitalization (net of expenses).  Cash used in financing activities was a result of $4.5 million in Series C Preferred Stock retirement, $0.6 million of net repayments on the line of credit, $1.4 million of senior long-term debt repayment, $0.6 million for the Series C Preferred Stock dividends and $0.3 million in financing costs.

Critical Accounting Policies

Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.  Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods.  In preparing the consolidated financial statements, management has utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality.  Actual results may differ from these estimates.  In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses.  We believe that the following critical accounting policies involve a high degree of judgment and estimation:

Accounts Receivable and Allowance for Doubtful Accounts

We have policies and procedures for reviewing and granting credit to all customer accounts, including:

  Credit reviews of all new customer accounts,
  Ongoing credit evaluations of current customers,
  Credit limits and payment terms based on available credit information,
  Adjustments to credit limits based upon payment history and the customer’s current credit worthiness, and
  An active collection effort by regional credit functions, reporting directly to the corporate financial officers.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These allowances are highly judgmental and require assumptions based on both recent trends of certain customers estimated to be a greater credit risk, as well as historical trends of the entire customer pool.  If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.  To mitigate this credit risk we perform periodic credit evaluations of our customers.

Inventory

Inventory is stated at the lower of cost or market.  Cost is determined under the first-in, first-out (FIFO) method.  We periodically review our inventory and make provisions as necessary for estimated obsolete and slow-moving goods.  We mark down inventory by an amount equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.  The creation of such provisions results in a write-down of inventory to net realizable value and a charge to cost of sales.

Goodwill and Long-Lived Assets

Goodwill represents the excess purchase price paid over the fair value of the net assets of acquired companies.  Goodwill is subject to impairment testing as necessary, (at least once annually at December 31) if changes in circumstances or the occurrence of certain events indicate potential impairment.  In assessing the recoverability of our goodwill, identified intangibles, and other long-lived assets, significant assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets must be made, as well as the related estimated useful lives.  The fair value of goodwill and long-lived assets is estimated using a discounted cash flow valuation model and observed earnings and revenue trading multiples of identified peer companies.  If these estimates or their related assumptions change in the future as a result of changes in strategy or market conditions, we may be required to record impairment charges for these assets in the period such determination was made.

39

Intangible Assets

We make judgments about the recoverability of purchased finite-lived intangible assets whenever events or changes in circumstances indicate that impairment may exist.  Recoverability of finite-lived intangible assets is measured by comparing the carrying amount of the asset to the future undiscounted cash flows that the asset is expected to generate.  If it is determined that an individual asset is impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

The assumptions and estimates used to determine future values and remaining useful lives of our intangible are complex and subjective.  They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as changes in our business strategy and our forecasts.

Fair Value

Financial assets and liabilities are measured at fair value, which is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The following is a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

  Level 1 — Quoted prices in active markets for identical assets or liabilities.

  Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

  Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

 The Company’s significant Level 3 inputs relate to derivative warrant liabilities and contingent consideration related to the Apex acquisition

Income Taxes

We account for income taxes in accordance with the Financial Accounting Standards Board (“FASB”) guidance, which requires deferred tax assets and liabilities, be recognized using enacted tax rates to measure the effect of temporary differences between book and tax bases on recorded assets and liabilities. FASB guidance also requires that deferred tax assets be reduced by a valuation allowance, if it is more likely than not some portion or all of the deferred tax assets will not be recognized.

We evaluate on an annual basis its ability to realize deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization are forecasts of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.

In accordance with FASB guidance on accounting for uncertainty in income taxes, we evaluate tax positions to determine whether the benefits of tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. For tax positions that are more likely than not of being sustained upon audit, we recognize the largest amount of the benefit that is greater than 50% likely of being realized upon ultimate settlement. For tax positions that are not more likely than not of being sustained upon audit, we do not recognize any portion of the benefit. If the more likely than not threshold is not met in the period for which a tax position is taken, we may subsequently recognize the benefit of that tax position if the tax matter is effectively settled, the statute of limitations expires, or if the more likely than not threshold is met in a subsequent period.

40

Translation of Foreign Currencies

The Company’s functional currency is the U.S. dollar. The financial statements of the Company’s foreign subsidiary is measured using the local currency, in this case the Canadian dollar (CDN$), as its functional currency and is translated to U.S. dollars for reporting purposes. Assets and liabilities of the subsidiary are translated at exchange rates as of the balance sheet dates. Revenues and expenses of the subsidiary are translated at the rates of exchange in effect during the year.

Revenue recognition

Revenues are generated through product sales, warranty and maintenance agreements, software customization, and professional services.  Product sales are recognized when the following criteria are met (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred and title has passed to the customer, which generally happens at the point of shipment provided that no significant obligations remain; (3) the price is fixed and determinable; and (4) collectability is reasonably assured.  The Company generates revenues from the sale of extended warranties on wireless and mobile hardware and systems.  Revenue related to extended warranty and service contracts is recorded as unearned revenue and is recognized over the life of the contract as the Company maintains financial risk throughout the term of these contracts and may be liable to refund a customer for amounts paid in certain circumstances.  Our policy is to classify shipping and handling costs billed to customers and the related expenses as cost of sales.

We also generate revenue from professional services and customer specified software customization on either a fee-for-service or fixed fee basis.  Revenue from software customization and professional services that is contracted as fee-for-service is recognized in the period in which the services are performed or delivered.  Adjustments to contract price and estimated labor costs are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. We record sales net of sales tax.

We enter into revenue arrangements that contain multiple deliverables.  Judgment is required to properly identify the accounting units of the multiple deliverable transactions and to determine the manner in which revenue should be allocated among the accounting units. Moreover, judgment is used in interpreting the commercial terms and determining when all criteria of revenue recognition have been met for each deliverable in order for revenue recognition to occur in the appropriate accounting period. In an arrangement with multiple deliverables, the delivered item or items shall be considered a separate unit of accounting if both of the following criteria are met: (i) the delivered item or items have value to the customer on a standalone basis; (ii) if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item or items is considered probable and substantially in the control of the vendor. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement shall be combined with the other applicable undelivered item(s) within the arrangement and the allocation of arrangement consideration and the recognition of revenue then shall be determined for those combined deliverables as a single unit of accounting. While changes in the allocation of the arrangement consideration between the units of accounting will not affect the amount of total revenue recognized for a particular sales arrangement, any material changes in these allocations could impact the timing of revenue recognition, which could affect our results of operations. When we enter into an arrangement that includes multiple elements, we allocate revenue based on their relative selling prices. We use the following hierarchy to determine the selling price to be used for allocating revenue to deliverables: (i) vendor specific objective evidence of fair value (“VSOE”), (ii) third party evidence of selling prices (“TPE”) and (iii) best estimate of selling price (“ESP) as a proxy for VSOE. When both VSOE and TPE are unavailable, we use ESP. We determine ESP by considering all relevant factors in establishing the price, which is demonstrated as a gross margin model used.

Revenue from software licenses may contain arrangements with multiple deliverables, including post-contract customer support, that are subject to software revenue recognition guidance. The revenue for these arrangements is allocated to the software and non-software deliverable based on the relative selling prices of all components in the arrangement using the criteria above. Post-contract support is recognized ratably over the support period. When a contract contains multiple elements wherein the only undelivered element is post-contract customer support and VSOE of the fair value of post-contract customer support does not exist, revenue from the entire arrangement is recognized ratably over the support period. Software royalty revenue is recognized in arrears on a quarterly basis, based upon reports received from licensees during the period, unless collectability is not reasonably assured, in which case revenue is recognized when payment is received from the licensee.

41

Stock-based compensation

We record the fair value of stock-based payments as an expense in our consolidated financial statements.  We determine the fair value of stock options using the Black-Scholes option-pricing model.  This valuation model requires us to make assumptions and judgments about the variables used in the calculation.  These variables and assumptions include the weighted-average period of time that the options granted are expected to be outstanding, the volatility of our common stock, the risk-free interest rate and the estimated rate of forfeitures of unvested stock options.  Additional information on the variables and assumptions used in our stock-based compensation are described in Note 11 of the accompanying notes to our unaudited condensed consolidated financial statements.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements as of September 30, 2014 or December 31, 2013.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09 Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standard Codification (“ASC”) 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. For public entities, the effective date will be for reporting periods beginning after December 15, 2016, including interim periods, using one of two retrospective application methods. The Company is currently evaluating the impact of the adoption of this accounting standard update on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (Subtopic 205-40), which defines management's responsibility to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and to provide related disclosures. Currently, this evaluation has only been an auditor requirement. Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of the consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that financial statements are issued. This amended guidance will be effective for us beginning January 1, 2016. The Company does not expect the adoption of this amended guidance to have a significant impact on its Consolidated Financial Statements.

42

BUSINESS

History

DecisionPoint Systems, Inc., formerly known as Comamtech, Inc. (the “Company”, “DecisionPoint”, “we”, “our” or “us”), was incorporated on August 16, 2010, in Canada under the laws of the Ontario Business Corporations Act (“OCBA”). On June 15, 2011, we entered into a Plan of Merger (the “Merger Agreement”) among the Company, its wholly owned subsidiary, 2259736 Ontario Inc., incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc. (“Old DecisionPoint”). Pursuant to the Merger Agreement, under Section 182 of the OCBA, on June 15, 2011 (the “Effective Date”) Old DecisionPoint merged (the “Merger”) into the Purchaser and became a wholly owned subsidiary of the Company. Prior to the Merger, Comamtech was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc., and the Purchaser changed its name to DecisionPoint Systems International, Inc. (“DecisionPoint Systems International”). On June 15, 2011, both companies were reincorporated in the State of Delaware.

DecisionPoint has two wholly owned subsidiaries, DecisionPoint Systems International and Apex Systems Integrators Inc. DecisionPoint Systems International has two wholly owned subsidiaries, DecisionPoint Systems Group Inc. (“DPS Group”) and CMAC, Inc. (“CMAC”). DecisionPoint Systems International acquired CMAC on December 31, 2010. CMAC was founded and incorporated in March 1996, and is a logistics consulting and systems integration provider focused on delivering operational and technical supply chain solutions, headquartered in Alpharetta, Georgia.

DPS Group has two wholly owned subsidiaries, DecisionPoint Systems CA, Inc. and DecisionPoint Systems CT, Inc. DecisionPoint Systems CA, Inc., formerly known as Creative Concepts Software, Inc. (“CCS”) was founded in 1995 and is a provider of Enterprise Mobility Solutions. Enterprise Mobility Solutions are those computer systems that give an enterprise the ability to connect to people, control assets, and transact business from any location by using mobile computers, tablet computers, and smartphones to securely connect the mobile worker to the back office software systems that run the enterprise. Technologies that support Enterprise Mobility Solutions include national wireless carrier networks, Wi-Fi, local area networks, mobile computers, smartphones and tablets, mobile software applications, middleware and device security and management software.  DecisionPoint Systems CT, Inc. formerly known as Sentinel Business Systems, Inc. (“SBS”) was founded in 1976 and has developed over time a family of powerful enterprise data collection software solutions, products and services. The combined company is a data collection systems integrator that sells and installs mobile devices, software, and related bar coding equipment, radio frequency identification (“RFID”) systems technology and provides custom solutions and other professional services.

Following the Merger, the business conducted by us is now the business conducted by Old DecisionPoint prior to the Merger.

Recent Developments

On July 2, 2014, the Company received a written “Wells Notice” from the staff of the Securities and Exchange Commission (the “SEC”) indicating that the staff has made a preliminary determination to recommend that the SEC bring an administrative proceeding against the Company. On the same day, Nicholas R. Toms, the Company’s then President and Chief Executive Officer and a then-serving member of the board of directors, also received a Wells Notice. The SEC staff has informed the Company that both Wells Notices relate to allegations that, from late 2009 to early 2011, Mr. Toms was the beneficial owner of shares of common stock of the Company that were held and traded by a Delaware corporation in which Mr. Toms was a 10% owner; that Mr. Toms exercised control over the corporation’s securities account; and that the corporation’s shareholding and trades should have been reflected at the relevant times in public disclosures of Mr. Toms’ other holdings of the Company’s common stock. A Wells Notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the recipient with an opportunity to respond to issues raised by the staff and offer its perspective to the staff prior to any decision to institute proceedings. In response to the Wells Notice, the Company’s Audit Committee conducted an internal review, assisted by new outside legal counsel, and on August 8, 2014, we submitted to the SEC a response to the Wells Notice setting forth why no action should be commenced against us. As of the date of this filing, there have been no further developments in respect of the Wells Notice to the Company. On August 15, 2014, Mr. Toms resigned from his positions as Chief Executive Officer, President and member of the Company’s board of directors.

43

On September 10, 2014, our board of directors caused the Company to file a proxy statement with the SEC in preparation for notifying its shareholders of, and conducting, an annual meeting of shareholders. Our proxy statement proposed the reelection of the incumbent members of our board of directors and the election of a new, additional director, James F. DeSocio. On September 16, 2014, shareholders Michael N. Taglich and Robert F. Taglich filed a preliminary proxy statement contesting our director slate and proposing an alternative slate of directors to be elected at the meeting. Effective as of the close of business on October 3, 2014, our incumbent directors and Messrs. Michael and Robert Taglich reached a settlement of their differences. Pursuant to the settlement, five of the incumbent directors, board Chairman Lawrence Yelin and board members Jay B. Sheehy, David M. Rifkin, Marc Ferland and Donald Dalicandro, have resigned from our board of directors; James F. DeSocio has been appointed to our board of directors; and Donald Dalicandro has been authorized to serve as a board observer until the end of the term during which he is eligible, under his employment agreement with the Company, to remain as a member of the board of directors. Thereafter, remaining incumbent director Robert Schroeder and new director Mr. DeSocio appointed the following four additional individuals as directors (all of whom were members of the alternative director slate proposed by Messrs. Michael and Robert Taglich): Michael N. Taglich, John Guttilla, Stanley P. Jaworski and Paul A. Seid. As a result of the foregoing, our board of directors currently consists of Mr. Schroeder, who is serving as Chairman, and Messrs. DeSocio, Michael Taglich, Guttilla, Jaworski and Seid, with Mr. Dalicandro as an observer.

On November 10, 2014, our new board of directors appointed current director James F. DeSocio, to serve as Interim Chief Executive Officer of the Company, pending the selection of a permanent CEO pursuant to an executive search currently being conducted.

Overview

DecisionPoint enables our clients to “move decisions closer to the customer” by “empowering the mobile worker”. We define the mobile worker as those individuals that are on the front line in direct contact with customers. These workers include field repair technicians, sales associates, couriers, public safety employees and millions of other workers that deliver goods and or services throughout the country.  Whether they are blue or white collar, mobile workers have many characteristics in common. Mobile workers need information, access to corporate resources, decision support tools and the ability to capture and report information back to the organization.

DecisionPoint empowers these mobile workers through the implementation of various mobile technologies including specialized mobile business applications, wireless networks, mobile computers (for example, rugged, tablets, and smartphones) and a comprehensive suite of consulting, integration, deployment and support services.

Mobile computing capabilities and usage continue to grow. With choice comes complexity so helping our customers navigate the myriad of options is what we do best.  The right choice may be an off-the-shelf application or a custom business application to fit a very specific business process. DecisionPoint has the specialized resources and support structure to address the needs of mobile applications in the retail, transportation, field workforce sales/service and the warehousing market segments. We continue to invest in building out our capabilities to support these markets and business needs. For example, in July 2012, we invested in the expansion of our custom software development capabilities through the acquisition of Illume Mobile in Tulsa, OK, which specializes in the custom development of specialized mobile business applications for Apple, Android and Windows Mobile devices. Additionally, through the acquisition of Illume Mobile we acquired a cloud-based, horizontal software application “ContentSentral” which manages and distributes multiple types of corporate content (for example, PDF, video, images, and spreadsheets) on mobile tablets used by field workers.  We also dramatically increased our software products expertise with the acquisition in June 2012 of APEX in Canada. The APEXWare™ software suite significantly expanded our field sales/service software offerings.  APEXWare™ is a purpose-built mobile application suite ideally suited to the automation of field sales/service and warehouse workers. Additionally, we continue to expand our deployment and MobileCare support offerings. In 2012 we moved our headquarters location to a larger facility in Irvine, CA in order to accommodate the expansion of our express depot and technical support organizations. We also continue to invest in our “MobileCare EMM” enterprise mobility management offering. In 2013 we consolidated our east coast depot facility into our larger CA location in order to provide our east coast customers with later service hours and to gain some economies from scale. We are also continuing to extend our MDM offering from our historically ruggedized mobile computer customer base to address the growth of consumer devices in the enterprise and support the Bring Your Own Device (BYOD) and Bring Your Own Application (BYOA) movement.

44

Recognizing that we cannot build every business application, we have developed an ‘ecosystem’ of partners which support our custom and off-the-shelf solutions. These partners include suppliers of mobile devices (Apple, Intermec, Motorola, among others), wireless carriers (AT&T, Sprint, T-Mobile, Verizon),  mobile peripheral manufactures (Zebra Technologies Corporation, Datamax – O’Neil), in addition to a host of specialized independent software vendors such as AirWatch, VeriFone GlobalBay, XRS and Wavelink.

We are focused on several commercial enterprise markets. These include retail, field sales/service, warehousing, distribution and transportation. With the continued growth of the mobile internet, we expect to see our current markets grow in addition to the emergence of new markets. We expect our customers to continue to embrace and deploy new technology to better enhance their own customers’ experiences and improve their own operations while lowering their operating costs. Our expertise and understanding of our customers’ operations and business operations in general, coupled with our expertise and understanding of mobile technology equipment and software offerings enables us to identify new trends and opportunities and provide these new solutions to our existing and potential customers.

At DecisionPoint, we deliver to our customers the ability to make better, faster and more accurate business decisions by implementing industry-specific, enterprise wireless and mobile computing systems for their front-line mobile workers, inside and outside of the traditional workplace. It is these systems that provide the information to improve the hundreds of individual business decisions made each day.  Historically, critical information has remained locked away in the organization’s enterprise computing systems, accessible only when employees were at their desk. Our solutions unlock this information and deliver it to employees when needed regardless of their location.  As a result, our customers are able to move their business decision points closer to their customers which we believe in turn improves customer service levels, reduces cost and accelerates business growth.

We have several offices throughout North America which allows us to serve our multi-location clients and their mobile workforces.   Additionally, we are always keenly aware of potential acquisition candidates that can provide complementary products and service offerings to our customer base.

Marketplace

Industry

The Enterprise Mobile Computing industry continues to grow on many fronts. The industry’s early growth was fueled through the standardization of several key technologies such as the Windows Mobile operating system, 802.11 a/b/g “Wi-Fi” wireless local area networks, and robust nationwide wireless carrier data networks such as Sprint, T-Mobile and Verizon. The more recent advances in “consumer” class smartphones and tablets have enabled new applications and expanded the market’s reach to field worker applications that previously could not justify the cost of traditional rugged mobile computers.

Since 2012, we continue to see an increase in the deployment of “consumer” smartphones and tablet computers in order to support a broadening set of mobile user needs. While a few of these deployments have been in response to reducing the deployment costs of traditional ruggedized mobile devices, the majority represent new deployments in markets which were previously under-serviced and thus represent new market opportunities.

The industry is comprised of companies that bring specific value to one or more elements of the overall customer solution.  These specialized companies can be grouped into the following categories:

  Hardware manufacturers such as Apple Computer, Samsung, Motorola Solutions, Intermec Corporation and Zebra Technologies each provide specialized mobile computers and peripherals.
  Wireless Carriers such as Sprint, T-Mobile and Verizon provide robust data and voice networks.
  Specialized application providers (ISVs) that focus on providing mobile applications to meet specific industry and business requirements. Our APEXWare™ are solution set is one such example.
  Systems integrators such as DecisionPoint that work directly with the end user to define the business requirement and then design and develop the final solution using our existing intellectual property or components from other providers.

45

Determining which enterprise mobile solution we deliver to our customers depends on several key factors including the customer’s industry, size and business objectives. Successful solution selection requires that providers possess industry domain expertise, business application expertise and mobile computing and wireless networking technical acumen.  DecisionPoint possesses this knowledge and skillset in our target markets.

In addition to offering hardware and specialized mobile applications, we also provide a complete line of consulting, deployment and integration services, including site surveys, equipment configuration and staging, system installation, depot services, software support, training programs and project management.

Current Market Environment

Over the last several years, we have been repositioning ourselves to move up the solution value chain by focusing on higher margin software and consulting services along with customer-driven mobile wireless solutions rather than providing simply hardware and customized software as a reseller. This is the key to increasing our profitability and is also a major point of differentiation. The acquisitions of CMAC, Apex and Illume Mobile are instrumental in this repositioning.  Small resellers and large catalog resellers simply do not want to, or cannot, provide the hands-on services and mobile application needs to make these systems successful. Our major ecosystem partners recognize this and have come to depend more on us to deliver the business value that their products enable.

The result is that our partners are referring more end-user demand to DecisionPoint than ever before because they require our deep domain knowledge in our chosen markets, our mobile application solutions, consulting services and our deployment and support capabilities. Today, a majority of Motorola, Intermec and Zebra Technologies’ product sales are through the sales channel in which we participate.

We benefit from other advantages by participating in this sales channel. The industry leaders have established program rewards, such as a favorable pricing structure and promotional incentives for their top-tier partners such as DecisionPoint. As a result, we invest in training for our personnel, which differentiate us from other potential competitors whose personnel may not have the same training or experience as ours. Within our enterprise markets, we believe there continues to be long-term opportunity for growth as the global workforce continues to become more mobile and the industries and markets that purchase our products and services continue to expand. The markets in which we compete include mobile computing products and services, enterprise wireless services, bar code scanning and mobile network management platforms. Organizations looking to increase productivity and derive benefits from empowering their mobile workforce are driving adoption of our solutions.

Our strategy in our target markets is to enable our customers to focus on their missions, not the technology. This is accomplished by providing mission-critical systems, seamless connectivity through highly reliable voice and data networks and a suite of advanced and/or custom applications that provide real-time information to mobile workers.

DecisionPoint Target Markets

The markets for enterprise wireless and mobile computing are very fragmented and extremely complex, but generally they can be characterized by the following attributes:

  Vertical market industries which require specific domain expertise.
  Industries which track goods or deliver a service in the field (or both).
  Industries which have a significant group of mobile workers, whether they operate primarily in one place or in the field.

In the commercial enterprise market, we seek to deliver products and services that are designed to empower the mobile workforce to increase productivity, expand sales, drive cost effectiveness and promote faster execution of critical business processes.

46

Vertical Markets

The attractiveness of any vertical market depends directly on the size and nature of the problems which that market faces that can be addressed by enterprise wireless and mobile computing.  Historically, retail, warehousing, and manufacturing were the largest industries.  Each typically had large amounts of goods in constant motion which needed to be tracked.  In addition, each had a workforce which primarily operated in one place (i.e. a retail store, a distribution center or a factory).

Although these markets are still attractive for us and comprise a sizeable portion of our business, we believe new markets are emerging which hold as great or even greater promise than our historical markets.

Transportation, logistics and field services such as repair and maintenance, delivery and inspections are now emerging as new markets. This is primarily due to the arrival of robust, national wireless carrier networks that can reach field-based mobile workers almost anywhere they are. The general term for this new group of markets is referred to as “Field Mobility”.  Although it cuts across multiple industries and business applications, it has one common characteristic: goods are tracked or services are being performed by  field-based workforces, not workers operating in a single location under one roof.

Our Field Mobility Practice

We established our Field Mobility practice in 2008 with the express purpose of replicating our historical success with a new set of customers together with a new ecosystem of partners including Sprint, T-Mobile and Verizon. These partners provide referrals of end users that are interested in field mobility solutions.  We, in turn, provide solutions which require cellular data networks. We have experienced year over year growth in this segment and believe this trend will continue due to the adoption of smartphones, tablet computers and the continued cost reductions and increased access of cellular data networks. The carriers not only bring potential new opportunities but also have attractive programs which allow us to earn additional revenue when we facilitate service of mobile computers and devices on their networks. We currently have active projects with Sprint, T-Mobile and Verizon clients.

Our acquisitions of APEX and Illume Mobile further demonstrate our belief in this market.  The APEXWare™ product suite is ideally suited for empowering field based sales and service workers whereas ContentSentral provides a unique content delivery capability that enables a new class of mobile information empowerment to field workers that need real-time access to corporate content.

Products and Services

Mobile Applications

We deploy mobile applications to address a wide variety of business processes, depending on the industry.  Below is a brief overview of some of those applications by industry:

  Retail Store: Stock locator, shelf price audit, markdowns, inventory control, physical inventory, merchandising, customer service and mobile point-of-sale (“MPOS”).

  Warehousing and Distribution: Order shipping, order picking and packing, stock move and replenishments, product receipt and put-away, labeling, physical inventory and cycle counts.

  Transportation and Logistics: Proof-of-delivery, commercial turn-by-turn directions, route optimization, cross-docking, returns and Department of Transportation driver hours of service and route logging.

  Field Mobility: Field service and repair, merchandising, field sales, work order management, asset management, inspection, preventative maintenance, surveys, rounds and readings.

Software

Unlike the market for standardized business software such as email or accounting, the market for enterprise mobile software is more specialized. One size does not fit all. Enterprise mobile software systems must support industry-specific and customer-specific business processes. For this reason, we utilize several avenues to provide mobile software solutions to meet our customers’ unique requirements.

47

DecisionPoint owned and delivered solutions:

  APEXWare™ Field Service (FS) enables customers to capture lost revenue, provide proof of service delivery, reduce inventory shrinkage, and reduce back office administration. A field deployment of wireless handheld devices with integrated bar code scanners enables the business to run completely paperless. APEXWare™ FS is also offered as a hosted subscription service, thus eliminating the need for costly IT infrastructure (on-site server, IT resources).

  APEXWare™ Merchandising, Sales and Delivery (MSD) is a powerful solution that maintains and optimizes customers’ efficiency in the field by automating processes that would otherwise be time consuming and error-prone. APEXWare™ MSD provides significant value by streamlining merchandising, sales and delivery business functions. Mobile devices with integrated bar code scanners enable workers to perform multiple job functions to help achieve new sales growth and reduce costs. The solution is ideally suited for business regardless of size or industry.

  APEXWare™ Warehouse Management System (WMS) transforms current warehouse operations to a paperless, real-time operation. With the use of wireless devices APEXWare™ WMS reduces errors, improves worker efficiencies and ensures greater transaction accuracy. Mobile devices such as handheld mobile computers and vehicle mounted computers with integrated bar code scanners ensure accurate and efficient pick and put-away functions. APEXWare™ WMS is a powerful warehouse management system that maintains accurate inventory throughout the warehouse to optimize efficiency.

  ContentSentral is a content delivery service that enables mobile workers in virtually any industry to access corporate information which enables better customer interaction and a more satisfying customer experience. It also provides the added benefit of allowing companies to closely manage versions of key documents used in the field. ContentSentral easily connects to corporate data sources and delivers multiple content formats including:

    Video
    PDF
    PowerPoint™
    Images
    Word Documents™
    Spread sheets

DecisionPoint custom development: When one of our off-the-shelve solutions or an ISV solution is not available, custom software can be created in-house using standardized programming platforms like Microsoft.NET® framework, Java™, Android and Apple iOS. These are used when there is simply no other “off-the-shelf” way to meet the customer’s requirements or when a client believes their business requirements are so unique that only a custom solution will work. An increasingly popular requirement for many corporate clients, which we are able to fulfill, is a custom application that is written once, but supports multiple mobile operating systems.

Resold specialized ISV applications:  The software produced by specialized ISVs is designed to fit a particular vertical market and application. Even still, it must be tailored to meet the needs of each customer and often requires integration to the customer’s enterprise system(s). Depending on the requirements, this tailoring is provided by DecisionPoint or by the ISV themselves under contract to DecisionPoint. We have built a network of market and application focused ISVs specializing in Field Mobility applications for this purpose. In short, an ISV application, ruggedized mobile hardware, a wireless network, deployment services, and ongoing system support can be delivered by DecisionPoint more effectively and with less risk than with any other combination of providers.

48

Professional Services

Our professional services offerings fall into one of three categories: business consulting, technical consulting and technical development. Business consulting is where we engage with our customer to help them understand the potential return on investment (ROI), of implementing mobile computing, or supply chain services as examples, for a particular business process. Technical consulting services help determine the technology to be used and how it is to be implemented to meet that ROI. We utilize our evaluation techniques, tools, and experience to recommend the optimal technology solution that provides organizational, operational and system improvements to our customers. We take advantage of our database and assessment methodology to quickly identify viable solutions for client operations. Once the solution is identified and selected, we apply our fast track “3D” (Define, Design, Deliver) implementation methodology to ensure project success. Technical development includes actual software programming and configuration of the mobile computing, WMS and TMS application solutions as well as interface software needed to connect to our customer’s existing back-office systems.

Our full suite of professional services allow for many “areas of engagement” with our customer base. We can initiate and engage on an opportunity in several areas of the project lifecycle. The professional services listed below allow us to provide value to organizations regardless of where the customer is in their project evaluation/implementation or rollout:

● Engineering & Material Handling	● Back office integration development
● Facility Automation	● Site Surveys & Installation
● Supply Chain Strategy	● Change Management
● Six Sigma & Lean Six Sigma	● Resource Augmentation
● WMS/3PL Selection & Support	● Temp-to-Perm
● Call Center Outsourcing	● Contract-to-Hire or Direct Hire
● Project Management	● Work Flow Management
● WMS/ERP Implementation	● Transportation Management

Supply Chain Services

Supply Chain services include Pre-Contract, Pre Go-Live and Post Go-Live solutions. Our project team will engage and manage the project from end-to-end, allowing the customer resources to stay focused on their tasks. Many of the services that we provide are listed below:

Pre-Contract	Pre Go-Live	Post Go-Live
Project Management	CRP Execution	Post implementation audit
Solution Design	Training Documents	System re-configuration
Application Study	Job Aid Development	Custom report design and development
CRP Script Development	Training Execution	EDI Interface design and development
CRP Configuration & Setup	Software Configuration	Issues documentation and management
Current State Design	Technical Support	Training and certification
Future State Design	System Interface Development/Programming	Satisfaction surveys/ process improvement
Mobility Readiness Evaluation	Implementation Support	Enhancement management/ implementation
ROI Targets/Worksheet	Modification Specification & Design	Multi-site rollout
Proof of Concept Design	Testing	Service Level Agreement
Host application requirements	Vendor Management	ROI Analysis
Device application requirements	Custom Reports	Ongoing Support

49

Deployment and Support Services

These services involve installing a solution into the customer’s environment (“implementation”) and then replicating that implementation to all their operating locations (“rollout”). The rollout is critical because unless the mobile computing solution is rolled out across all operating locations, the desired ROI will be limited.

We offer a wide range of services in this category. They include assembling kits of everything needed for the system on a per location basis (“kitting”) to providing logistical services for rollout (“staging”), to advanced exchange services for broken units in the field, to help desk support and to a self-service portal where a customer can check the status of a service case or equipment repair ticket.

For Field Mobility projects, carrier activation is a key service. Activation is where we actually activate mobile computers and/or devices to run on the carrier networks. Not only is this a key service to complete projects, but it is also a source of revenue for us when the carriers pay us to activate mobile computers and/or devices to operate on the carrier networks.

In addition, we offer staff augmentation services to customers that allow for shorter term projects or implementations, workflow management teams for cyclical business customers, as well as contract-to-hire resources that engage on supply chain projects and can convert to a permanent position at the customer location, which helps significantly with the knowledge transfer as well as capital knowledge base. Contract-to-hire solutions have proven beneficial for customers to overcome workforce issues during hiring freezes by allowing them to deploy solutions and then convert resources to full-time status upon expiration of the hiring freeze.

Finally, we are continuing our investments in managed service offerings and software as a service, or SaaS categories. Increasingly, customers want to outsource various aspects of operating and maintaining their enterprise mobile systems. Our MobileCare™ EMM (enterprise mobility management) service offering allows us to remotely manage customers’ mobile computers and applications on a SaaS subscription basis.

Hardware

Our hardware reseller sales strategy is designed to avoid competing for hardware sales based solely on price. Throughout the sales cycle, we are diligent to point out to a customer that hardware is only one component of the complete solution they are looking for.  By bundling the software and services with the hardware, we position ourselves as the value-added solution provider. This positioning differentiates us from the low-price, ‘discount’ hardware resellers who do not have this capability.

We offer the following types of enterprise wireless and mobile computing hardware on a cost competitive basis:

  Handheld and vehicle mounted, ruggedized mobile computers
  802.11 a/b/g/ wireless LAN (“Wi-Fi”) infrastructure
  GPS receivers
  Two-way radios
  Handheld barcode scanners
  Barcode label and RFID printers and encoders
  Laptops and tablet computers for rugged environments
  Consumer smartphone and tablet computers

Consumables

We have extensive expertise in bar code consumables solutions. We offer a full line of high quality labels, RFID tags, and printer ribbons to meet the demands of every printing system. We select the right components from a wide range of products on the market from both independent and original equipment manufacturers of printers. Matching media to the unique application is what makes the system work. In addition, consumables are essentially a recurring revenue stream once a customer has their system up and running.

50

Sales and Marketing

Customer Base

Our historical success has largely followed the broad adoption of enterprise wireless and mobile computing technology industry by industry. As mentioned above, this adoption pattern started with retail stores and moved backward through the retail supply chain into distribution and then manufacturing. It also spread horizontally from the retail supply chain into the supply chain of industrial goods as well. Our products and services are sold nationwide to a diverse set of customers such as retail, utility, transportation and logistics, manufacturing, wholesale and distribution and other commercial customers.

Our customers include:

  Retailers in various categories and sizes.
  Manufacturing companies.
  Transportation, warehousing and distribution, including logistics companies.

Now that Field Mobility marketplace is starting to grow significantly, we are working with cellular data service providers such as Verizon Wireless to reach new users of mobile solutions. A common element of many customers is that they are new to mobile computing and thus have limited staff or expertise to deploy and support such programs. As such, DecisionPoint is an ideal partner for these customers in that our portfolio of development, deployment and support services ensure the success of their mobile and wireless projects.

We aim to deliver the ‘entire solution’ to our customers, from solution design through support. Our objective is to target markets that will permit the delivery of as many of these products and services as possible, so as to maximize the profit opportunity while minimizing the costs of sale and delivery.

Thus, we seek to classify the type of customer that we target in order to quickly and cost-effectively put the correct amount of resources on each opportunity. The three main customer classifications are:

  Full Solution Customer – This is a customer that wants us to provide not only the entire solution from initial consultation, design, development and deployment, but also the ongoing support of the system. Such an end-user views the entire system as critical to its business and wants to outsource it to industry professionals. This is the ideal customer for us, one that understands and values the cost effectiveness of the entire solution and ongoing support of the system.

  Customer as their own integrator – The customer sources all the parts and pieces of the system, programs it, installs it, commissions it and supports it. In effect, the customer is their own integrator, and wants to buy products and services only in a transactional relationship. DecisionPoint limits its resources to provide these customers with competitive product and service pricing.

  Hybrid Customer – Such customers have some systems integration capability themselves but have also recognized that “they know what they don’t know” and are willing to contract for certain services as part of an enhanced transactional relationship. A Hybrid Customer is attractive on a case-by-case basis depending on the circumstances of the situation.

In each of the three scenarios above, we strive to position our software and professional services as a core value-added component to the customer. Our ability to reliably test, configure, kit, stage, and deploy large rollouts of mobile computers for specialized applications is a key service offering that enables our customers to maximize the benefits of mobile computing while minimizing the risks associated with implementation.

Sales and Sales Support

We support our business model using field-based teams of seasoned account executives with both pre- and post- sale systems architects who are experienced in all areas of enterprise mobile computing. Their focus is to develop customers’ enterprise mobile computing requirements in order to develop solutions for them and ultimately close business for our product and service set that fulfills those requirements.

51

We fulfill the need for application software both in-house and through ISVs depending on specific customer need. ISVs embrace this model because they are generally looking for sales, marketing and integration partners like us to expand their own reach.

We currently employ 65 people in our marketing, sales and professional services operation. They include 1 marketing professional and 21 sales people, all of whom are qualified in system technology design, installation and integration. They receive substantial technical support and assistance from 18 systems engineers and technicians and 22 software engineers. Supporting the sales and marketing effort are 4 sales administrators, who are responsible for the detailed order entry and for the inputting of the related data into our accounting system.

Geographically, the sales team is spread throughout North America and can handle projects on a national and international basis from its East and West coast facilities.

Sales System Support: SalesForce.com

We make extensive use of the salesforce.com customer relationship management (“CRM”) system to support our sales and marketing operations. All business processes from demand creation through closing orders are tracked using salesforce.com. This includes the following business processes: marketing campaign management, lead generation, sales opportunity and pipeline management, sales forecasting, sales territory and account management, and strategic account planning.

In addition, all professional services projects and time are tracked using salesforce.com.  These tools allow us to get a better understanding of project profitability which helps us manage our key project resources.

Marketing Activities

We address our target markets through a combination of our own marketing activities, relationship selling and vendor-supplied leads. The common aim is to establish our credibility in the space, and then definitively demonstrate to the potential customer that we can tailor solutions to that customer’s needs.

Our seasoned sales team also provides many sales opportunities through past relationships and detailed domain knowledge of the operations of the top companies in the target market space. Given that enterprise wireless and mobile computing systems are a complex sale, it is very beneficial to have knowledge of how individual companies actually operate, how they address IT systems issues, and how they buy and manage complex technology. Our sales teams use such information to their advantage against some of the commodity-type resellers in the space.

Vendor-supplied leads play a part in our success as well, in that vendors see it to their advantage to funnel sales opportunities to us thereby minimizing their selling costs. They are also willing to spend a sizeable portion of their discretionary marketing development budget for demand generation activities.

Our investment in our Field Mobility practice is generating sales and the establishment of a new sales channel. We have established key wireless carrier relationships with Sprint, T-Mobile and Verizon and are now seeing benefits from those relationships. These partners provide referrals of end users interested in field mobility solutions. We, in turn, provide solutions which require cellular data networks.

Realizing that statistics show that the vast majority of B2B activity today starts with an Internet search, we have invested in some forward-thinking tools and technologies to help meet our future customers there. We continue to invest in our website, www.decisionpt.com , and we also have a complete online, closed-loop demand generation tool to track and manage leads to productively increase the sales pipeline. This includes email marketing with closed-loop feedback as well as email campaigns that track recipient behavior after their receipt in real time. This allows us to convert them into active prospects at the exact time they are investigating solutions for their particular problem.

Competition

The business in which we operate is highly competitive. Continued evolution in the industry, as well as technological advancements, is opening up the market to increased competition. Other key competitive factors include: industry consolidation; price; availability of financing; product and system performance; product quality, availability and warranty; the quality and availability of service; company reputation; and time-to-market. We believe we are uniquely positioned in the industry due to our strong customer and vendor relationships, our consultative and technological leadership and capabilities and our comprehensive range of product and service offerings.

52

We compete with other value added resellers (“VAR”s) and System Integrators/engineering organizations (“SI”) in system design, integration and maintenance arenas. However, as a Tier-1 reseller for major equipment vendors including Motorola Solutions and Zebra, we encounter fewer than ten competitive Tier-1 VARs and Sis representing these manufacturers in the marketplace.

We typically win business from such competitors based on our turnkey software engineering skills and one-stop-shop technical capabilities.  Recognizing us as a significant VAR within its universe of Tier-1 partners, Motorola Solutions has granted us variable pricing applicable to specific major customers.  These price discounts give us an edge in the marketplace through greater margin flexibility. As a result, we do not typically lose contracts due to price sensitivity.

Large system integrators are seeking to move further into the segment in which we compete. Competitors in this segment may also serve as subcontractors to large system integrators and are selected based on a number of competitive factors and customer requirements. Where favorable to us, we may partner with other system integrators to make available our portfolio of advanced mission-critical services, applications and devices. Our MobileCare EMM offering is one such offering that we subcontract to leading IT outsourcing companies like HP.

We have identified the following ten companies as primary competitors in the VAR and SI spaces:

  Agilysys, Inc. (Nasdaq: AGYS) – Agilysys is a publicly traded NASDAQ company and is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality industry. The company specializes in market-leading point-of-sale, property management, inventory & procurement & wireless solutions that are designed to streamline operations, improve efficiency and enhance the guest experience. Agilysis serves casinos, resorts, hotels, foodservice venues, stadiums and cruise lines. Agilysys operates extensively throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, EMEA headquarters in Chesire, UK, and APAC offices in Singapore, Hong Kong and Malaysia. Agilysys has one operating segment: Hospitality Solutions Group (“HSG”). In June 2013, Agilysis sold the Retail Solutions Group (“RSG”) to Clearlake Capital Group, the new company was named Kyrus Solutions, Inc. (“Kyrus”). In January 2014, Kyrus merged with Told Service Group to form Tolt Solutions, Inc. to offer innovative retail IT solutions, including retail point-of-sale, self-service and wireless mobility development and solutions along with deployment and maintenance services, network management solutions and other managed services.

  International Business Machines Corp. (NYSE: IBM) – Although significantly larger than us, IBM Mobility and Wireless Services seek to deliver the same type of value proposition to the market. IBM is a very large organization; enterprise wireless and mobile computing are just one of a large set of competencies and services they provide to the marketplace. To address growing needs of the mobile enterprise, IBM is expanding its software and services capabilities through acquisitions and organic innovation to provide customers with all the resources to develop a mobile computing strategy. In February 2012, IBM acquired Worklight, a privately held Israeli-based provider of mobile software for smartphones and tablets, an acquisitions that accelerates IBM’s mobile portfolio helping corporations leverage the proliferation of mobile devices for B2C, B2E and B2B. In 2013, IBM launched “IBM MobileFirst”, a unified approach to help customers efficiently build and deploy mobile applications and maintain visibility and control over their mobile infrastructure. Also in 2013, IBM invested in core mobile enterprise capabilities with strategic acquisitions such as Fiberlink, Trusteer, Xtify and The Now Factory. In July 2014, IBM and Apple® announced a strategic partnership to deliver a new class of enterprise ready MobileFirst business application for iOS combining mobility and analytics. In the fourth quarter of 2014, the first dozen applications are expected to be launched.

53

  Accenture plc (NYSE: ACN) – Accenture is a global management consulting, technology consulting and technology outsourcing company. Their global headquarters are in Dublin, Ireland. It is the largest consulting firm in the world, as well as being a global player within the technology consulting industry.

  Sedlak Management Consultants – Sedlak is a supply chain consulting firm specializing in distribution consulting. They are a privately-held Cleveland, Ohio-based company, and have been in business for over 50 years.

  Peak-Catalyst – Maryland based Peak-Catalyst is an integrator of Automated Identification and Data Collection (“AIDC”) equipment including wireless RF, network and ERP integration solutions, enterprise printing, bar code scanning, mobile computing, and terminal and software technologies. Peak-Catalyst was originally built up by former DecisionPoint CEO Nicholas Toms and former DecisionPoint CFO Donald Rowley, and was then sold to Moore Corporation (now RR Donnelley) in 1997. RR Donnelley, as part of its strategy to focus on commercial printing, sold Peak to Platinum Equity in December 2005. Keystone Capital, Inc. acquired Peak in October 2011, from Platinum Equity. During December 2011, Peak Technologies acquired Washington based Ryzex, a mobile technology solutions company and subsequently changed their name to Peak-Ryzex in 2012. During August 2012, Peak-Ryzex acquired Catalyst from CDC Global Services and subsequently changed their name to Peak-Catalyst. Catalyst is a highly specialized SAP services partner and a leader in the design and implementation of SAP Supply Chain Management (SAP SCM) solutions.

  Stratix, Inc. – Georgia based Stratix is a substantial competitor of DecisionPoint, especially in the South Eastern part of the U.S. Their customer base includes large nationally based Tier-1 retailers, distributors, major commercial airlines and general manufacturers. In December 2011, Stratix announced that Grey Mountain Partners had acquired a majority interest in the company. In 2012, Stratix, Inc. announced a strategic partnership with PiiComm, Inc., a provider of wireless and mobile workforce solutions for enterprise and government in Canada specializing in transportation & logistics, field services, warehouse and healthcare. In 2013, Stratic, Inc. sold their software division to ServicePower Technologies Plc (AIM:SVR), the sale includes Stratix’ Field Service mobile application development team, intellectual property and existing Field Service Software contacts.

  Denali Advanced Integration – Washington based Denali Advanced Integration is a full system integration company with services ranging from IT Consulting, Managed Services and Enterprise Mobility Solutions. Denali is a substantial competitor of DecisionPoint in the North Western part of the U.S. Denali Advanced Integration partners with major mobility vendors Motorola, Intermec and Zebra.

  Group Mobile –Arizona based Group Mobile is exclusively focused on providing a total solution to customers within the area of rugged, mobile, and field-use computing products.

  Pariveda Solutions –Headquartered in Dallas Texas, Pariveda Solutions is an IT consulting company delivering both strategic consulting services and technical solutions to customers.

  Barcoding, Inc. – Maryland based Barcoding helps organizations streamline their operations with automatic identification and data collection systems (AIDC). Clients include manufacturing, distribution, healthcare and warehousing enterprises, as well as state, local and federal agencies.

  Other Competitors in the U.S. – Certain ‘catalog and online’ AIDC equipment resellers offer end-users deeply discounted, commodity oriented products; however, they typically offer limited or no maintenance support beyond the manufacturer’s warranty (which generally results in slower repair turnaround time). More importantly, as end users have become increasingly dependent on VARs and Sis to provide platform design, integration and maintenance, end users typically do not place major purchase orders with such resellers.

Employees

As of September 30, 2014, we have a total of 79 full time employees and 2 part time employees.  We have not experienced any work disruptions or stoppages and we consider relations with our employees to be good.

54

DESCRIPTION OF PROPERTIES

We lease our office and warehouse facilities and certain equipment under various operating leases which expire at various dates through fiscal 2020 and require us to pay a portion of the related operating expenses such as maintenance, property taxes, and insurance. Certain facilities contain renewal options for varying periods. In most cases, management expects that in the normal course of business, leases will be renewed or replaced by other leases. Certain facilities leases have free or escalating rent payment provisions. Rent expense under such leases is recognized on a straight-line basis over the lease term.

The corporate headquarters and sales operations, including sales administration, software development, depot operation and the financial management were located in Foothill Ranch, California where the Company leased 7,500 square feet of office space which expired in July 2012. In May 2012, we entered into a new office lease agreement for 10,325 square feet beginning in July 2012; the lease expires in July 2017. The property is located in Irvine, California. The current monthly rental expense is approximately $13,000.

In addition, the Company leased 4,100 square feet in Shelton, Connecticut for its East coast sales and operations which expires in April 2015. In September 2012, the Company notified the landlord of its early termination of the lease as of April 2013. The Company also leased 6,800 square feet in Edison, New Jersey under a lease which expires in December 2014. In December 2013, the Company notified the landlord of its early termination of the lease as of March 2014. The Company has a sales and administrative office located in Alpharetta, Georgia where it leases 5,100 square feet for general office purposes under a lease which expires in July 2018. In addition, the Company has a lease for 4,800 square feet in Alpharetta, Georgia for its technology lab center which expired in April 2012. During April, the lease was extended for an additional 3 years until April 2015, under the same terms and conditions. The current monthly rental expense for the sales and administrative office and the technology lab is approximately $13,000.

Effective upon the closing date of the purchase of Apex in June 2012, we assumed Apex’s lease of 7,800 square feet in Burlington, Ontario, Canada, which expires in March 2016. The current monthly rental expense is approximately CDN$10,000.

Effective upon the closing date of our purchase of Illume Mobile in July 2013, we assumed the Illume Mobile lease of 10,000 square feet in Tulsa, Oklahoma, with the same terms and conditions as the underlying lease. The lease expired in September 2013. In May 2013, we entered into a new office lease agreement for 6,358 square feet located in Tulsa, Oklahoma beginning September 2013. The lease expires in August 2020.  The current monthly rental expense is approximately $6,000.

We believe that our properties are in good condition, adequately maintained and suitable for the conduct of our business. Certain of our lease agreements provide options to extend the lease for additional specified periods.

LEGAL PROCEEDINGS

On July 2, 2014, the Company received a written “Wells Notice” from the staff of the Securities and Exchange Commission (the “SEC”) indicating that the staff has made a preliminary determination to recommend that the SEC bring an administrative proceeding against the Company. On the same day, Nicholas R. Toms, the Company’s then President and Chief Executive Officer and a then-serving member of the board of directors, also received a Wells Notice. The SEC staff has informed the Company that both Wells Notices relate to allegations that, from late 2009 to early 2011, Mr. Toms was the beneficial owner of shares of common stock of the Company that were held and traded by a Delaware corporation in which Mr. Toms was a 10% owner; that Mr. Toms exercised control over the corporation’s securities account; and that the corporation’s shareholding and trades should have been reflected at the relevant times in public disclosures of Mr. Toms’ other holdings of the Company’s common stock. A Wells Notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the recipient with an opportunity to respond to issues raised by the staff and offer its perspective to the staff prior to any decision to institute proceedings. In response to the Wells Notice, the Company’s Audit Committee conducted an internal review, assisted by new outside legal counsel, and on August 8, 2014, we submitted to the SEC a response to the Wells Notice setting forth why no action should be commenced against us. As of the date of this filing, there have been no further developments in respect of the Wells Notice to the Company. On August 15, 2014, Mr. Toms resigned from his positions as Chief Executive Officer, President and member of the Company’s board of directors.

55

In July of 2014, the Company settled an action brought against it by stockholder Michael N. Taglich., in the Delaware Chancery Court, seeking to compel the Company to hold an annual meeting of the Company’s stockholders, pursuant to which the Company agreed to hold an annual meeting of stockholders on or before October 15, 2014. The Company held its annual meeting of stockholders on October 28, 2014. Because the October 15, 2014 date for the meeting was originally set as part of the settlement of a court action brought by Michael Taglich to compel the holding of the meeting, the Company and Mr. Taglich executed a stipulation that the meeting be rescheduled as indicated above, which the court thereafter ordered.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

56

MANAGEMENT

The names of our executive officers and directors and their respective ages and titles as of the date of this prospectus are set forth below:

Name	Age	Title
James F. DeSocio	59	Interim Chief Executive Officer and Director
Michael P. Roe	52	Chief Financial Officer
Gregory A. Henry	51	Senior Vice President, Operations and Software Services
Bryan E. Moss	48	Senior Vice President, Professional Services
Robert Schroeder	48	Director and Chairman
Michael N. Taglich	49	Director
John Guttilla	58	Director
Stanley P. Jaworski, Jr.	64	Director
Paul A. Seid	67	Director

On November 10, 2014, John Chis, Senior Vice President, Sales, resigned from his position, effective November 21, 2014.

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected. Officers are elected annually and serve at the discretion of the Board of Directors.

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

James F. DeSocio, Interim Chief Executive Officer and Director

Mr. DeSocio became a director as of the close of business on October 3, 2014 and became Interim CEO on November 10, 2014. He has more than 20 years of international enterprise software sales experience. As the Executive Vice President of Field Operations at XRS Corporation, he was responsible for enterprise license revenue, professional services sales and implementation and business development and partner programs. During his tenure, XRS successfully launched its new enterprise Fleet Management software, XRS (the product), and sold to and implemented product and service offerings for hundreds of new customers. Prior to XRS, Mr. DeSocio served as Executive Vice President of Global Sales and Business Development at Antenna Software. From Dec 2007 through June 2012, Mr. DeSocio grew Antenna’s annual bookings fourfold. Mr. DeSocio also served as Chief Executive Officer of Riskclick Inc., a venture-funded startup focused on developing a cloud-based underwriting solution for the property and casualty insurance market. Over a three-year period, Mr. DeSocio raised an $8 million round of funding, solidified the company product and customer bases and in July 2007 led the sale of Riskclick to Skywire Software, which was subsequently sold to Oracle in June 2008. Mr. DeSocio also held various roles with Lawson, now Infor, over a twelve-year period, including Executive Vice President of Worldwide Field Operations, in which role he was responsible for all company revenue, and leader of its successful IPO. Mr. DeSocio holds a business administration degree from Rutgers University.

Michael P. Roe, Chief Financial Officer

Mr. Roe has been serving as the Company’s Vice President, Finance since October 2012 and was named Principal Financial Officer in May 2013. On February 21, 2014, Mr. Roe was appointed to serve as Chief Financial Officer. Prior to starting with the Company, Mr. Roe spent approximately one year as an independent financial consultant. From October 2006 to October 2011, Mr. Roe served as the Chief Accounting Officer for Metagenics, Inc., a global life sciences company. Mr. Roe previously worked with KPMG LLP in Orange County, California and is an active, licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

57

Gregory A. Henry, Senior Vice President, Operations and Software Services

Mr. Henry joined DecisionPoint Systems in 2001 to lead the Professional Services organization. Since joining, he has held multiple management positions and led many of the Company’s growth initiatives. Prior to joining DecisionPoint, Mr. Henry was with Symbol Technologies for 13 years and held positions in Professional Services, Product Marketing, Sales and Services Management. Mr. Henry attended California State University at Sacramento, receiving a Bachelor of Science degree in business administration/ marketing.

Bryan E. Moss, Senior Vice President, Professional Services

Mr. Moss joined DecisionPoint upon the consummation of the Company’s acquisition of CMAC Inc. (“CMAC”) on December 31, 2010. He has 21 years of information technology, logistics, sales, and engineering experience. Mr. Moss had been a principal, along with being the President, of CMAC for the past 15 years. Prior to his time with CMAC, he was Senior Manager of the Supply Chain Practice for Accenture, responsible for Alliances and Supply Chain Execution Systems Implementations. Mr. Moss served in a management capacity with UPS and Burnham Logistics in Information Technology, Engineering, and Operations. He attended Southern Tech, receiving a Bachelor of Science degree in Industrial Engineering with a Minor in Technical Sales and Distribution.

Robert Schroeder, Director and Chairman

Mr. Schroeder was elected to the Board of Directors on November 18, 2013, after being nominated to the board of directors by Taglich Brothers, Inc. (“Taglich”), in connection with the Company’s previously disclosed sale of Series E Preferred Stock, for which Taglich acted as placement agent. He is Vice President of Investment Banking of Taglich and specializes in advisory services and capital raising for small public and private companies. Prior to that, Mr. Schroeder served as Senior Equity Analyst publishing sell-side research on publicly traded companies. Mr. Schroeder has been with Taglich since 1993. Prior to joining Taglich, Mr. Schroeder served in various positions in the brokerage and public accounting industries. Mr. Schroeder received a B.S. degree in accounting and economics from New York University. He currently serves on the board of directors of Air Industries Group, a publicly traded manufacturer of aerospace parts and assemblies. He also currently serves on the board of publicly traded Intellinetics, Inc., a provider of cloud-based enterprise content management solutions. He became Interim Chairman of the Board as of the close of business on October 3, 2014 and Chairman on November 10, 2014.

Michael N. Taglich

Michael N. Taglich became a director as of the close of business on October 3, 2014. He is the Chairman and President of Taglich Brothers, Inc., a New York City-based securities firm that he co-founded in 1992. Taglich Brothers, Inc. focuses on public and private micro-cap companies in a wide variety of industries. Mr. Taglich serves on the Board of Directors of Air Industries Group, an aerospace and defense company (NYSE MKT:AIRI), of which he is chairman of the board, and Bridgeline Digital, Inc., a technology company that enables its customers to maximize the performance of their mission-critical websites, intranets and online stores (NASDAQ Capital MKT:BLIN). He also serves as a director of a number of private companies, including BioVentrix, Inc., a privately owned medical device company whose products are directed at heart failure treatment, and Caldera Pharmaceuticals Inc., a drug screening company.

John Guttilla

John Guttilla became a director as of the close of business on October 3, 2014. He is a Partner in the accounting firm of RotenbergMeril where he is a member of the firm’s management committee and director of the firm’s Financial Services Department. RotenbergMeril are the independent registered public accountants for Air Industries Group (NYSE MKT: AIRI) where Mr. Guttilla serves as the engagement partner. He is also a director and Chairman of the Audit Committee of Orchids Paper Products Company (NYSE MKT: TIS). Mr. Guttilla is a certified public accountant and holds a B.S. degree in Accounting from Fordham University and a Masters in Taxation from St. John’s University.

58

Stanley P. Jaworski, Jr.

Stanley P. Jaworski, Jr. became a director as of the close of business on October 3, 2014. He is VP Marketing for the Comodo Group, an internet security company. He was Vice President Marketing for the Americas of Motorola Solutions, Inc. (NYSE:MSI) from 2009 until May 2014. From 2007 to 2009, Mr. Jaworski was Chief Marketing Officer of VBrick Systems, Inc., which provides enterprise Internet protocol (IP) video solutions for corporate, education, worship, media and government markets worldwide, and from 2005 to 2007, he was Vice President, Worldwide Channel Marketing, of NetApp, Inc., a computer storage and data management company.

Paul A. Seid

Paul A. Seid became a director as of the close of business on October 3, 2014. For the past fifteen years, he has been President of Strategic Data Marketing, a research and data collection company. For the last two years, he has also served as CEO of RST Automation, a hospital instrumentation automation developer. Mr. Seid is a director of BG Staffing, Inc. (OTCQB: BGSF), a national temporary staffing company, and BioVentrix, Inc., a privately owned medical device company whose products are directed at heart failure treatment.

Committees of the Board

The Audit Committee members are John Guttilla and Robert Schroeder. The Audit Committee Chairman is Mr. Guttilla. The Audit Committee assists our board in fulfilling its responsibility for the oversight of the quality and integrity of our accounting, auditing, and reporting practices, and such other duties as directed by the board. The committee’s purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our public accounting firm engaged by us as our independent auditor to prepare or issue an audit report on our financial statements. Mr. Guttilla is the “audit committee financial expert” within the meaning of SEC rules and regulations.

The Compensation and Governance and Nominating Committee members are Michael Taglich, Paul Seid and Robert Schroeder. The Compensation and Governance and Nominating Committee Chairman is Mr. Schroeder. The Compensation Committee’s role is to discharge our board’s responsibilities relating to compensation of our executives and to oversee and advise the board of directors on the adoption of policies that govern our compensation and benefit programs.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, the Company and the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth above.

Except as otherwise reported above, none of our directors have held directorships in other reporting companies and registered investment companies at any time during the past five years.

Director Independence

The Board of Directors has determined that that each of the Directors is independent under the director independence rules of the NASDAQ Stock Market, except for Mr. DeSocio, who is determined not to be independent as a result of his having become interim CEO.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has:

  Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

  Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

59

  Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.
  Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

  Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Employment Agreements

We have an employment agreement with Bryan Moss, one of our executive officers identified above, as a result of the CMAC acquisition. The agreement calls for an annual bonus upon CMAC achieving certain results of operations. None of the other terms of the agreement are out of the ordinary course of business.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

60

EXECUTIVE COMPENSATION

Executive Officer Compensation

Executive Officer Compensation

The following table summarizes all compensation recorded in each of the last two completed fiscal years for our principal executive officers and our three most highly compensated executive officers who were serving as executive officers as of the end of the last fiscal year. All such officers, collectively, are referred to herein as our “Named Officers”.

Name	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan	Change in Pension Value &Nonqualified Deferred Comp	All Other	Total

Nicholas R. Toms (6)
	2013	$379,000	$-	$-	$-	$-	$-	$8,800	$387,800
	2012	450,000	-	-	-	-	-	9,800	459,800

Michael P. Roe
	2013	192,000	-	-	-	-	-	5,000	197,000
	2012	26,000	-	-	-	-	-	-	26,000

Donald W. Rowley (2)
	2013	-	-	-	-	-	-	-	-
	2012	316,000	-	-	-	-	-	12,000	328,000

Ralph S. Hubregsen (3)
	2013	435,000	-	-	-	-	-	8,000	443,000
	2012	275,000	-	-	-	-	-	10,000	285,000

Gregory A. Henry
	2013	200,000	8,000	-	-	-	-	5,000	213,000
	2012	200,000	-	-	-	-	-	6,000	206,000

John E. Chis (8)
	2013	225,000	18,000	-	-	-	-	6,000	249,000
	2012	225,000	25,000	-	-	-	-	7,000	257,000

Bryan E. Moss (7)
	2013	240,000	231,000	-	-	-	-	9,000	480,000
	2012	240,000	-	-	-	-	-	2,000	242,000

Don Dalicandro (4)
	2013	180,000	-	-	-	-	-	-	180,000
	2012	105,000	-	-	-	-	-	-	105,000

Paul E. Ross (5)
	2013	-	-	-	-	-	-	-	-
	2012	-	-	-	-	-	-	100,500	100,500

(1)

The stock option awards represent the aggregate grant date fair value of the awards granted during the year completed in accordance with ASC718 (see “Note 14 – Stock Option Plan” in the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2013). The Company grants stock options periodically to members of management. The table reflects awards granted to each of the Named Executive Officers. Mr. Moss and Mr.

Dalicandro joined the Company in connection with acquisitions, in December 2010 and June 2012, respectively.

61

(2)	Mr. Rowley, former CFO, resigned from the Company effective July 23, 2012. The salary for Mr. Rowley includes $187,000 in separation expenses under his employment contract and $41,000 in vacation payout.
(3)	Mr. Hubregsen, former Chief Operating Officer, left the Company on December 3, 2013. The salary for Mr. Hubregsen includes $138,000 in separation expenses under his employment contract and $22,000 in vacation payout
(4)	Mr. Dalicandro and the Company agreed to terms for his separation as an officer as of July 31, 2013. The separation agreement provided for normal pro rata salary payments twice monthly and the receipt of various employee benefits, to cover the transition period August 1, 2013 through October 31, 2013, and the severance period November 1, 2013 through April 30, 2014.
(5)	Mr. Ross, former Interim CFO, was paid on a consulting basis at $30,000 per month, which included a placement agency fee.
(6)	On August 15, 2014, Mr. Toms resigned from his position as Chief Executive Officer, President and member of the Board of Directors.
(7)	Mr. Moss earned a bonus for operations in 2012 as part of the acquisition of CMAC, Inc. on December 31, 2010. The bonus was paid in 2013 in cash and stock.
(8)	Mr. Chis left the Company on November 10, 2014.

Dan Romanello served from August 2013 until July 2014 as the Executive Advisor to the CEO and upon the beginning of Mr. Toms’ leave was assigned Mr. Toms’ duties as an officer on an interim basis until the appointment of James F. DeSocio as Interim CEO on November 10, 2014. Mr. Romanello was paid since August 2013 on a consulting basis at $20,000 per month.

On October 1, 2014, CFO Michael Roe was awarded 100,000 options to purchase Common Stock at the closing market price on that date of $0.31 per share, with 34,000 of such options vesting immediately and 33,000 more of such options to vest on each of the first two one-year anniversaries of the grant. The options are exercisable through the five-year anniversary of the grant.

Outstanding Executive Officer Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2013, for each of our Named Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Nicolas R. Toms (1)
	158,381	-	-	$1.45	1/2/2014	-	-	-	$-
	13,542	-	-	1.90	12/31/2016	-	-	-	-
	16,038	24,058	-	2.17	6/15/2021	-	-	-	-

Michael P. Roe
	-	-	-	-	-	-	-	-	-

Ralph S. Hubregsen (2)
	-	-	-	-	-	-	-	-	-

Gregory A. Henry
	19,532	-	-	1.45	1/2/2014	-	-	-	-
	14,389	-	-	1.90	12/31/2016	-	-	-	-
	5,531	8,296	-	2.17	6/15/2021	-	-	-	-

John E. Chis (3)
	33,856	-	-	1.90	12/31/2016	-	-	-	-
	6,771	1,693	-	2.06	2/12/2019	-	-	-	-
	19,356	29,036	-	2.17	6/15/2021	-	-	-	-

Bryan E. Moss
	-	-	-	-	-	-	-	-	-

Donald Dalicandro
	-	-	-	-	-	-	-	-	-

(1)	On August 15, 2014, Mr. Toms resigned from his position as Chief Executive Officer, President and member of the Board of Directors.
(2)	Mr. Hubregsen left the Company on December 3, 2013.
(3)	Mr. Chis left the Company on November 10, 2014.

62

On October 1, 2014, CFO Michael Roe was awarded 100,000 options to purchase Common Stock at the closing market price on that date of $0.31 per share, with 34,000 of such options vesting immediately and 33,000 more of such options to vest on each of the first two one-year anniversaries of the grant. The options are exercisable through the five-year anniversary of the grant.

Except as set forth above, no other Named Officer of DecisionPoint has received an equity award.

Director Compensation

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made during the year ended December 31, 2013. The composition of our Board changed substantially as of October 3, 2014. See “Management”.

Name	Fees Earned Earned Or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

David M. Rifkin	$53,000	$-	$-	$-	$-	$-	$53,000
Jay B. Sheehy	58,000	-	-	-	-	-	58,000
Robert M. Chaiken	48,000	-	-	-	-	-	48,000
Marc Ferland	48,000	-	-	-	-	-	48,000
Lawrence Yelin	48,000	-	-	-	-	-	48,000
Robert Schroeder	5,700	-	-	-	-	-	5,700

63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Code of Ethics requires our employees to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest. Our employees are also responsible for disclosing to management any actual or perceived conflicts of interest.

We purchase and sell certain products and services from and to iTEK Services, Inc. (“iTEK”). iTEK was affiliated with us through limited overlapping management and Board representation by our former Chief Executive Officer, Nicholas Toms (“former CEO”) and our former Chief Financial Officer, Donald Rowley (“former CFO”).

Effective upon the resignation of the Company’s former CFO during July 2012, and the concurrent discontinuance of the former CEO’s iTEK Board representation, the parties have no further overlapping management and therefore are no longer considered related parties effective August 2012.

During the years ended December 31, 2013 and 2012, we purchased products and services for $36,000 and $20,000, respectively, from iTEK. Sales to iTEK during the years ended December 31, 2013 and 2012 were $0. Purchases from iTEK were on similar terms that we would have received from an unrelated third-party.

Amounts receivable from iTEK included in accounts receivable in the consolidated balance sheets as of December 31, 2013 and 2012 were $0. Amounts due to iTEK included in accounts payable in the consolidated balance sheets as of December 31, 2013 and 2012, were $10,000 and $39,000, respectively.

We had accounts payable, including accrued interest, to our former CFO of $0, $0 and $855,000 at December 31, 2013, December 31, 2012 and December 31, 2011, respectively. The outstanding accounts payable balance accrued interest at a rate of 12% per annum, reduced from 25% in June 2011. The balance of the accounts payable consisted of purchases of products and services made by the former CFO on behalf of the Company, unreimbursed company travel expenses and interest on the accounts payable.

On June 30, 2011, the Company, Sigma Opportunity Fund II, LLC and the former CFO entered into an agreement under which the former CFO converted $411,733 of the $1,227,335 in accounts payable owed to him by the Company (the “AP Amount”) into 128,667 shares of the Company’s Series C Preferred Stock and 49,000 shares of Common Stock. Pursuant to this agreement, the former CFO also agreed that the interest rate of the balance of the AP Amount not covered by the agreement would be reduced to 12% per annum until such time as the annual dividend rate on the Series C Preferred Stock is increased to 12% per annum (month 17) and 20% per annum (month 31), at which times the interest rate on the AP Amount then outstanding would be 16% and 25%, respectively. On July 23, 2012, we entered into a Separation Agreement and General Release (“Separation Agreement”) with the former CFO pursuant to which he resigned as our Chief Financial Officer and as an employee. Pursuant to the Separation Agreement, we agreed to pay the former CFO a total of $205,592 in equal installments in accordance with our payroll cycle beginning on August 1, 2012 through December 31, 2012. Additionally, under the Separation Agreement, the Company acknowledged that it owed the former CFO $890,633, which would be paid in accordance with an Accounts Payable Payment Plan agreement between the Company and the former CFO dated July 23, 2012 (“Accounts Payable Agreement”). Pursuant to the Account Payable Agreement, the Company agreed to pay interest monthly in arrears (starting on August 1, 2012) to the former CFO with interest computed daily on the outstanding balance at an annual interest rate of 25%. Under the Accounts Payable Agreement, the Company agreed to pay $36,000 per month due on the first of each month to the former CFO towards the outstanding balance. In September 2012, the Company paid $921,000 to the former CFO, including $30,367 of accrued interest, in satisfaction of all amounts owed under the Accounts Payable Agreement.

On June 4, 2012 (the “Closing Date”), 2314505 Ontario Inc., a wholly owned subsidiary of ours (the “Purchaser”), Karen Dalicandro (“KD”), Donald Dalicandro and 2293046 Ontario Inc. (“KD Co” and together with KD, the “Vendors”) entered into a Share Purchase Agreement (“SPA”). Pursuant to the SPA, Purchaser purchased all of the issued and outstanding shares of Apex Systems Integrators Inc. (“Apex”), a corporation organized under the laws of the Province of Ontario, Canada. In consideration for the shares of Apex, on the Closing Date, the Purchaser paid CDN$5,000,000 (the “Closing Amount”), of which CDN$240,000 (the “Escrow Amount”) was placed in escrow with the Purchaser’s attorney and CDN$10,000 was held by the Purchaser as a holdback. On the Closing Date, the Purchaser and Apex merged under the corporate name of Apex Systems Integrators Inc. (hereafter referred to as “Apex”). Mr. Dalicandro became a member of our Board of Directors on the Closing Date. Apex leases premises from an entity controlled by Mr. Dalicandro. For the years ended December 31, 2013 and December 31, 2012, rent expense included in our consolidated financial statements was $130,000 and $84,000, respectively. Additionally, at December 31, 2012, the Purchaser had a receivable of $188,177 from the Vendors in connection with the Working Capital requirement as defined in the Purchase Agreement and described in ”Note 5 – Business Combinations” in the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2013.

64

On November 15, 2012, the Company entered into an agreement (the “Sigma Agreement”) with Sigma Opportunity Fund II, LLC (“Sigma Opportunity Fund”) and Sigma Capital Advisors, LLC (“Sigma Advisors”). Pursuant to the Sigma Agreement, the parties agreed to amend the Certificate of Designation of our Series C Preferred Stock (the “Series C Certificate of Designation”) to modify the definition of Conversion Value such that effective as of January 1, 2013, if the Series C Preferred Stock has not been redeemed as of such date, the Conversion Value would be equal to the lower of the Conversion Value then in effect or $0.61 per share (representing the closing price of our Common Stock on October 31, 2012) (subject to adjustments for stock splits, stock dividends, recapitalizations and the like). Pursuant to the Sigma Agreement, the Company paid to Sigma Advisors an administrative fee of $150,000 (which was to be netted against amounts otherwise owed to Sigma Advisors by the Company in connection with any services provided or money owed to Sigma Advisors by the Company by December 31, 2012) and issued to the holders of the Series C Preferred Stock an aggregate of 175,364 shares of Common Stock as an anti-dilution adjustment. Pursuant to the Sigma Agreement, Sigma Opportunity Fund and Sigma Advisors agreed to a standstill with respect to securities of the Company for the period from November 15, 2012 through December 31, 2012.

On October 3, 2012, the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and the former CFO entered into Amendment No. 1 to the Consent and Waiver Agreement dated as of June 4, 2012 (“Consent and Waiver Amendment”). Pursuant to the Consent and Waiver Amendment, the parties agreed to amend the Certificate of Designations of the Powers, Preferences, and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Cumulative Convertible Preferred Stock of the Company which was filed with the Secretary of State of Delaware on July 1, 2011 (“Certificate of Designations”) to increase the Dividend Rate (as defined therein) to 20% on the Stated Value (as defined therein) for each dividend period beginning June 4, 2012. The parties also agreed to amend the Certificate of Designations to modify the definition of Breach Event.

Pursuant to the Consent and Waiver Amendment, the parties agreed that if the Company did not redeem on a pro rata basis for cash at least $2,206,000, in Stated Value (as defined in the Certificate of Designations) of the Series C Preferred Stock on or before October 31, 2012, then the parties would negotiate in good faith until November 15, 2012, relating to changes to the Certificate of Designations and other related matters that the parties might wish to agree upon in order to protect the interests of the Series C Preferred Stock, and the Company would file the amended Certificate of Designations within two weeks thereafter. If the Company and a majority in interest of the Series C Preferred Stock were unable to agree upon revised terms by November 15, 2012, the Company would file an amendment to the Certificate of Designations no later than November 15, 2012, to provide that the Conversion Value (as defined in the Certificate of Designations) would be equal to the lower of (i) the Conversion Value then in effect, (ii) $1.20 per share or (iii) the closing price of the Company’s Common Stock on October 31, 2012 (in each case subject to the continuing anti-dilution provisions contained in the Certificate of Designations). Pursuant to the Consent and Waiver Amendment, the Company also agreed to issue an aggregate of 175,364 shares of the Company’s Common Stock to the holders of the Series C Preferred Stock on November 15, 2012.

On December 20, 2012, all outstanding shares of Series C Preferred Stock were redeemed by the Company for an aggregate redemption price (including accrued dividends) of $4,732,567.

Michael N. Taglich, who became a director as of the close of business on October 3, 2014, is the Chairman and President of Taglich Brothers, Inc., a New York City-based securities firm that he co-founded in 1992. Taglich Brothers, Inc. has in the past acted as a placement agent on Series D Preferred and Series E Preferred offerings of ours, for which it has received compensation customary in the market for acting in such capacity on offerings similar to such offerings of ours.

65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock, beneficially owned as of November 30, 2014, by (i) each person known to us to beneficially own more than 5% of our common stock, (ii) each executive officer and director, and (iii) all directors and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date.  Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after the date of this prospectus are included as beneficially owned by the holder.  Beneficial ownership generally includes voting and dispositive power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.  Unless otherwise noted below, the address of each person listed is care of our company at 8697 Research Drive Irvine, CA 92618.

		Common Stock	Percentage of
Name of Beneficial Owner (1)		Beneficially Owned (2)	Common Stock (3)

Named Officers
James F. DeSocio *	(4)	-	-
Michael P. Roe	(5)	34,000	**
Gregory A. Henry	(6)	89,437	**
Bryan E. Moss	(7)	279,383	2.2%

Directors
Robert Schroeder	(8)	390,717	3.0
Michael N. Taglich	(9)	1,985,837	13.7
John Guttilla	(10)	16,056	**
Stanley P. Jaworski, Jr.	(11)	-	-
Paul A. Seid	(12)	1,001,896	7.4

All Named Officers and Directors as a group (9 people)		3,797,326	24.2

5% Stockholders
North Star Trust Company	(13)	1,681,723	13.2
Robert F. Taglich	(14)	1,683,663	11.8

* Named Officer and Director

** Less than 1%

All beneficial ownership percentages as they relate to the ESOP plan are as of December 31, 2013, the latest date of the ESOP share allocation.

(1)   Except as otherwise indicated, the address of each beneficial owner is 8697 Research Drive, Irvine, California 92618-4204.

(2)   Includes, on an as-converted basis, securities that provide the right to acquire beneficial ownership of our Common Stock within 60 days, including our Series D Preferred.

(3)   Applicable percentage ownership is based on 12,729,563 shares of Common Stock outstanding as of June 30, 2014, together with securities exercisable or convertible into shares of Common Stock within 60 days of June 30, 2014, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of June 30, 2014, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

66

(4)	Reserved
(5)	Includes 34,000 shares issuable upon the exercise of options.
(6)	Includes 64,721 shares of Common Stock held by the ESOP. The stockholder beneficially owns 3.8% of the ESOP. Also includes 22,685 shares issuable upon the exercise of options.
(7)	Includes 4,638 shares of Common Stock held by the ESOP. The stockholder beneficially owns 0.3% of the ESOP. Also includes 36,521 shares of Common Stock underlying 2,593 shares of series D Preferred stock.
(8)	Includes 58,423 shares of Common Stock underlying 4,148 shares of Series D Preferred Stock, 40,740 shares issuable upon conversion of Series E Preferred Stock and 247,450 are issuable upon the exercise of warrants. Also includes 44,104 shares issuable upon the exercise of options.
(9)	Includes 1,059,789 shares issuable upon conversion of 75,245 shares of Series D Preferred Stock, 305,620 shares issuable upon conversion of 15,281 shares of Series E Preferred Stock and warrants to purchase 351,343 shares of Common Stock. Michael N. Taglich has sole voting power with respect to 393,227 shares of Common Stock and sole dispositive power with respect to 1,050,190 shares of Common Stock. He has shared voting and dispositive power with respect to 935,647 shares of Common Stock, including 497,394 shares as to which he shares voting and dispositive power with his brother Robert F. Taglich and 438,253 shares as to which he shares voting and dispositive power with his wife. Mr. Taglich’s address is 275 Madison Avenue, New York, New York 10016.
(10)	Includes 16,056 shares issuable upon conversion of 1,140 shares of Series D Preferred Stock.
(11)	Reserved
(12)	Includes 496,676 shares issuable upon conversion of 35,264 shares of Series D Preferred Stock and 305,220 shares issuable upon conversion of 15,261 shares of Series E Preferred Stock. Includes 225,649 shares held in trusts for which Mr. Seid serves as trustee.
(13)	North Star Trust Company, the trustee of the ESOP, is deemed to have the dispositive and voting control over the shares held by the ESOP. The North Star Trust Company is located at 500 W. Madison St., Suite 3150, Chicago, IL 60053.
(14)	Includes 35,311 shares as to which he shares voting and dispositive power with his brother, Michael N. Taglich. Mr. Taglich’s address is 275 Madison Avenue, New York, New York 10016.

67

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock, each having a par value of $0.001.  The holders of our common stock are entitled to receive dividends if and when declared by our board of directors out of funds legally available for distribution.  Any such dividends may be paid in cash, property or shares of our common stock.  We have has not paid any dividends since our inception, and it is not likely that any dividends on our common stock will be declared in the foreseeable future.  Any dividends will be subject to the discretion of our board of directors, and will depend upon, among other things, our operating and financial condition and our capital requirements and general business conditions.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Delaware General Corporate Law, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a majority is present shall be required to take action. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a majority is present. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, each having a par value of $0.001, of which 500,000 shares are designated as Series A Preferred Stock, of which 269,608 are issued and outstanding, 500,000 shares are designated as Series B Preferred Stock, of which 131,347 are issued and outstanding, 5,000,000 shares are designated as Series C Preferred Stock, of which 0 shares are issued and outstanding, 4,000,000 shares are designated as Series D Preferred Stock, of which 730,357 shares are issued and outstanding, and 2,000,000 shares are designated as Series E Preferred Stock, of which 416,533 shares are issued and outstanding.

Series A Preferred Stock and Series B Preferred Stock

The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value. The stated value of the Series A Preferred is $4.00 per share and the stated value of the Series B Preferred is $3.20 per share.  Dividends shall be cumulative and shall accrue on each share of the outstanding preferred stock from the date of its issue. The holders of the Series A and Series B Preferred Stock have no voting rights except on matters affecting their rights or preferences.

Subject to the rights of the Series D Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A (subject to the rights of the Series B Preferred) and Series B Preferred Stock shall be entitled to receive an amount equal to the stated value per share of $4.00 and $3.20, respectively, plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock.  The Series A Preferred Stock has preference over the Series B Preferred Stock in liquidation.

Each share of Series A Preferred Stock is convertible, at the option of the holder, at a conversion price of $4.00 per share.  Each share of Series B Preferred Stock is convertible, at the option of the holder, at a conversion price of $3.20 per share.

Series C Preferred Stock

On December 20, 2012, all issued and outstanding shares of Series C Preferred Stock were redeemed using the proceeds generated from the sale of the Series D Preferred Stock. On November 12, 2013, the Company filed a Certificate of Elimination of Series C Preferred Stock, pursuant to which, the 5,000,000 shares of the Company’s preferred stock that had been designated as Series C Preferred Stock were returned to the status of blank check preferred stock.

68

Series D Preferred Stock

On December 20, 2012, we filed the Series D Certificate of Designation with the Secretary of State of Delaware. Pursuant to the Series D Certificate of Designation, we designated 4,000,000 shares of our preferred stock as Series D Preferred Stock. The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price was $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. As a result of the August 2013 Private Placement, the Conversion Price of the Series D Preferred Stock was reduced to $0.90. As a result of the sale of Series E Preferred Stock, the Conversion Price of the Series D Preferred Stock was further reduced to $0.71 on November 12, 2013. The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in Series D PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

Pursuant to the Series D Certificate of Designation, upon any liquidation, dissolution or winding-up of our Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

Pursuant to the Series D Certificate of Designation, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, the Company in its sole discretion may  cause the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended.

Pursuant to the Series D Certificate of Designation, commencing two years from the termination or expiration of the offering of the Series D Preferred Stock (which termination occurred on December 31, 2012), and at any time thereafter, the Company in its sole discretion may redeem all of the outstanding shares of Series D Preferred Stock at a purchase price of $10.00 per share plus any accrued but unpaid dividends.

Series E Preferred Stock

In connection with the Series E First Closing, on November 12, 2013, we filed the Series E Certificate of Designation with the Secretary of State of Delaware. Pursuant to the Series E Certificate of Designation, we designated 2,000,000 shares of the Company’s preferred stock as Series E Preferred Stock. The Series E Preferred Stock has a Stated Value of $10.00 per share, does not have voting rights, and is convertible, at the option of the holder, into such number of shares of common stock equal to the number of shares of Series E Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series E Preferred Stock entitles the holder to cumulative dividends (subject to the prior dividend rights of the Company’s Series D Preferred Stock), payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option (subject to certain conditions), pay dividends in shares of Series E Preferred Stock, in which event the applicable dividend rate will be 14% and the number of shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of our common stock for the five prior consecutive trading days.

69

Pursuant to the Series E Certificate of Designation, upon any liquidation, dissolution or winding-up of our Company, holders of Series E Preferred Stock will be entitled to receive (following payment in full of amounts owed to in respect of the Company’s Series D Preferred Stock), for each share of Series E Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

Pursuant to the Series E Certificate of Designation, commencing on the trading day on which the closing price of the common stock is greater than $1.35 for thirty consecutive trading days with a minimum average daily trading volume of at least 10,000 shares for such period, and at any time thereafter, we, in our sole discretion, may effect the conversion of all of the outstanding shares of Series E Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act. In addition, commencing on the later of (a) one year following the termination or expiration of the offering of the Series E Preferred Stock (which termination occurred November 12, 2013) and (b) the date on which all of the Company’s Series D Preferred Stock is either redeemed or converted into Common Stock, and at any time thereafter, we may redeem all of the outstanding Series E Preferred Stock, at a purchase price of $10.00 per share plus any accrued but unpaid dividends. There is no restriction upon our right to redeem the Series E Preferred Stock while there is any arrearage in the payment of any dividends on Series E Preferred Stock.

In connection with the Series E First Closing, on November 12, 2013, we filed Amendment No. 2 to our Certificate of Designation of Series A Preferred Stock, and Amendment No. 2 to our Certificate of Designation of Series B Preferred Stock. Pursuant to the Series A Amendment and the Series B Amendment, the Series A Preferred Stock and the Series B Preferred Stock will be subordinate to the Series E Preferred Stock with respect to any distributions upon any liquidation, dissolution or winding-up of our Company, respectively.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145 of the Delaware Law, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the Delaware Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation and bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to such provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

We are registering the shares Series E Preferred Stock to permit the resale of these shares of stock by the holders thereof from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of stock.  We will bear all fees and expenses incident to our obligation to register the shares. We have not retained any underwriter on our behalf or the behalf of the selling stockholders in connection with the offer and sale of the securities to be sold by them under this prospectus.

70

Our common stock is quoted on the OTCQB under the symbol “DPSI”. The selling stockholders may sell all or a portion of the shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  in the over-the-counter market;
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may transfer the shares by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

71

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any selling stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares of Series E Preferred Stock and common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Series E Preferred Stock and common stock will be freely tradable in the hands of persons other than our affiliates.

72

 SELLING STOCKHOLDERS

The following table sets forth, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as set forth below, none of the selling stockholders is a broker-dealer or affiliate of a broker-dealer.

We have assumed all shares of stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of stock listed in the table below, no estimate can be given as to the amount of those shares of stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

Selling Stockholder	Shares of Series E Preferred Stock Beneficially Owned Before this Offering		Shares of Common Stock Beneficially Owned Before this Offering		Shares of Series E Preferred Stock Offered in this Offering		Shares of Common Stock Offered in this Offering		Shares of Common Stock Beneficially Owned After this Offering	Shares of Series E Preferred Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering

MarkVaughan AndreaVaughan JT TEN	5,093		101,860		9,200	(1)	184,000	(2)	0	0	*
Steven R Berlin	3,056		61,120		5,520	(3)	110,400	(4)	0	0	*
EBS Convertible Fund I LP (151)	33,717		674,340		60,895	(5)	1,217,900	(6)	0	0	*
EBS Partners LP (152)	7,034		140,680		12,705	(7)	254,100	(8)	0	0	*
Shadow Capital LLC (153)	12,225		244,500		22,080	(9)	441,600	(10)	0	0	*
Joseph F Domenice	2,546		50,920		4,600	(11)	92,000	(12)	0	0	*
Stephan Hughes	5,093		101,860		9,200	(13)	184,000	(14)	0	0	*
Robert G Welty	1,018		20,360		1,840	(15)	36,800	(16)	0	0	*
A F Lehmkuhl	1,528		30,560		2,760	(17)	55,200	(18)	0	0	*
Ronald Johnson	7,640		152,800		13,800	(19)	276,000	(20)	0	0	*
Dennis Fortin	12,734		254,680		23,000	(21)	460,000	(22)	0	0	*
Holly Lee Loebel	2,546		50,920		4,600	(23)	92,000	(24)	0	0	*
Stephen C Rsdocchia	3,056		61,120		5,520	(25)	110,400	(26)	0	0	*
Richard L Gerhardt	2,037		40,740		3,680	(27)	73,600	(28)	0	0	*
Kyle G Buchakjian	1,528		30,560		2,760	(29)	55,200	(30)	0	0	*
David J. Larkworthy TOD DTD 01/20/06 (154)	2,546		50,920		4,600	(31)	92,000	(32)	0	0	*
Perrault Family Trust – Family Trust UAD 03/05/12 Karen D Perrault TTEE (155)	3,056		61,120		5,520	(33)	110,400	(34)	0	0	*
David Frank Rios & Margaret Jo Rios 1999 Trust DTD 6/22/99 (156)	5,093		101,860		9,200	(35)	184,000	(36)	0	0	*
Roger W. Lunstra and Joyce M Lunstra Trust DTD 6/15/07 Roger W. Lunstra and Joyce M Lunstra CO-TTEES (157)	10,187		203,740		18,400	(37)	368,000	(38)	0	0	*
Sterling Family Investments LLC (158)	10,187		203,740		18,400	(39)	368,000	(40)	0	0	*
Frank M. Elliott	2,546		50,920		4,600	(41)	92,000	(42)	0	0	*
Dr. Mordecai Bluth	2,546		50,920		4,600	(43)	92,000	(44)	0	0	*
John W Eganmary Sue Egan JT TEN	1,018		20,360		1,840	(45)	36,800	(46)	0	0	*
Gregory P Hill Trustee Ernest H Hill Living Trust U A 12/17/01 (159)	2,546		50,920		4,600	(47)	92,000	(48)	0	0	*
Ronald D Cowan Living Trust UAD 05/08/03 Ronald D Cowan TTEE (160)	3,056		61,120		5,520	(49)	110,400	(50)	0	0	*
Revocable Living Trust of Frances Deluca UAD 10/09/01 Frances Deluca & Guerino Deluca TTEES AMD 08/08/07 (161)	6,112		122,240		11,040	(51)	220,800	(52)	0	0	*
Laura Mackey	1,018		20,360		1,840	(53)	36,800	(54)	0	0	*
Nutie Dowdle	6,112		122,240		11,040	(55)	220,800	(56)	0	0	*
Louis and Judith Miller Family Trust Louis & Judith Miller TTEES (162)	4,075		81,500		7,360	(57)	147,200	(58)	0	0	*
Richard Duke	5,093		101,860		9,200	(59)	184,000	(60)	0	0	*
James B Deutsch & Deborah M Deutsch JTWROS	2,546		50,920		4,600	(61)	92,000	(62)	0	0	*
Albert Esposito & Margaret Esposito JTWROS	7,640		152,800		13,800	(63)	276,000	(64)	0	0	*
Thomas L Ryan	1,018		20,360		1,840	(65)	36,800	(66)	0	0	*
Nancy C. Hubbard	2,546		50,920		4,600	(67)	92,000	(68)	0	0	*
Paul Seid	15,261	(193)	572,507	(189)	18,400	(69)	368,000	(70)	572,507	0	4.50
Donald B. McCulloch Trust U/A/DTD 3/16/77 Donald B. McCulloch and Jacqueline M McCulloch COTRUSTEE (163)	1,528		30,560		2,760	(71)	55,200	(72)	0	0	*
Howard A Kalka	3,056		61,120		5,520	(73)	110,400	(74)	0	0	*
Kenneth W Cleveland	3,056		61,120		5,520	(75)	110,400	(76)	0	0	*
Marvin J Loutsenhizer	2,546		50,920		4,600	(77)	92,000	(78)	0	0	*
Edward J Cook	5,093		101,860		9,200	(79)	184,000	(80)	0	0	*
Steve Redmon & Brenda Redmon JT TEN WROS	2,546		50,920		4,600	(81)	92,000	(82)	0	0	*
Lucille Solomon	5,093		101,860		9,200	(83)	184,000	(84)	0	0	*
John W Crow	2,546		50,920		4,600	(85)	92,000	(86)	0	0	*
Spaher- Derebery Family Trust U A/D 10-11-90 Gregory E Spahr & M Jennifer Derebery TTEE (164)	3,565		71,300		6,440	(87)	128,800	(88)	0	0	*
Susan Thorsten & Magnus Thorsten N TEN COMM	10,187		203,740		18,400	(89)	368,000	(90)	0	0	*
Jeffrey R Williams Patricia A Williams JTWROS	3,056		61,120		5,520	(91)	110,400	(92)	0	0	*
Matthew A. Keefer	2,037		40,740		3,680	(93)	73,600	(94)	0	0	*
Robert Schroeder	2,037		305,873	(192)	3,680	(95)	194,300	(96)	185,173	0	1.45
Michael N Taglich	15,281		635,205	(190)	27,600	(97)	752,000	(98)	635,205	0	4.99
Robert F Taglich	20,375		635,205	(191)	36,800	(99)	936,000	(100)	635,205	0	4.99
Dawn R Hagen	1,018		20,360		1,840	(101)	36,800	(102)	0	0	*

73

Selling Stockholder	Shares of Series E Preferred Stock Beneficially Owned Before this Offering	Shares of Common Stock Beneficially Owned Before this Offering	Shares of Series E Preferred Stock Offered in this Offering		Shares of Common Stock Offered in this Offering		Shares of Common Stock Beneficially Owned After this Offering	Shares of Series E Preferred Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering

Tad Wilson	5,093	101,860	9,200	(103)	184,000	(104)	0	0	*
John J Resich JR TTEE John J Resich JR RET TRUST (165)	4,075	81,500	7,360	(105)	147,200	(106)	0	0	*
Tracey H Debruyn Trust UAD 10/5/94 Tracey H Debruyn & Robert L Debruyn TTEE (166)	5,093	101,860	9,200	(107)	184,000	(108)	0	0	*
Robert L Debruyn Trust UAD 10/5/94 Robert L Debruyn & Tracey H DebruynTTEE (167)	5,093	101,860	9,200	(109)	184,000	(110)	0	0	*
Mark Bourque	1,528	30,560	2,760	(111)	55,200	(112)	0	0	*
Pension INC Trustee FBO Thumling Industrial Products INC Profit Sharing Plan (168)	10,187	203,740	18,400	(113)	368,000	(114)	0	0	*
Norper Investments (169)	5,093	101,860	9,200	(115)	184,000	(116)	0	0	*
Andrew M Schatz & Barbara F Wolf JTWROS	5,093	101,860	9,200	(117)	184,000	(118)	0	0	*
John L Palazzola	10,187	203,740	18,400	(119)	368,000	(120)	0	0	*
StandleyA Bornstein	2,037	40,740	3,680	(121)	73,600	(122)	0	0	*
Larry V Lorrance	3,056	61,120	5,520	(123)	110,400	(124)	0	0	*
Barktones LLC (170)	20,375	407,500	36,800	(125)	736,000	(126)	0	0	*
Charles Brand	10,187	203,740	18,400	(127)	368,000	(128)	0	0	*
Junge Revocable Trust UAD 12/09/91 John P. Junge TTEE AMD 09/26/06 (171)	30,563	611,260	55,200	(129)	1,104,000	(130)	0	0	*
Matthew R Bong	1,014	20,280	1,840	(131)	36,800	(132)	0	0	*
Richard F Bero	1,014	20,280	1,840	(133)	36,800	(134)	0	0	*
The Ladendorf Family Revocable Living trust UAD 04/11/11 Mark C Ladendorf & Debra L Ladendorf TTEES (172)	5,074	101,480	9,200	(135)	184,000	(136)	0	0	*
The SDM Irrevocable FBO Andrew Seid UAD 11/05/04 Paul Seid TTEE (173)	2,537	50,740	4,600	(137)	92,000	(138)	0	0	*
The SDM Irrevocable Trust FBO Lauren Seid UAD 11/05/04 Paul Seid TTEE (174)	2,537	50,740	4,600	(139)	92,000	(140)	0	0	*
Walter E Beisler	2,029	40,580	3,680	(141)	73,600	(142)	0	0	*
Wafgal Limited (175)	2,029	40,580	3,680	(143)	73,600	(144)	0	0	*
Charles E Klabunde Trust Charles E Klabunde TTEE U/A DATED 4/9/03 (176)	3,044	60,880	5,520	(145)	110,400	(146)	0	0	*
Harvey Bibicoff AND Jacqueline Bibicoff Trustees of The Bibicoff Family Trust DTD 5/16/00 (177)	4,059	81,180	7,360	(147)	147,200	(148)	0	0	*
Nicholas & Caroline Toms	2,537	50,740	4,600	(149)	92,000	(150)	0	0	*
Douglas Hailey	0	73,600	0		73,600	(178)	0	0	*
William M Cooke	0	58,900	0		58,900	(179)	0	0	*
Vincent M Palmieri	0	29,480	0		29,480	(180)	0	0	*
Gary Kumov	0	11,800	0		11,800	(181)	0	0	*
Leonard Schleicher	0	50,000	0		50,000	(182)	0	0	*
Michael Brunone	0	10,000	0		10,000	(183)	0	0	*
Russell Bernier	0	10,000	0		10,000	(184)	0	0	*
Richard Oh	0	30,000	0		30,000	(185)	0	0	*
Linda Trudden	0	8,520	0		8,520	(186)	0	0	*
Robert M Lorenzo II	0	10,000	0		10,000	(187)	0	0	*
Gilda Gaertner	0	5,000	0		5,000	(188)	0	0	*

* Less than 1%.

 (1)              Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

74

(2)               Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(3)               Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(4)               Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(5)               Represents (i) 33,095 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 27,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(6)               Represents (i) 661,900 shares of common stock issuable upon conversion of the 33,095 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 556,000 shares of common stock issuable upon conversion of 27,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(7)               Represents (i) 6,905 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 5,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(8)               Represents (i) 138,100 shares of common stock issuable upon conversion of the 6,905 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 116,000 shares of common stock issuable upon conversion of 5,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(9)               Represents (i) 12,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 10,080 PIK Shares issuable as dividends on the Series E Preferred Stock.

(10)             Represents (i) 240,000 shares of common stock issuable upon conversion of the 12,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 201,600 shares of common stock issuable upon conversion of 10,080 PIK Shares issuable as dividends on the Series E Preferred Stock.

(11)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(12)             Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(13)             Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(14)             Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(15)             Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(16)             Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(17)             Represents (i) 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(18)             Represents (i) 30,000 shares of common stock issuable upon conversion of the 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 25,200 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(19)             Represents (i) 7,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 6,300 PIK Shares issuable as dividends on the Series E Preferred Stock.

(20)             Represents (i) 150,000 shares of common stock issuable upon conversion of the 7,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 126,000 shares of common stock issuable upon conversion of 6,300 PIK Shares issuable as dividends on the Series E Preferred Stock.

(21)             Represents (i) 12,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 10,500 PIK Shares issuable as dividends on the Series E Preferred Stock.

(22)             Represents (i) 250,000 shares of common stock issuable upon conversion of the 12,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 210,000 shares of common stock issuable upon conversion of 10,500 PIK Shares issuable as dividends on the Series E Preferred Stock.

(23)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(24)             Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(25)             Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(26)             Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

75

(27)             Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(28)             Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(29)             Represents (i) 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(30)             Represents (i) 30,000 shares of common stock issuable upon conversion of the 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 25,200 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(31)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(32)             Represents (i) 50,000 shares of common stock issuable upon conversion of the  2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(33)             Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(34)             Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(35)             Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(36)             Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(37)             Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(38)             Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(39)             Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(40)             Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(41)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(42)             Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

76

(43)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(44)             Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(45)             Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(46)             Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(47)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(48)             Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(49)             Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(50)             Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(51)             Represents (i) 6,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 5,040 PIK Shares issuable as dividends on the Series E Preferred Stock.

(52)             Represents 120,000 shares of common stock issuable upon conversion of the 6,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 100,800 shares of common stock issuable upon conversion of 5,040 PIK Shares issuable as dividends on the Series E Preferred Stock.

(53)             Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(54)             Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(55)             Represents (i) 6,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 5,040 PIK Shares issuable as dividends on the Series E Preferred Stock.

(56)             Represents 120,000 shares of common stock issuable upon conversion of the 6,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 100,800 shares of common stock issuable upon conversion of 5,040 PIK Shares issuable as dividends on the Series E Preferred Stock.

(57)             Represents (i) 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(58)             Represents 80,000 shares of common stock issuable upon conversion of the 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 67,200 shares of common stock issuable upon conversion of 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(59)             Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

77

(60)             Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(61)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(62)             Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(63)             Represents (i) 7,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 6,300 PIK Shares issuable as dividends on the Series E Preferred Stock.

(64)             Represents (i) 150,000 shares of common stock issuable upon conversion of the 7,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 126,000 shares of common stock issuable upon conversion of 6,300 PIK Shares issuable as dividends on the Series E Preferred Stock.

(65)             Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(66)             Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(67)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(68)             Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(69)             Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock held directly.

(70)             Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock held directly.

(71)             Represents (i) 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(72)             Represents (i) 30,000 shares of common stock issuable upon conversion of the 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 25,200 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(73)             Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(74)             Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(75)             Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(76)             Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

78

(77)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(78)             Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(79)             Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(80)             Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(81)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(82)             Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(83)             Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(84)             Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(85)             Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(86)             Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(87)             Represents (i) 3,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,940 PIK Shares issuable as dividends on the Series E Preferred Stock.

(88)             Represents (i) 70,000 shares of common stock issuable upon conversion of the 3,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 58,800 shares of common stock issuable upon conversion of 2,940 PIK Shares issuable as dividends on the Series E Preferred Stock.

(89)             Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(90)             Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(91)             Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(92)             Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(93)             Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

79

(94)             Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(95)             Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(96)             Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement, (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock and (iii) 120,700 shares of common stock underlying the Placement Agent Warrants.

(97)             Represents (i) 15,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 12,600 PIK Shares issuable as dividends on the Series E Preferred Stock.

(98)             Represents (i) 300,000 shares of common stock issuable upon conversion of the 15,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement, (ii) 252,000 shares of common stock issuable upon conversion of 12,600 PIK Shares issuable as dividends on the Series E Preferred Stock and (iii) 200,000 shares of common stock underlying the Placement Agent Warrants.

(99)             Represents (i) 20,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(100)           Represents (i) 400,000 shares of common stock issuable upon conversion of the 20,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement, (ii) 336,000 shares of common stock issuable upon conversion of 16,800 PIK Shares issuable as dividends on the Series E Preferred Stock and (iii) 200,000 shares of common stock underlying the Placement Agent Warrants.

(101)           Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(102)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(103)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(104)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(105)           Represents (i) 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(106)           Represents 80,000 shares of common stock issuable upon conversion of the 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 67,200 shares of common stock issuable upon conversion of 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(107)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(108)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(109)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

80

(110)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(111)           Represents (i) 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(112)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 25,200 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(113)           Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(114)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(115)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(116)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(117)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(118)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(119)           Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(120)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(121)           Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(122)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(123)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(124)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(125)           Represents (i) 20,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(126)           Represents (i) 400,000 shares of common stock issuable upon conversion of the 20,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 336,000 shares of common stock issuable upon conversion of 16,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

81

(127)           Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(128)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(129)           Represents (i) 30,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 25,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(130)           Represents (i) 600,000 shares of common stock issuable upon conversion of the 30,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 504,000 shares of common stock issuable upon conversion of 25,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(131)           Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(132)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(133)           Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(134)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(135)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(136)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(137)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(138)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(139)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(140)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(141)           Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(142)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

82

(143)           Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(144)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(145)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(146)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(147)           Represents (i) 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(148)           Represents 80,000 shares of common stock issuable upon conversion of the 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 67,200 shares of common stock issuable upon conversion of 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(149)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(150)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(151)           Marc E. Brady is the Co-Chief Investment Officer of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(152)           Mark E Brady is the Co-Chief Investment Officer of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(153)           B Kent Garlinghouse is the manager of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(154)           David J. Larkworthy is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(155)           Karen D Perrault is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(156)            David Frank Rios & Margaret Jo Rios are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(157)           Roger W. Lunstra and Joyce M Lunstra are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(158)           Arthur D Sterling is the manager of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(159)           Gregory P Hill is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(160)           Ronald D Cowan is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

83

(161)           Frances Deluca and Guerino Deluca are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(162)           Louis & Judith Miller are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(163)           Donald B. McCulloch and Jacqueline M McCulloch are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(164)           Gregory E Spahr & M Jennifer Derebery are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(165)           John J Resich Jr. is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(166)           Tracey  H Debruyn & Robert L Debruyn are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(167)           Robert L Debruyn & Tracey H Debruyn are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(168)           Terry Thuemling is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(169)           Norman Perry is the President of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(170)           Sara J Penn is the owner of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(171)           John P. Junge is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(172)           Mark C Ladendorf & Debra L Ladendorf are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(173)           Paul Seid is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(174)           Paul Seid is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(175)           Bruce Campbell is the managing director of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(176)           Charles E Klabunde is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(177)           Harvey Bibicoff and Jacqueline Bibicoff are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(178)           Represents 73,600 shares of common stock underlying the Placement Agent Warrants.

(179)           Represents 58,900 shares of common stock underlying the Placement Agent Warrants.

84

(180)           Represents 29,480 shares of common stock underlying the Placement Agent Warrants.

(181)           Represents 11,800 shares of common stock underlying the Placement Agent Warrants.

(182)           Represents 50,000 shares of common stock underlying the Placement Agent Warrants.

(183)           Represents 10,000 shares of common stock underlying the Placement Agent Warrants.

(184)           Represents 10,000 shares of common stock underlying the Placement Agent Warrants.

(185)           Represents 30,000 shares of common stock underlying the Placement Agent Warrants.

(186)           Represents 8,520 shares of common stock underlying the Placement Agent Warrants.

(187)           Represents 10,000 shares of common stock underlying the Placement Agent Warrants.

(188)           Represents 5,000 shares of common stock underlying the Placement Agent Warrants.

(189)           Represents (i) 200,000 shares of common stock, (ii) 372,507 shares of common stock underlying Series D Preferred Stock held directly.

(190)           Represents (i) 155,526 shares of common stock, (ii) 151,343 shares of common stock underlying the placement agent warrants in connection with the Series D Closings, (iii) 200,000 shares of common stock underlying the Placement Agent Warrants and (iv) 128,336 shares of common stock underlying Series D Preferred Stock and excludes 580,143 shares of common stock underlying Series D Preferred Stock contains a blocker provision under which the selling stockholder is prohibited from effecting conversion to the extent that, as a result of such conversion, the selling stockholder beneficially owns more than 4.99% of the total number of shares of common stock issued and outstanding.

(191)           Represents (i) 155,527 shares of common stock, (ii) 151,344 shares of common stock underlying the placement agent warrants in connection with the Series D Closings, (iii) 200,000 shares of common stock underlying the Placement Agent Warrants and (iv) 128,334 shares of common stock underlying Series D Preferred Stock and excludes 163,835 shares of common stock underlying Series D Preferred Stock contains a blocker provision under which the selling stockholder is prohibited from effecting conversion to the extent that, as a result of such conversion, the selling stockholder beneficially owns more than 4.99% of the total number of shares of common stock issued and outstanding.

(192)            Represents (i) 126,750  shares of common stock underlying the placement agent warrants in connection with the Series D Closings, (ii) 120,700 shares of common stock underlying the Placement Agent Warrants and (iii) 58,423 shares of common stock underlying Series D Preferred Stock.

(193)           Includes (i) 10,187 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement held directly, (ii) 2,537 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement held by The SDM Irrevocable FBO Andrew Seid USA 11/05/04 Paul Seid TTEE, of which Paul Seid is the trustee and holds voting and investment power, (iii) 2,537 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement held by The SDM Irrevocable Trust FBO Lauren Seid UAD 11/05/04 Paul Seid TTEE, of which Paul Seid is the trustee and holds voting and investment power.

LEGAL MATTERS

The validity of the shares of Series E Preferred Stock and common stock offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 included in this Prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

85

AVAILABLE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the Securities and Exchange Commission, or SEC, public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Series E Preferred Stock and common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares offered by the selling stockholders pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

86

INDEX TO FINANCIAL STATEMENTS

DECISIONPOINT SYSTEMS, INC.

F-1

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2014	2013

ASSETS
Current assets
Cash	$1,471	$641
Accounts receivable, net	6,860	10,504
Due from related party	-	188
Inventory, net	642	1,533
Deferred costs	3,667	3,809
Deferred tax assets	47	49
Prepaid expenses and other current assets	463	188
Total current assets	13,150	16,912

Property and equipment, net	137	136
Other assets, net	131	165
Deferred costs, net of current portion	1,406	1,807
Goodwill	8,295	8,395
Intangible assets, net	2,523	3,907
Total assets	$25,642	$31,322

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$7,910	$9,774
Accrued expenses and other current liabilities	3,658	2,976
Lines of credit	4,046	3,883
Current portion of debt	878	1,474
Due to related parties	152	77
Accrued earn out consideration	90	319
Warrant liability	549	803
Unearned revenue	5,824	7,481
Total current liabilities	23,107	26,787

Long term liabilities
Unearned revenue, net of current portion	2,037	2,481
Debt, net of current portion and discount	1,655	1,961
Accrued earn out consideration, net of current portion	-	149
Deferred tax liabilities	703	740
Other long term liabilities	66	77
Total liabilities	27,568	32,195

Commitments, contingencies, and subsequent events	-	-

STOCKHOLDERS' DEFICIT
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,547,845 and 1,514,155 shares issued and outstanding, including cumulative and imputed preferred dividends of $2,208 and $1,956, and with a liquidation preference of $13,614 and $13,232 at September 30, 2014
and December 31, 2013, respectively	12,735	12,193
Common stock, $0.001 par value, 100,000,000 shares authorized,
12,883,446 issued and 12,729,563 outstanding as of September 30, 2014,
and as of December 31, 2013	13	13
Additional paid-in capital	17,248	17,231
Treasury stock, 153,883 shares of common stock	(205)	(205)
Accumulated deficit	(31,173)	(29,475)
Unearned ESOP shares	(520)	(629)
Accumulated other comprehensive loss	(24)	(1)
Total stockholders’ deficit	(1,926)	(873)
Total liabilities and stockholders' deficit	$25,642	$31,322

See accompanying notes to unaudited condensed consolidated financial statements

F-2

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net sales	$14,143	$17,575	$47,365	$46,067

Cost of sales	11,123	14,113	36,989	36,216

Gross profit	3,020	3,462	10,376	9,851

Selling, general and administrative expense	3,028	4,485	10,161	13,981
Adjustment to earn-out obligations	-	(820)	-	(820)

Operating income (loss)	(8)	(203)	215	(3,310)

Other (income) expense, net:
Interest expense	229	241	658	723
Fair market value adjustment of warrant liabilities	(88)	(166)	(254)	(166)
Other (income) expense, net	17	(2)	(12)	(16)
Total other expense, net	158	73	392	541

Net loss before income taxes	(166)	(276)	(177)	(3,851)

Provision (benefit) for income taxes	397	(109)	519	(466)

Net loss	(563)	(167)	(696)	(3,385)

Cumulative and imputed dividends on Series A and B preferred stock	(27)	(27)	(81)	(81)
Cash and imputed dividends on Series D and E preferred stock	(307)	(196)	(921)	(580)

Net loss attributable to common shareholders	$(897)	$(390)	$(1,698)	$(4,046)

Net loss per share -
Basic and diluted	$(0.07)	$(0.04)	$(0.14)	$(0.44)

Weighted average shares outstanding -
Basic and diluted	12,369,840	10,019,109	12,342,371	9,117,969

Comprehensive loss	$(561)	$(166)	$(719)	$(3,383)

See accompanying notes to unaudited condensed consolidated financial statements

F-3

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(696)	$(3,385)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,331	1,497
Amortization of deferred financing costs and note discount	117	140
Employee and Director stock-based compensation	89	31
Acquisition earn-out adjustment	-	(820)
Change in fair value of warrants	(254)	(166)
ESOP compensation expense	37	79
Allowance for doubtful accounts	(30)	56
Loss on disposal of property and equipment	2	13
Deferred taxes. net	(9)	(5)
Changes in operating assets and liabilities:
Accounts receivable	3,669	(468)
Due from related party	184	-
Inventory, net	891	(107)
Deferred costs	543	496
Prepaid expenses and other current assets	(251)	(578)
Other assets, net	11	5
Accounts payable	(1,854)	1,961
Accrued expenses and other current liabilities	447	106
Due to related parties	69	158
Unearned revenue	(2,085)	(1,163)
Net cash provided by (used in) operating activities	2,211	(2,150)

Cash flows from investing activities
Purchases of property and equipment	(42)	(33)
Net cash used in investing activities	(42)	(33)

Cash flows from financing activities
Borrowings from lines of credit, net	165	817
Proceeds from issuance of term debt	-	1,000
Repayment of debt	(819)	(1,552)
Paid financing costs	(100)	(119)
Dividends paid	(499)	(296)
Payments for contingent acquisition liability	(84)	-
Common stock issued in private placement, net of costs	-	1,502
Net cash (used in) provided by financing activities	(1,337)	1,352
Effect on cash of foreign currency translation	(2)	(2)
Net increase (decrease) in cash	830	(833)
Cash at beginning of period	641	1,103
Cash at end of period	$1,471	$270

Supplemental disclosures of cash flow information:
Interest paid	$634	$705
Income taxes paid	32	234

Supplemental disclosure of non-cash financing activities:
Accrued and imputed dividends on preferred stock	$1,002	$661
Warrants issued in connection with common stock private placement	-	1,099

See accompanying notes to unaudited condensed consolidated financial statements

F-4

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS

Description of Business

DecisionPoint Systems, Inc., (“DecisionPoint”, the “Company”, “we”, or “us”) through its subsidiaries is an enterprise mobility systems integrator that sells and installs mobile computing and wireless systems that are used both within a company’s facilities in conjunction with wireless networks and in the field using carrier-based wireless networks.  These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers.  The Company also provides professional services, proprietary and third party software and software customization as an integral part of its customized solutions for its customers.  The suite of software products utilizes late breaking technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and warehouse management.

NOTE 2 - BASIS OF PRESENTATION, LIQUIDITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements.  In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all of the adjustments (consisting of normal recurring accruals and adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods indicated.  The interim results for the period ended September 30, 2014, are not necessarily indicative of results for the full 2014 fiscal year or any other future interim periods.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, DecisionPoint Systems International and Apex Systems Integrators, Inc. (“Apex”).  DecisionPoint Systems International has two wholly-owned subsidiaries, DecisionPoint Systems Group, Inc. (“DPS Group”) and CMAC, Inc. (“CMAC”).  The Company currently operates in one business segment.

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the recorded amounts reported therein.  Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used.  The Company evaluates its estimates and assumptions on a regular basis.  The Company uses historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ materially from these estimates and assumptions used in preparation of the unaudited condensed consolidated financial statements.

These unaudited condensed consolidated financial statements have been prepared by management and should be read in conjunction with the audited consolidated financial statements of DecisionPoint Systems, Inc. and notes thereto for the year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2014.

Liquidity and Going Concern

The accompanying unaudited condensed consolidated financial statements were prepared on a going concern basis in accordance with U.S. GAAP.  The going concern basis of presentation assumes that the Company will continue in operation for the next twelve months and will able to realize its assets and discharge its liabilities and commitments in the normal course of business and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the Company’s inability to continue as a going concern.  The Company’s history of losses, working capital deficit, capital deficit, minimal liquidity and other factors raises substantial doubt about the Company’s ability to continue as a going concern.  In order for the Company to continue operations beyond the next twelve months and be able to discharge its liabilities and commitments in the normal course of business, the Company must establish sustained positive operating results through increased sales, successfully implement cost cutting measures, avoid further unforeseen expenses, potentially raise additional equity or debt capital, and successfully refinance its current debt obligations when they come due in February of 2015.  There can be no assurance that the Company will be able to achieve sustainable positive operating results or cost reductions or obtain additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to management.

F-5

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

If the Company does not continue to achieve positive operating results and does not raise sufficient additional capital, material adverse events may occur including, but not limited to, (1) a reduction in the nature and scope of the Company’s operations, (2) the Company’s inability to fully implement its current business plan and (3) continued defaults under the Company’s various loan agreements (for a description of past defaults, see the discussion below).   There can be no assurance that the Company will successfully improve its liquidity position.  The accompanying unaudited condensed consolidated financial statements do not reflect any adjustments that might be required if our liquidity position does not improve.

In the quarter ended September 30, 2014, the Company experienced a decrease in revenue of $3.4 million, or 19.5% compared to the quarter ended September 30, 2013, and a $1.3 million, or 2.8% increase in revenue for the nine months ended September 30, 2014 over the comparable nine months of 2013. In the quarter ended September 30, 2014, the Company experienced a net loss of $563,000 compared to the net loss of $167,000 for the quarter ended September 30, 2013, and a $696,000 net loss for the nine months ended September 30, 2014 compared to a net loss of $3.4 million for the comparable period in 2013. At September 30, 2014 and December 31, 2013, the Company had a substantial working capital deficit totaling $9.9 million. Although a portion of this deficit is associated with deferred costs, unearned revenues and term debt that has been classified current due to expected future covenant violations (see further discussion at Note 8), the liabilities of the Company that we expect will have to be satisfied in the foreseeable future in cash substantially exceed the operating assets that we expected to have available in cash. As a result of our historical operations, the availability under our credit line has contracted and our liquidity has been constrained.

To address liquidity constraints, the Company has reduced non-essential expenses.  Such expense reduction measures have included, but have not been limited to, consolidation of information technology environments, consolidation of our East Coast depot facility into our larger California depot facility, the reduction of outsourced consulting expertise where unnecessary and the replacement of certain service providers with lower cost providers.  The Company has also consolidated administrative personnel and reduced total staffing levels by 29% from April 2013 through February 2014, constituting annual savings of approximately $3 million.  These cost reduction measures have reduced the expense structure of the Company’s business significantly.  The Company is focused on continuing to improve processes and reduce costs.  Currently, the Company has no plans to seek additional outside funding through the sale of our securities unless deemed necessary.  Should additional outside funding be needed, there is no assurance that such funding will be available on terms acceptable to us, or at all.  If the Company raises additional funds by selling additional shares of capital stock, or securities convertible into shares of our capital stock, the ownership interest of the Company’s existing common stock holders will be diluted.

During 2012, 2013 and the first nine months of 2014, all principal and interest payments on the Company’s term debt were made within payment terms.  On August 16, 2013, the Company's credit agreement ("RBC Credit Agreement") with the Royal Bank of Canada ("RBC") was amended and certain financial covenants were modified.  These financial covenants required the Company to maintain specified ratios for fixed coverage and a ratio of funded debt to EBITDA to be tested on a quarterly basis. The Company was not in compliance with the reset covenants in 2013 and the first nine months of 2014.  Although management of the Company believes it is not likely that, as a result of this noncompliance, RBC will exercise its rights up to, and including, acceleration of the outstanding debt, there can be no assurance that RBC will not exercise its rights pursuant to the RBC Credit Agreement. Accordingly, the term debt due to RBC is classified as current on the accompanying unaudited condensed consolidated balance sheets.

As of September 30, 2014, the outstanding balance on our line of credit with Silicon Valley Bank (“SVB”) was $3.8 million, down from $3.9 million at December 31, 2013, and the availability under the line of credit has decreased to $0.7 million (see Note 7 – Lines of Credit).  The Company relies on the SVB and RBC lines of credit to fund daily operating activities, and the Company maintains very little cash on hand.  As of September 30, 2014, the Company was in compliance with the Tangible Net Worth financial covenant under the SVB line of credit and had available a $0.6 million cushion over the covenant requirement.  The Company currently believes that at the time of this filing it is compliant with all the terms and provisions of the SVB lending agreement.  Should the Company’s results fail to improve further or once more deteriorate in a manner consistent with its recent historical financial performance, the Company will violate the Tangible Net Worth financial covenant unless it can raise additional outside funding in amounts that are approximately twice the amount of the losses incurred.

Summary of Significant Accounting Policies

There have been no material changes to the Company's significant accounting policies during the nine months ended September 30, 2014.  For a comprehensive description of the Company's significant accounting policies, see Footnote 2 of the Company's consolidated financial statements included in the Company's 2013 Annual Report on Form 10-K filed on March 31, 2014 with the SEC.

F-6

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

Revenue Recognition - Revenues are generated through product sales, warranty and maintenance agreements, software customization, and professional services.  Product sales are recognized when the following criteria are met (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred and title has passed to the customer which generally happens at the point of shipment provided that no significant obligations remain; (3) the price is fixed and determinable; and (4) collectability is reasonably assured.  The Company generates revenues from the sale of extended warranties on wireless and mobile hardware and systems.  Revenue related to extended warranty and service contracts is recorded as unearned revenue and is recognized over the life of the contract as the Company maintains financial risk throughout the term of these contracts and may be liable to refund a customer for amounts paid in certain circumstances. Our policy is to classify shipping and handling costs billed to customers and the related expenses as cost of sales.

The Company also generates revenue from professional services and customer specified software customization on either a fee-for-service or fixed fee basis.  Revenue from software customization and professional services that is contracted as fee-for-service is recognized in the period in which the services are performed or delivered.  Adjustments to contract price and estimated labor costs are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.  The Company records sales net of sales tax.

The Company enters into revenue arrangements that contain multiple deliverables.  Judgment is required to properly identify the accounting units of the multiple deliverable transactions and to determine the manner in which revenue should be allocated among the accounting units. Moreover, judgment is used in interpreting the commercial terms and determining when all criteria of revenue recognition have been met for each deliverable in order for revenue recognition to occur in the appropriate accounting period. In an arrangement with multiple deliverables, the delivered item or items shall be considered a separate unit of accounting if both of the following criteria are met: (i) the delivered item or items have value to the customer on a standalone basis; (ii) if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item or items is considered probable and substantially in the control of the vendor.  A delivered item or items that do not qualify as a separate unit of accounting within the arrangement shall be combined with the other applicable undelivered item(s) within the arrangement and the allocation of arrangement consideration and the recognition of revenue then shall be determined for those combined deliverables as a single unit of accounting. While changes in the allocation of the arrangement consideration between the units of accounting will not affect the amount of total revenue recognized for a particular sales arrangement, any material changes in these allocations could affect the timing of revenue recognition, which could affect the Company’s results of operations. When the Company enters into an arrangement that includes multiple elements, we allocate revenue based on their relative selling prices.  We use a hierarchy to determine the selling price to be used for allocating revenue to deliverables: (i) vendor specific objective evidence of fair value (“VSOE”), (ii) third party evidence of selling prices (“TPE”) and (iii) best estimate of selling price (“ESP”) as a proxy for VSOE.  When both VSOE and TPE are unavailable, we use ESP.  We determine ESP by considering all relevant factors in establishing the price, which is demonstrated in a gross margin model used.

Revenue from software licenses may contain arrangements with multiple deliverables, including post-contract customer support, that are subject to software revenue recognition guidance. The revenue for these arrangements is allocated to the software and non-software deliverable based on the relative selling prices of all components in the arrangement using the criteria above. Post-contract support is recognized ratably over the support period. When a contract contains multiple elements wherein the only undelivered element is post-contract customer support and VSOE of the fair value of post-contract customer support does not exist, revenue from the entire arrangement is recognized ratably over the support period. Software royalty revenue is recognized in arrears on a quarterly basis, based upon reports received from licensees during the period, unless collectability is not reasonably assured, in which case revenue is recognized when payment is received from the licensee.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash, accounts receivable, and accounts payable.  Beginning January 1, 2013, all of our cash balances were insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor at each financial institution.  This coverage is available at all FDIC member institutions.  The Company uses Silicon Valley Bank, which is an FDIC insured institution.  Based on these facts, collectability of bank balances appears to be adequate.

Historically, a relatively small number of customers have accounted for a significant portion of the Company’s revenue.  The Company had one customer who represented 11% and 10% of the Company’s revenue for the nine months ended September 30, 2014 and 2013, respectively.  The Company had three customers, one of which was not the same, who represented 23% and 21% of its revenue for the nine months ended September 30, 2014 and 2013, respectively. The Company’s accounts receivable was concentrated with one customer at September 30, 2014, representing 13% of gross accounts receivable and with one customer at December 31, 2013, representing 16% of gross accounts receivable.  Customer mix can shift significantly from year to year, but a concentration of the business with a few large customers is typical in any given year.  A decline in revenues could occur if a customer that has been a significant source of revenue in one financial reporting period is a less significant source of revenue in the following period. The loss of a significant customer could have a material adverse impact on the Company.

F-7

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

The Company has the same four primary vendors for the nine months ended September 30, 2014 compared to the similar period in 2013.  For the nine months ended September 30, 2014, the Company had purchases from these four vendors that collectively represented 59% of total purchases and 69% of the total outstanding accounts payable at September 30, 2014.  For the nine months ended September 30, 2013, the Company had purchases from these four vendors that collectively represented 58% of total purchases and 79% of the total outstanding accounts payable at September 30, 2013.  The same single vendor represented 21% and 26% of the total purchases for the nine months ended September 30, 2014 and 2013, respectively.  Loss of this certain vendor could have a material adverse effect on our operations.

The Company’s contracts with these customers and other customers do not include any specific purchase requirements or other requirements outside of the normal course of business.  The majority of customer contracts are on an annual basis for service support while on a purchase order basis for hardware purchases.  Typical hardware sales are submitted on an estimated order basis with subsequent follow on orders for specific quantities.  These sales are ultimately subject to the time that the units are installed at each of the customer locations as per their requirements.  Service contracts are purchased on an annual basis generally and are the performance responsibility of the actual service provider as opposed to the Company.  Termination provisions are generally standard clauses based upon non-performance, but a customer can cancel with a certain reasonable notice period anywhere from 30 to 90 days.  General industry standards for contracts provide ordinary terms and conditions, while actual work and performance aspects are usually dictated by a Statement of Work which outlines what is being ordered, product specifications, delivery, installation and pricing.

Translation of Foreign Currencies - The Company's functional currency is the U.S. dollar. The financial statements of the Company's foreign subsidiary is measured using the local currency, in this case the Canadian dollar (CDN$), as its functional currency and is translated to U.S. dollars for reporting purposes. Assets and liabilities of the subsidiary are translated at exchange rates as of the balance sheet dates. Revenues and expenses of the subsidiary are translated at the rates of exchange in effect during the year.

Fair Value Measurement - Fair value is the price that would be received from selling an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides a hierarchy for inputs used in measuring fair value that prioritize the use of observable inputs over the use of unobservable inputs, when such observable inputs are available. The three levels of inputs that may be used to measure fair value are as follows:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-driven valuations in which all significant inputs are observable or can be derived principally from, or corroborated with, observable market data.

●	Level 3 - Fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including assumptions and judgments made by the Company.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. The Company reviews the fair value hierarchy classification on a quarterly basis. Changes in the observable inputs may result in a reclassification of assets and liabilities within the three levels of the hierarchy outlined above.

Liabilities Measured and Recorded at Fair Value on a Recurring Basis

The Company measures certain liabilities at fair value on a recurring basis such as our contingent consideration related to business combinations and recognizes transfers within the fair value hierarchy at the end of the fiscal quarter in which the change in circumstances that caused the transfer occurred.  There have been no transfers between Level 1, 2 or 3 assets or liabilities during the nine months ended September 30, 2014.

The Company has classified its contingent consideration related to the Apex acquisition as a Level 3 liability. Revenue and other assumptions used in the calculation require significant management judgment.  The unobservable inputs in our valuation model includes estimates by management of Apex achieving specified targets. The Company reassesses the fair value of the contingent consideration liabilities on a quarterly basis.  The Company is obligated to pay bonus consideration to the CEO of Apex. Such bonus is considered additional contingent purchase consideration as the Company is obligated to pay the bonus regardless of whether or not the CEO’s employment is retained. The fair value of the bonus was calculated to be approximately CDN$160,000 (US$153,000 at the Closing Date). At September 30, 2014 there is CDN$101,000 (US$90,000) recorded in earn out consideration in the Company’s unaudited condensed consolidated financial statements.

F-8

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

The Company has classified certain warrants related to the August 2013 issuance and sale of Common Stock in a private offering as a Level 3 Liability.  Assumptions used in the calculation require significant judgment.  The unobservable inputs in our valuation model includes the probability of additional equity financing and whether the additional equity financing would trigger a reset on the down round protection. The Company reassesses the fair value of the warrant liabilities on a quarterly basis.  Based on that assessment, the Company recognized a $254,000 reduction to the fair value of the warrant liability for the nine months ended September 30, 2014.

The following table summarizes the financial liabilities measured at fair value on a recurring basis as of September 30, 2014 and December 31, 2013 (in thousands):

		Quoted prices inactive markets	Significant other observable inputs	Significant other unobservable inputs
	Total	Level 1	Level 2	Level 3
Liabilities
Contingent consideration liability
recorded for business combinations	$90	$-	$-	$90

Fair value of warrants issued in connection
with share purchase agreement	549	-	-	549

Balance at September 30, 2014	$639	$-	$-	$639

		Quoted prices inactive markets	Significant other observable inputs	Significant other unobservable inputs
	Total	Level 1	Level 2	Level 3

Liabilities
Contingent consideration liability
recorded for business combinations	$468	$-	$-	$468

Fair value of warrants issued in connection
with share purchase agreement	803	-	-	803

Balance at December 31, 2013	$1,271	$-	$-	$1,271

The following table summarizes changes to the fair value of the contingent consideration and derivative warrants, which are Level 3 liabilities (in thousands):

	Level 3
	Contingent	Derivative
	consideration	warrants

Balance at December 31, 2013	$468	$803
Adjustments to fair value of warrants (reflected in other income)	-	(254)
Cash paid for contingent acquisition liability	(84)	-
Settlement of earn-out obligation reflected in accrued liabilities	(279)	-
Effect of currency translation	(15)	-
Balance at September 30, 2014	$90	$549

F-9

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

Assets Measured and Recorded at Fair Value on a Nonrecurring Basis

The Company's non-financial assets and liabilities, such as goodwill, intangible assets, and other long lived assets resulting from business combinations are measured at fair value using income and market comparable valuation methodologies at the date of acquisition and subsequently re-measured if there are indicators of impairment. There were no indicators of impairment identified during the nine months ended September 30, 2014.

Income Taxes - We account for income taxes in accordance with the Financial Accounting Standards Board (“FASB”) guidance, which requires deferred tax assets and liabilities, be recognized using enacted tax rates to measure the effect of temporary differences between book and tax bases on recorded assets and liabilities. FASB guidance also requires that deferred tax assets be reduced by a valuation allowance, if it is more likely than not some portion or all of the deferred tax assets will not be recognized.

For the three months ended September 30, 2014, the Company recorded a tax expense of $0.4 million on pre-tax loss of $0.2 million, compared to an income tax benefit of $0.1 million on pre-tax loss of $0.3 million for the three months ended September 30, 2013. For the nine months ended September 30, 2014, the Company recorded a tax expense of $0.5 million on pre-tax loss of $0.2 million, compared to an income tax benefit of $0.5 million on pre-tax loss of $3.9 million for the nine months ended September 30, 2013. As of September 30, 2014, the tax provision was calculated on an annualized method as described in FIN18 with an annual effective tax rate of negative 302.81%. The difference in the annual effective tax rate in fiscal 2014 as compared to the U.S. federal statutory rate of 34% was primarily driven by the establishment of a valuation allowance related to our deferred tax assets. If forecast is achieved, management of the Company expects a material tax provision benefit to be recorded in the fourth quarter. This is a result of the application of FIN 18. Actual annual effective tax rate and tax expense (benefit) for the year may vary significantly from quarterly estimates as a result of the mechanics of applying FIN 18 for the interim quarter tax provision calculations.

Recently Issued Accounting Pronouncements – In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition” and most industry specific guidance. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. This new guidance is effective for annual reporting periods beginning after December 15, 2016 and early adoption is not permitted. Accordingly, the Company will adopt this new guidance beginning in fiscal 2017. Companies may use either a full retrospective or a modified retrospective approach to adopt this new guidance and management is currently evaluating which transition approach to use and the impact of this new guidance on our consolidated financial position or results of operations.

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (Subtopic 205-40), which defines management's responsibility to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and to provide related disclosures. Currently, this evaluation has only been an auditor requirement. Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of the consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that financial statements are issued. This amended guidance will be effective for us beginning January 1, 2016. The Company does not expect the adoption of this amended guidance to have a significant impact on its Consolidated Financial Statements.

NOTE 3 – LOSS PER COMMON SHARE

Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding.  Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  The weighted-average basic and diluted shares for each of the nine months ended September 30, 2014 and 2013 exclude approximately 0.4 million and 0.5 million, respectively, of shares related to the Employee Stock Ownership Plan that have not been committed to be released.

For periods presented in which there is a net loss, potentially dilutive securities are excluded from the computation of fully diluted net loss per share as their effect is anti-dilutive. All potentially dilutive securities are anti-dilutive due to the net loss incurred by the Company in the periods presented.

Potential dilutive securities consist of (in thousands):

	Nine Months Ended September 30,
	2014	2013

Convertible preferred stock - Series A	270	270
Convertible preferred stock - Series B	131	131
Convertible preferred stock - Series D	10,287	7,824
Convertible preferred stock - Series E	8,331	-
Warrants to purchase common stock	3,555	2,737
Options to purchase common stock	766	544

Total potentially dilutive securities	23,340	11,506

F-10

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

NOTE 4 – WARRANT LIABILITY

The Company has determined that certain warrants the Company has issued contain provisions that protect the holders from future issuances of the Company’s Common Stock at prices below such warrants’ then-in-effect respective exercise prices (see Note 9).  These provisions could result in modification of the warrants then-in-effect exercise price.  The Company has evaluated the guidance ASC 480-10 Distinguishing Liabilities from Equity and ASC 815-40 Contracts in an Entity’s Own Equity.  Pursuant to this guidance, the Company’s management has concluded that these instruments do not meet the criteria for classification as equity treatment and must be recorded as a liability as a result of the terms in the warrants that provide for price protection in the event of a future issuance.  The Company recognizes these warrants as liabilities at their fair value and re-measures them at fair value on each reporting date. ASC 820 Fair Value Measurement provides requirements for disclosure of liabilities that are measured at fair value on a recurring basis in periods subsequent to the initial recognition (see Note 2).

The Company uses Level 3 inputs for its valuation methodology for the warrant derivative liabilities. The estimated fair values were determined using a Monte Carlo option pricing model based on various assumptions.  The Company’s derivative liabilities are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to the fair value of derivative liabilities.  Various factors are considered in the pricing models the Company uses to value the warrants, including the Company’s current common stock price, the remaining life of the warrants, the volatility of the Company’s common stock price, and the risk-free interest rate.  In addition, as of the valuation dates, management assessed the probabilities of future financing assumptions in the Monte Carlo valuation models.  Future changes in these factors will have a significant impact on the computed fair value of the warrant liability.  Accordingly, the Company expects future changes in the fair value of the warrants to continue to vary from quarter to quarter.

The Company revalues the warrants as of the end of each reporting period. The estimated fair value of the outstanding warrant liabilities was approximately $549,000 and $803,000, as of September 30, 2014 and December 31, 2013, respectively.  The decrease in the fair value of the warrant liabilities for the three months ended September 30, 2014 was $88,000 while the decrease in fair value of the warrant liabilities for the nine months ended September 30, 2014 was $254,000. The adjustments to the fair value of the warrant liabilities are included in other income in the Company’s consolidated statement of operations.

The warrant liabilities were valued at the closing dates of the common stock purchase agreement (see Note 9(c)) and the end of each reporting period using a Monte Carlo valuation model with the following assumptions:

	Placement Agent Warrants		Investor Warrants
Warrants	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013

Closing price per share of common stock	$0.40	$0.53	$0.40	$0.53
Exercise price per share (range)	0.50	0.50	0.50	0.50
Expected volatility	132.4%	123.5%	132.7%	123.5%
Risk-free interest rate	1.4%	1.6%	1.4%	1.6%
Dividend yield	-	-	-	-
Remaining expected term of underlying securities (years)	3.9	4.6	3.9	4.6

NOTE 5 – BUSINESS COMBINATIONS

Illume Mobile

On July 31, 2012 (“Illume Closing Date”), the Company consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc. Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”), based in Tulsa, Oklahoma. Founded in 1996, Illume Mobile is a mobile business solutions provider that serves mobile products and platforms. Illume Mobile’s initial core business is the development and integration of business applications for mobile environments. The Company accounted for the transaction using the purchase method of accounting and the operating results for Illume Mobile have been consolidated into the Company’s results of operations beginning on August 1, 2012.

In consideration for the business of Illume Mobile, the Company paid $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in the form of 617,284 shares of the Company’s common stock. The Company valued the shares issued in conjunction with the acquisition at $697,531.

Pursuant to the Asset Purchase Agreement, the Company could have been required to make an additional payment (“Earn-Out Payment”) to the seller of up to $500,000 of which 50% would be payable in cash, and 50% would be in shares of the common stock of the Company. In 2013, it was determined there was not an Earn-Out Payment obligation due under the Asset Purchase Agreement. The Company continues to recognize no Earn-Out Payment obligation in 2014.

F-11

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

Apex

On June 4, 2012 (the “Apex Closing Date”), pursuant to a Stock Purchase Agreement (the “Apex Purchase Agreement”), the Company acquired all of the issued and outstanding shares of Apex, a corporation organized under the laws of the Province of Ontario, Canada. Apex is a provider of wireless mobile work force software solutions. Its suite of products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and, warehouse management. Its clients are North American companies that are household names whose products and services are used daily to feed, transport, entertain and care for people throughout the world. The Company accounted for the transaction using the purchase method of accounting and the operating results for Apex have been consolidated into the Company’s results of operations beginning on June 5, 2012.

In consideration for the shares of Apex, the Company paid CDN$5,000,000 (US$4,801,000 at the Closing Date) (the “Apex Closing Amount”) in cash. The Company may have been required to pay up to an undiscounted amount of CDN$3,500,000 (US$3,360,700 at the Closing Date) in consideration for Apex achieving certain levels of adjusted earnings before interest, depreciation, taxes and amortization (the “EBITDA”), as defined by the Apex Purchase Agreement, in the period ended July 2013. The initial fair value of the earn-out (the “Apex Earn-Out Payment”) was calculated to be approximately CDN$1,076,000 (US$1,033,000 at the Closing Date). At September 30, 2013, the calculated Apex Earn-Out Payment due under the Apex Purchase Agreement was CDN$341,000 (US$331,000).  The adjustment of CDN$735,000 (US$713,000) was recorded as a separate component of operating expenses in the unaudited condensed consolidated statement of operations and comprehensive loss as of September 30, 2013.  On June 9, 2014, the accounting expert issued their final report and the fair value of the Apex Earn-Out Payment was calculated to be CDN$400,000 of which CDN$89,000 (US$84,000) (22.22%) was paid in cash and CDN$311,000 (US$291,000) (77.78%) payable in the form of a convertible promissory note. As of September 30, 2014, there is CDN$311,000 (US$279,000) recorded in earn out consideration reflected in accrued liabilities in the unaudited condensed consolidated financial statements (see Note 12). The convertible promissory note is expected to be executed in the fourth quarter of 2014.

As part of the Apex Purchase Agreement, the Company is obligated to pay bonus consideration to the CEO of Apex. Such bonus is considered additional contingent purchase consideration as the Company is obligated to pay the bonus regardless of whether or not the CEO’s employment is retained. The initial fair value of the bonus was calculated to be approximately CDN$160,000 (US$153,000 at the Closing Date). At September 30, 2014 there is CDN$101,000 (US$90,000) recorded in earn out consideration reflected in accrued liabilities in the Company’s unaudited condensed consolidated financial statements.

NOTE 6 – GOODWILL AND INTANGIBLE ASSETS

The following summarizes the transaction affecting goodwill through September 30, 2014 (in thousands):

Balance at December 31, 2013	$8,395

Effect of currency translation on Apex	(100)
Balance at September 30, 2014	$8,295

As of September 30, 2014 and December 31, 2013, the Company’s intangible assets and accumulated amortization consist of the following (in thousands):

	September 30, 2014			December 31, 2013
		Accumulated			Accumulated
	Gross	Amortization	Net	Gross	Amortization	Net

Customer relationships	$3,202	$(2,006)	$1,196	$3,264	$(1,654)	$1,610
Contractor and resume databases	675	(506)	169	675	(405)	270
Tradename	845	(504)	341	862	(364)	498
Internal use software	2,702	(1,885)	817	2,802	(1,299)	1,503
Covenant not to compete	103	(103)	-	104	(78)	26

	$7,527	$(5,004)	$2,523	$7,707	$(3,800)	$3,907

The effect of foreign currency translation on the goodwill and intangible assets for the nine months ended September 30, 2014 is approximately ($100,000) and ($91,000).

Amortization expense for the three and nine months ended September 30, 2014 was $0.4 million and $1.3 million, respectively, and amortization expense for the three and nine months ended September 30, 2013 was $0.4 million and $1.4 million, respectively.

F-12

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

NOTE 7 – LINES OF CREDIT

SVB Line of Credit - The Company has a $10.0 million revolving line of credit with Silicon Valley Bank (“SVB”) which provides for borrowings based upon eligible accounts receivable, as defined in the Loan Agreement (“SVB Loan Agreement”).  Under the SVB Loan Agreement as amended, SVB has also provided the Company with term loans as discussed at Note 8.  The SVB Loan Agreement is secured by substantially all the assets of the Company and matures in February 2015.  As of September 30, 2014 and December 31, 2013, the outstanding balance on the line of credit was approximately $3.8 and $3.9 million, respectively, and the interest rate for September 30, 2014 and December 31, 2013 was 6.5% and 7.0%, respectively. The line of credit is due February 2015. The line of credit has a certain financial covenant and other non-financial covenants.   The minimum Tangible Net Worth requirement of an $8.7 million deficit is to be further reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation).   As of September 30, 2014 and December 31, 2013, the Company was in compliance with the Tangible Net Worth financial covenant and had available a $0.6 million and $0.8 million cushion over the requirement, respectively. The Company believes that at the time of this filing it is compliant with the terms and provisions of its SVB Loan Agreement. Should the Company continue to incur losses in a manner consistent with its recent historical financial performance, the Company will violate Tangible Net Worth covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

Availability under the line of credit was approximately $0.7 million as of September 30, 2014. The line of credit allows the Company to cause the issuance of letters of credit on account of the Company to a maximum of the borrowing base as defined in the SVB Loan Agreement.  No letters of credit were outstanding as of September 30, 2014 or December 31, 2013.

RBC Line of Credit - The Company is party to a credit agreement, dated June 4, 2012 (the “RBC Credit Agreement”) with Royal Bank of Canada (“RBC”).  Under the RBC Credit Agreement, the revolving demand facility allows for borrowings up to CDN$200,000 based upon eligible accounts receivable.  Interest is based on the Royal Bank Prime (“RBP”) plus 1.5% and is payable on demand.  As of September 30, 2014 and December 31, 2013, the outstanding balance on the line of credit was $193,000 and the interest rate is 4.5%.  The RBC Credit Agreement is secured by the assets of Apex.  The revolving demand facility has certain financial covenants and other non-financial covenants.  The covenants were reset by RBC on August 16, 2013.  The Company was not in compliance with the reset covenants at September 30, 2014 and December 31, 2013.  See further discussion regarding this condition at Note 8.

For the nine months ended September 30, 2014 and 2013, the Company’s interest expense for the SVB and RBC lines of credit, including amortization of deferred financing costs, was approximately $329,000 and $262,000, respectively.

RBC and SVB are party to a subordination agreement, pursuant to which RBC agreed to subordinate any security interest in assets of the Company granted in connection with the RBC Credit Agreement to SVB’s security interest in assets of the Company and its subsidiaries.

Under the RBC Credit Agreement, the lender provided Apex with a term loan as discussed at Note 8.

F-13

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

NOTE 8 – TERM DEBT

Term debt as of September 30, 2014, consists of the following (in thousands):

	Balance December 31, 2013	Additions	Payments	Amortization of Note Discount	Effect of Currency Translation	Balance September 30, 2014
RBC term loan	$1,169	$-	$(570)	$-	$(38)	$561

BDC term loan	1,589	-	-	-	(65)	1,524

SVB term loan-2	722	-	(250)	-	-	472

Total note discounts	(45)	-	-	21	-	(24)

Total debt	$3,435	$-	$(820)	$21	$(103)	2,533

less current portion						(878)

Debt, net of current portion						$1,655

The Company’s debt is recorded at par value adjusted for any unamortized discounts.  Discounts and costs directly related to the issuance of debt are capitalized and amortized over the life of the debt using the effective interest rate method and is recorded in interest expense in the accompanying unaudited condensed consolidated statements of operations.  Unamortized deferred financing costs of approximately $26,000 and $48,000 are included in other assets in the accompanying unaudited consolidated balance sheets as of September 30, 2014 and December 31, 2013, respectively.

RBC Term Loan -- On June 4, 2012, Apex entered into the RBC Credit Agreement with RBC described in Note 7, pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000, including a term facility (“RBC Term Loan”) in the amount of CDN $2,500,000 (US$2,401,000 at the Closing Date). The RBC Term Loan accrues interest at RBP plus 4% (7% at September 30, 2014). Principal and interest is payable over a three year period at a fixed principal amount of CDN $70,000 a month beginning in July 2012 and continuing through June 2015.  Apex paid approximately $120,000 in financing costs, which has been recorded as deferred financing costs or note discount in the accompanying unaudited consolidated balance sheets as of September 30, 2014 and December 31, 2013, and is being amortized to interest expense over the term of the loan.

In addition, the RBC Term Loan calls for mandatory repayments based on 20% of Apex’s free cash flow as defined in the RBC Credit Agreement, before discretionary bonuses based on the annual year end audited financial statements of Apex, beginning with the fiscal year ended December 31, 2012, and payable within 30 days of the delivery of the annual audited financial statements, and continuing every six months through December 31, 2014.  This amount is estimated to be $0 at September 30, 2014 and December 31, 2013.

The RBC Term Loan has certain financial covenants and other non-financial covenants.   On August 16, 2013 the RBC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended credit agreement and commencing with the fiscal year ended December 31, 2013, the Company is required to maintain a fixed coverage ratio, calculated on a consolidated basis of not less than 1.15:1 with a step-up to 1.25:1 as of March 31, 2014, tested on a rolling four quarter basis thereafter and a ratio of funded debt to EBITDA, calculated on an annual consolidated basis of not greater than 3.0:1, tested on a rolling four quarter basis thereafter.  As part of the revised financial covenants, covenant testing was waived by RBC for September 30, 2013.  The Company was not in compliance with the reset covenants at September 30, 2014 and December 31, 2013.  Although the Company believes it is not likely that RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance that RBC will not exercise their rights pursuant to the provisions of the debt obligation.  Accordingly, the Company has classified the term debt obligation as current at September 30, 2014 and December 31, 2013.

BDC Term Loan -- On June 4, 2012, Apex also entered into the BDC Loan Agreement as part of the Apex Purchase Agreement described in Note 5, pursuant to which BDC made available to Apex a term credit facility (“BDC Term Loan”) in the aggregate amount of CDN $1,700,000 (USD $1,632,000 at the Closing Date). The BDC Term Loan accrues interest at the rate of 12.5% per annum, and matures on June 23, 2016, with an available one year extension for a fee of 2%, payable at the time of extension. In addition to the interest payable, consecutive quarterly payments of CDN$20,000 as additional interest are due beginning on June 23, 2012, and subject to compliance with bank covenants, Apex will make a mandatory annual principal payment in the form of a cash flow sweep which will be equal to 50% of the Excess Available Funds (as defined by the BDC Loan Agreement) before discretionary bonuses based on the annual year end audited financial statements of Apex. The maximum annual cash flow sweep in any year will be CDN$425,000. As of September 30, 2014, the Company estimates that the cash sweep will be approximately $0. Such payments will be applied to reduce the outstanding principal payment due on the maturity date. In the event that Apex’s annual audited financial statements are not received within 120 days of its fiscal year end, the full CDN$425,000 becomes due and payable on the next payment date. Apex paid approximately $70,000 in financing costs which $35,000 has been recorded as deferred financing costs and $35,000 recorded as a note discount in the accompanying consolidated balance sheet as of September 30, 2014, and is being amortized to interest expense over the term of the loan using the effective interest rate method.  As of September 30, 2014, there was approximately $15,000 in unamortized deferred financing costs and $15,000 in unamortized note discount.

F-14

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

The terms of the BDC loan agreement also provide for a fee to BDC in the event of the occurrence of any of the following:

(a)   if 50% or more of any company comprising Apex or the Company (consolidated assets or shares) is sold or merged with an unrelated entity; or

(b)   if there is a change of control of Apex and/or the Company prior to the Maturity Date or any extended maturity date of the BDC Term Loan,

In the event of (a) or (b) above, Apex will pay to BDC a bonus in an amount equal to 2% of the aggregate value of Apex and the Company determined as at the closing date of such transaction, which bonus shall become due and payable at the time of the closing of such transaction. Notwithstanding any prepayment of the BDC Term Loan, the bonus and Apex’s obligation to pay same to BDC will remain in full force and effect until the maturity date or any amended or extended maturity date agreed by BDC such that in the event of any sale, initial public offering or similar transaction, Apex’s obligation to pay the bonus amount to the BDC will survive such prepayment.

The BDC Loan Agreement contains certain financial and non-financial covenants.  On August 22, 2013, the BDC Term Loan was amended and certain financial covenants were modified.  Pursuant to the amended loan agreement, the Company is required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised yearly 120 days after each year end.  The Company was in compliance with all of our BDC financial covenants as of December 31, 2013.  We expect to continue to meet the requirements of our BDC financial covenants over the short and long term.

In the event either or both of the RBC Loan Agreement or the BDC Loan Agreement were deemed to be in default, RBC or BDC, as applicable, could, among other things (subject to the rights of SVB as the Company’s senior lender), terminate the facilities, demand immediate repayment of any outstanding amounts, and foreclose on our assets. Any such action would require us to curtail or cease operations, as the Company does not currently have alternative sources of financing.

SVB Term Loan - On December 31, 2010, pursuant to an Assumption and Amendment to Loan and Security Agreement ("Amended SVB Loan Agreement"), the Company borrowed $3.0 million from Silicon Valley Bank (“SVB”). The SVB Term Loan was due in 36 equal monthly installments of principal plus interest beginning on February 1, 2011. The SVB Term Loan is secured by substantially all of the assets of the Company except for the assets of Apex.  On May 20, 2011, pursuant to a Consent and Amendment to Loan and Security Agreement (“Amendment”), the maturity date was amended to April 30, 2012, with the remaining principal due on that date to be paid as a balloon payment. On September 27, 2011, the agreement was amended and certain covenants were replaced or modified resulting in the Company being in full compliance at September 30, 2011. The principal amount outstanding under the Term Loan accrues interest at a fixed rate equal to 9% per annum. In addition, a final payment equal to 2% of the aggregate amount of the Term Loan is due on the earlier of the maturity date or the date the Term Loan is prepaid. This final payment of $60,000 has been recorded as a discount to the SVB Term Loan, which was amortized to interest expense through December 2013, using the effective interest method.

The Amended SVB Loan Agreement includes various customary covenants, limitations and events of default. Financial covenants, among others, include liquidity and fixed charge coverage ratios, minimum tangible net worth requirements and limitations on indebtedness.   As of September 30, 2014, the Company was in compliance with the tangible Net Worth financial covenant and had available a $0.6 million cushion over the requirement.  The Company currently believes that at the time of this filing it is compliant with the terms and provisions of its SVB lending agreement and expects to continue to meet the requirements of our SVB financial covenants over the short and long term.  Should the Company continue to incur losses in a manner consistent with its recent historical financial performance, the Company will violate this covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

On February 27, 2013, the Company amended the Loan and Security Agreement which provided an additional term loan (the “SVB Term Loan 2”) of $1,000,000. The new term loan is due in 36 monthly installments of principal plus accrued interest beginning on April 1, 2013. The additional term loan accrues interest at 7.5% per annum. As of September 30, 2014 and December 31, 2013, the outstanding balance on the SVB Term Loan 2 was approximately $472,000 and $722,000, respectively.

F-15

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

For the nine months ended September 30, 2014 and 2013, the Company’s interest expense on the term debt, including amortization of deferred financing costs, was approximately $317,000 and $439,000, respectively.

In the event either or both RBC Loan Agreement and/or the BDC Loan Agreement were deemed to be in default, then the Amended SVB Loan agreement would be in default, which could, among other things, terminate the facility and term loan, demand immediate repayment of any outstanding amounts, and foreclose on our assets. Any such action would require us to curtail or cease operations, as the Company does not currently have alternative sources of financing.

NOTE 9 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue two classes of stock designated as common stock and preferred stock. As of September 30, 2014, the Company is authorized to issue 110,000,000 total shares of stock. Of that amount, 100,000,000 shares are common stock, each having a par value of $0.001. The remaining 10,000,000 shares are preferred stock, each having a par value of $0.001, of which 500,000 shares are designated as Series A Preferred Stock, of which 269,608 are issued and outstanding, 500,000 shares are designated as Series B Preferred Stock, of which 131,347 are issued and outstanding, 4,000,000 shares are designated as Series D Preferred Stock, of which 730,357 shares are issued and outstanding, and 2,000,000 are designated as Series E Preferred Stock, of which 416,533 shares are issued and outstanding.

(a) Cumulative Convertible Preferred Stock

A summary of preferred stock outstanding as of September 30, 2014 is as follows (in thousands, except share data):

Description

Series A Preferred, $0.001 par value per share, 500,000 shares designated,
269,608 shares issued and outstanding, liquidation preference of $975
plus cumulative dividends of $422	$1,397
Series B Preferred, $0.001 par value per share, 500,000 shares designated,
131,347 shares issued and outstanding, liquidation preference of $380
plus cumulative dividends of $116	496
Series D Preferred, $0.001 par value per share, 4,000,000 shares designated,
730,357 shares issued and outstanding (net of $1,374 in issuance costs), liquidation preference of $7,451 plus cumulative imputed dividends and
beneficial conversion feature of $1,589	7,470
Series E Preferred, $0.001 par value per share, 2,000,000 shares designated,
416,533 shares issued and outstanding (net of $875 in issuance costs),
liquidation preference of $4,270 plus cumulative imputed dividends of $82	3,372

Total convertible preferred stock	$12,735

Series A Preferred Stock and Series B Preferred Stock

The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value. The stated value of the Series A Preferred is $4.00 per share and the stated value of the Series B Preferred is $3.20 per share. Dividends shall be cumulative and shall accrue on each share of the outstanding preferred stock from the date of its issue.

The holders of the Series A and Series B Preferred Stock have no voting rights except on matters affecting their rights or preferences. Subject to the rights of the Series D Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A (subject to the rights of the Series B Preferred) and Series B Preferred Stock shall be entitled to receive an amount equal to the stated value per share of $4.00 and $3.20, respectively, plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock. The Series A Preferred Stock has preference over the Series B Preferred Stock in liquidation.

Each share of Series A Preferred Stock is convertible, at the option of the holder, at a conversion price of $4.00 per share. Each share of Series B Preferred Stock is convertible, at the option of the holder, at a conversion price of $3.20 per share.

F-16

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

Series C Preferred Stock

On December 20, 2012, all issued and outstanding shares of Series C Preferred Stock were redeemed using the proceeds generated from the sale of the Series D Preferred Stock.

In connection with the sale of Series E Preferred Stock, on November 12, 2013, the Company filed a Certificate of Elimination of Series C Preferred Stock (the “Series C Certificate of Elimination”), pursuant to which, the 5,000,000 shares of the Company’s preferred stock that had been designated as Series C Preferred Stock were returned to the status of blank check preferred stock.

Series D Preferred Stock

On December 20, 2012, we filed a Certificate of Designation of Series D Preferred Shares (the “Series D Certificate of Designation”) with the Secretary of State of Delaware.  Pursuant to the Series D Certificate of Designation, we designated 4,000,000 shares of our preferred stock as Series D Preferred Stock.  The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price is $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions.  As a result of the private placement closed on August 15, 2013 and August 21, 2013, the Conversion Price of the Series D Preferred Stock was reduced to $0.90.  As a result of the private placement closed on November 12, 2013 and November 22, 2013, the Conversion Price of the Series D Preferred Stock was reduced to $0.71.  As a result of the reduction in conversion price, the Company recorded a contingent beneficial conversion feature of $1.3 million.  The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue.  We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.  On January 1, 2014, the Board of Directors declared a PIK dividend payable in the form of 26,157 shares of Series D Preferred Stock.  The dividends were payable to holders of record as of December 31, 2013 for accrued dividends for the period of October 1, 2013 to December 31, 2013.  As those shares were not issued until April 2014, they have not been included in the Series D Preferred Stock balance at December 31, 2013.  As such, the Company recorded a dividend payable in Current Liabilities in the in the Condensed Consolidated Balance Sheet at December 31, 2013 at an estimated fair value of $213,000.  Additionally, on December 31, 2013, cash dividends of $351 were accrued for fractional share dividends not paid-in-kind.  In April 2014, the Company issued 26,157 Series D Preferred Stock PIK dividend shares, for previously accrued dividends. Dividends totaling $147,000 are accrued for in Current Liabilities at September 30, 2014 in the accompanying unaudited condensed consolidated balance sheet.

Upon any liquidation, dissolution or winding-up of our Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

In addition, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, the Company may, in its sole discretion, effect the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended).

The Series D Preferred Stock also contains registration rights which compel the Company to file a registration statement with the SEC within 60 days of the final closing date (December 31, 2012), and requires the registration statement to become effective within 90 days thereafter.  The initial registration statement was filed on February 12, 2013.  If the registration statement is not declared effective by May 12, 2013, a partial liquidated damage equal to 0.1% of the purchase price paid by each investor shall be payable on each monthly anniversary until the registration statement becomes effective.  In no event shall the partial liquidated damage exceed 0.6% of the purchase price paid by each investor.  On July 30, 2013, the registration statement was declared effective by the SEC.  On October 15, 2013, the Company paid liquidated damages of $18,000.

Pursuant to the Series D Certificate of Designation, commencing two years from the termination or expiration of the offering of the Series D Preferred Stock (which termination occurred on December 31, 2012), and at any time thereafter, the Company in its sole discretion may redeem all of the outstanding shares of Series D Preferred Stock at a purchase price of $10.00 per share plus any accrued but unpaid dividends.

F-17

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

Series E Preferred Stock

In November 2013, the Company issued 409,000 shares of Series E Preferred for cash consideration totaling $4,090,000. In conjunction with the issuance, the Company incurred issuance costs totaling $875,000, consisting of placement fees of $327,000, legal and other expenses of $270,000, and issued 818,000 warrants to purchase shares of common stock with an exercise price of $0.55 per share to the placement agent with an estimated fair value of $278,000 determined using the Black Scholes option valuation pricing model. The fair value calculation was prepared using the following assumptions: Stock price: $0.47; expected term: 2.5 years; risk free rate of interest of 0.44%; volatility of 143%; and dividend yield of $0.

On November 12, 2013, the Company filed a Certificate of Designation of Series E Preferred Stock (the “Series E Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series E Certificate of Designation, we designated 2,000,000 shares of the Company’s preferred stock as Series E Preferred Stock. The Series E Preferred Stock has a Stated Value of $10.00 per share, does not have voting rights, and is convertible, at the option of the holder, into such number of shares of common stock equal to the number of shares of Series E Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions.

The Series E Preferred Stock entitles the holder to cumulative dividends (subject to the prior dividend rights of the Company’s Series D Preferred Stock), payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option (subject to certain conditions), pay dividends in PIK shares, in which event the applicable dividend rate will be 14% and the number of shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of our common stock for the five prior consecutive trading days.  On January 1, 2014, the Board of Directors declared a PIK dividend payable in the form of 7,533 shares of Series E Preferred Stock.  The dividends were payable to holders of record as of December 31, 2013 for accrued dividends for the period of October 1, 2013 to December 31, 2013.  As those shares were not issued until April 2014, they have not been included in the Series E Preferred Stock balance December 31, 2013.  As such, the Company recorded a dividend payable in Current Liabilities in the Condensed Consolidated Balance Sheet at December 31, 2013 at an estimated fair value of $75,000.  Additionally, on December 31, 2013, cash dividends of $561 were accrued for fractional share dividends not paid-in-kind.  In April 2014, the Company issued 7,533 Series E Preferred Stock PIK dividend shares, for previously accrued dividends. Dividends totaling $105,000 are accrued for in Current Liabilities at September 30, 2014 in the accompanying unaudited condensed consolidated balance sheet.

Upon any liquidation, dissolution or winding-up of our Company, holders of Series E Preferred Stock will be entitled to receive (following payment in full of amounts owed to in respect of the Company’s Series D Preferred Stock), for each share of Series E Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

In addition, commencing on the trading day on which the closing price of the common stock is greater than $1.35 for thirty consecutive trading days with a minimum average daily trading volume of at least 10,000 shares for such period, and at any time thereafter, the Company may, in our sole discretion, effect the conversion of all of the outstanding shares of Series E Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended).

The Series E Preferred Stock also contains registration rights which compel the Company to file a registration statement with the SEC within 60 days of the final closing date (November 22, 2013), and requires the registration statement to become effective within 90 days thereafter.  The initial registration statement was filed on January 10, 2014.  If the registration statement is not declared effective by January 21, 2014, a partial liquidated damage equal to 0.1% of the purchase price paid by each investor shall be payable on each monthly anniversary until the registration statement becomes effective.  In no event shall the partial liquidated damage exceed 0.6% of the purchase price paid by each investor.  On January 22, 2014, the registration statement was declared effective by the SEC.

On November 12, 2013, we filed Amendment No. 2 to our Certificate of Designation of Series A Preferred Stock (the “Series A Amendment”), and Amendment No. 2 to our Certificate of Designation of Series B Preferred Stock (the “Series B Amendment”). Pursuant to the Series A Amendment and the Series B Amendment, the Series A Preferred Stock and the Series B Preferred Stock will be subordinate to the Series E Preferred Stock with respect to any distributions upon any liquidation, dissolution or winding-up of our Company, respectively.

F-18

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

(b) Common Stock

For the nine months ended September 30, 2014

There were no common stock issuances for the nine months ended September 30, 2014.

For the year ended December 31, 2013

On April 26, 2013, the Company issued 70,207 shares of its common stock to 3 employees as part of a specified portion of their regular annual cash bonus.  The shares were valued at $83,000 and were recorded as part of selling, general and administrative expenses in the consolidated statement of operations and comprehensive loss as of December 31, 2013.

On August 15, 2013, the Company entered into a purchase agreement with multiple accredited investors relating to the issuance and sale of Common Stock in a private offering.  On August 15, 2013, the initial closing date (the “Initial Closing”) of the purchase agreement, we sold (i) an aggregate of 2,594,000 shares of our Common Stock for $0.60 per share and (ii) Common Stock Purchase Warrants (the “Investor Warrants”) for the purchase of an aggregate of 1,297,000 shares for aggregate gross proceeds of $1,556,400.  The Investor Warrants have a five-year term, an exercise price of $1.00 and contain certain provisions for anti-dilution and price adjustments in the event of a future offering.

On August 21, 2013, the final closing date (the “Final Closing”) of the Purchase Agreement, we sold (i) an aggregate of 333,333 shares of our Common Stock for $0.60 per share and (ii) 166,667 Investor Warrants for aggregate gross proceeds of $200,000.

For a period commencing on the Initial Closing and terminating on a date which is 24 months from the Initial Closing, in the event the Company issues or grants any shares of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock pursuant to which shares of Common Stock may be acquired at a price less than $0.60 per share, then the Company shall promptly issue additional shares of Common Stock to the investors under the Purchase Agreement in an amount sufficient that the subscription price paid, when divided by the total number of shares issued (shares purchased under the Purchase Agreement plus the additional shares issued under this provision), will result in an actual price paid by the Subscriber per share of Common Stock equal to such lower price.

On December 10, 2013, the Company issued 585,467 shares of its common stock as a result of the anti-dilution adjustment triggered by the sale of Series E Preferred Shares.  The common stock issued to investors at the closings on August 15, 2013 and August 21, 2013 contained certain price protection provisions.  These price protections are considered embedded options to contingently acquire common stock that are clearly and closely related to the host common stock and are therefore not bifurcated.  The shares issued were valued at $263,000 and were recorded as deemed dividend as of December 31, 2013.

If the Company at any time while the Investor Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock (as, at an effective price per share less than the exercise price of the Investor Warrants then in effect, the exercise price of the Investor Warrants will be reduced to equal to such lower price.

As a result of the sale of Series E Preferred Shares described above, the conversion price of the Investor Warrants was reduced to $0.50 per share on November 12, 2013.

Pursuant to the purchase agreement, we agreed to, within 30 days of August 21, 2013, file a registration statement (the “Common Stock Registration Statement”) with the SEC covering the re-sale of the Common Shares and the shares of common stock underlying the Investor Warrants.  We also agreed to use its best efforts to have the Common Stock Registration Statement become effective as soon as possible after filing (and in any event within 120 days of the filing of such Common Stock Registration Statement).  If the Common Stock Registration Statement is not declared effective within the requisite period of time, a partial liquidated damage equal to 0.2% of the purchase price paid by each investor shall be payable on each monthly anniversary until it becomes effective.  In no event shall the partial liquidated damage exceed 10% of the purchase price paid by each investor.  On October 4, 2013, the Common Stock Registration Statement was declared effective by the SEC.

The Company paid the placement agent $175,600 in commissions (equal to 10% of the gross proceeds), and issued to the placement agent five-year warrants (the “Placement Agent Warrants”) to purchase 292,733 shares of our common stock (equal to 10% of the number of shares of common stock sold under the purchase agreement).  The Placement Agent Warrants have a five-year term, an exercise price of $0.60 and contain provisions for anti-dilution and price adjustments in the event of a future offering.

F-19

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

If the Company at any time while the Placement Agent Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock, at an effective price per share less than the exercise price of the Placement Agent Warrants then in effect, the exercise price of the Placement Agent Warrants will be reduced to equal to such lower price.  As a result of the sale of Series E Preferred Shares described above, the conversion price of the Placement Agent Warrants was reduced to $0.50 per share on November 12, 2013.

The Company recorded the Investor Warrants and Placement Agent Warrants as a liability (see further disclosure at Note 4).  Accordingly, the net proceeds raised ($1.7 million in gross offering proceeds, net of $0.2 million in cost), were allocated to the fair value of the warrant liability of $1.1 million and the remainder was recorded as equity ($0.4 million).

(c) Warrants

For the nine months ended September 30, 2014

There were no warrant issuances for the nine months ended September 30, 2014.

For the year ended December 31, 2013

On August 15, 2013 and August 21, 2013, the Company issued 1,463,667 Investor Warrants and 292,733 Placement Agent Warrants as discussed above. The exercise price of the Investor Warrants and the Placement Agent Warrants will be adjusted in the event of future issuances of the Company’s Common Stock at prices below the exercise price then in effect (“down-round” protection).  The Company evaluated the following guidance ASC 480-10 Distinguishing Liabilities from Equity and ASC 815-40 Contracts in Entity’s Own Equity.  Based on this guidance, the Company’s management concluded these instruments are to be accounted for as liabilities instead of equity due to the down-round protection feature available on the exercise price of the Warrants. The Company recognized these Warrants as liabilities at their fair value and will re-measure them at fair value on each reporting date. ASC 820 Fair Value Measurement provides requirements for disclosure of liabilities that are measured at fair value on a recurring basis in periods subsequent to the initial recognition (see Note 2).  Fair values for warrants are determined using the Monte-Carlo Simulation Model valuation technique. The Monte-Carlo Simulation Model valuation model provides for dynamic assumptions regarding volatility and risk-free interest rates within the total period to expected conversion.  In addition, management assessed the probabilities of future financing assumptions.

As of August 15, 2013 and August 21, 2013, the dates of issuance, we recorded the warrant liability at $1,099,000.  At December 31, 2013, the warrants were re-valued with a fair value of $803,000.  At September 30, 2014, the warrants were revalued with a fair value of $549,000 with the difference of $254,000 recorded in the Company’s Unaudited Condensed Consolidated Statement of Operations and Comprehensive Loss for the nine months ended September 30, 2014

On November 12, 2013 and November 22, 2013 in connection with the sale of Series E Preferred Stock, the Company issued 818,000 warrants to purchase shares of common stock with an exercise price of $0.55 per share provided to the placement agent with an estimated fair value of $278,000 determined using the Black Scholes option valuation pricing model.  The fair value calculation was prepared using the following assumptions: stock price: $0.47; expected term: 2.5 years; risk free rate of interest of 0.44%; volatility of 143%; and dividend yield of $0.

F-20

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

The following table summarizes information about the Company’s outstanding common stock warrants as of September 30, 2014:

				Total
				Warrants		Weighted
				Outstanding	Total	Average
	Date		Strike	and	Exercise	Exercise
	Issued	Expiration	Price	Exercisable	Price	Price

Senior Subordinated Notes	Dec-09	Dec-14	$3.62	138,260	$500,000
Senior Subordinated Notes	Dec-09	Dec-14	4.34	138,260	600,000
Placement Agent Preferred Stock - Class D	Dec-12	Dec-17	1.10	704,200	774,620
Common Stock Investor Warrants *	Aug-13	Aug-18	0.50	1,463,667	731,834
Placement Agent Warrants - Common Stock *	Aug-13	Aug-18	0.50	292,733	146,367
Placement Agent Preferred Stock - Class E	Nov-13	Nov-18	0.55	818,000	449,900

				3,555,120	$3,202,721	$0.90

  * warrants classified as liabilities

NOTE 10 – ESOP PLAN

The Company has an Employee Stock Ownership Plan (the “ESOP”) which covers all non-union employees.  The Company’s contribution expense for the three months ended September 30, 2014, was $45,000 representing approximately $37,000 for the ESOP principal payment and $8,000 for the ESOP interest. The Company’s contribution expense for the nine months ended September 30, 2014, was $134,000 representing approximately $109,000 for the ESOP principal payment and $25,000 for the ESOP interest.  ESOP shares are allocated to individual employee accounts as the loan obligation of the ESOP to the Company is reduced.  These amounts were previously calculated on an annual basis by an outside, independent financial advisor.   Compensation costs relating to shares released are based on the fair value of shares at the time they are committed to be released.  The unreleased shares are not considered outstanding in the computation of earnings per common share.  ESOP compensation expense consisting of both cash contributions and shares committed to be released for the nine months ended September 30, 2014 was approximately $62,000.  The fair value of the shares was $0.45 per share, based on the average of the daily market closing share price.

NOTE 11 - STOCK OPTION PLAN

In December 2010, the Company established the 2010 Stock Option Plan (the “Plan”).  The Plan authorizes the issuance of 1,000,000 shares of common stock. Pursuant to the terms of the August 16, 2010 merger agreement, the Company assumed all of Old DecisionPoint’s obligations under their outstanding stock option plans.

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule. The term of stock options granted under the Plans cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of the Company’s common stock on the grant date, and generally vest over a period of five years. If the individual possesses more than 10% of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

A summary of the status of the Plans as of September 30, 2014, and information with respect to the changes in options outstanding is as follows:

			Weighted
	Options		Average	Aggregate
	Available for Grant	Options Outstanding	Exercise Price	Intrinsic Value

December 31, 2013	195,495	804,505	$1.39	$-
Granted	(272,475)	272,475	0.47	-
Exercised	-	-	-	-
Forfeited	310,640	(310,640)	1.66	-
September 30, 2014	233,660	766,340	$0.95	$-

Exercisable options at September 30, 2013		717,053	$0.91	$-

F-21

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

The following table summarizes information about stock options outstanding as of September 30, 2014:

	Options Outstanding			Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
Range of		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$0.40 - 0.53	532,475	2.39	$0.49	513,607	2.40	$0.48
$1.33 - 2.03	122,730	2.25	1.90	122,730	2.25	1.90
$2.06 - 4.34	111,135	6.53	2.16	80,716	6.47	2.16
		122
Total	766,340	2.97	$0.95	717,053	2.83	$0.91

No awards were exercised during the nine months ended September 30, 2014 and 2013, respectively. The total fair value of awards vested for the nine months ended September 30, 2014 and 2013 was $109,000 and $40,000, respectively.

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the required service period, which is generally equal to the vesting period. The fair value of options granted to directors during the nine months ended September 30, 2014, was $79,000 (no options were granted during the nine months ended September 30, 2013). The fair values were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	For the Nine Months Ended
	September 30,
	2014	2013
Expected term	1.50 years	N/A
Expected volatility	140.28%	N/A
Dividend yield	0%	N/A
Risk-free interest rate	0.30%	N/A

The Company estimates expected volatility using historical volatility of its common stock over a period equal to the expected life of the options. The expected term of the awards represents the period of time that the awards are expected to be outstanding. Management considered expectations for the future to estimate employee exercise and post-vest termination behavior. The Company does not intend to pay common stock dividends in the foreseeable future, and therefore has assumed a dividend yield of zero. The risk-free interest rate is the yield on zero-coupon U.S. Treasury securities for a period that is commensurate with the expected term of the awards.

Employee and director stock-based compensation costs for the nine months ended September 30, 2014 and 2013, was $89,000 and $31,000, respectively, and is included in selling, general and administrative expense in the accompanying unaudited condensed consolidated statements of operations. As of September 30, 2014, total unrecognized estimated employee and director compensation cost related to stock options granted prior to that date was $37,000 which is expected to be recognized over a weighted-average vesting period of 1.65 years.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases its facilities and certain equipment under various operating leases which expire at various dates through fiscal 2020 and require us to pay a portion of the related operating expenses such as maintenance, property taxes, and insurance. There have been no material changes to our lease arrangements during the nine months ended September 30, 2014. Please refer to Note 15 to the audited consolidated financial statements for the year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2014.

Rent expense for the nine months ended September 30, 2014 and 2013, was $396,000 and $511,000, respectively.

Apex Earn Out Obligations - If EBITDA (as uniquely defined in the Apex Purchase Agreement), for the twelve months ending July 31, 2013 (“2013 EBITDA”), is equal to or less than CDN$2,000,000, Apex shall pay an amount, to its former owners, equal to the product of the 2013 EBITDA multiplied by four less CDN$5,000,000 (“2013 EBITDA Basic Earn-Out Amount”), up to a maximum of CDN$3,000,000. An amount equal to 22.22% of the 2013 EBITDA Basic Earn-Out Amount shall be paid in cash and the balance shall be paid by Apex issuing a subordinated convertible note (the “Apex Note”).

F-22

DECISIONPOINT SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

Under the terms of the Note, Apex will pay the principal sum due on the Note in eight quarterly payments (“Installment Dates”). Interest from and after June 18, 2014, shall be paid in arrears on the last day of each calendar quarter commencing on September 30, 2014. On June 9, 2014, the accounting expert issued their final report and the fair value of the Earn-Out was calculated to be CDN$400,000 of which CDN$89,000 (US$84,000) (22.22%) was paid in cash and CDN$311,000 (77.78%) payable in the form of a convertible promissory note. At September 30, 2014, there is CDN$311,000 (US$279,000) recorded in accrued earn out consideration in the unaudited condensed consolidated financial statements. The convertible promissory note is expected to be executed in the fourth quarter of 2014. The interest rate shall be determined as follows:

(i)	9% per annum, calculated and compounded quarterly before July 1, 2015; and

(ii)	11% per annum, calculated and compounded quarterly after June 30, 2015;

(iii)	except, however, that, if, during the term of the Apex Note, the Company raises Net Equity Capital (as defined in the Note) in an amount greater than CDN$5,000,000 and this Note is not repaid in full within 30 days from the date that the Company receives such Net Equity Capital, the interest rate otherwise provided in the Note shall be 15% per annum from the end of such 30-day period to the first anniversary thereof and 20% per annum thereafter to the date of payment in full.

The Apex Note is convertible, only on each Installment Date, at the option of the Note holder, into shares of our common stock at a conversion price that is equal to the greater of the Canadian Dollar equivalent of the market price of our common stock on the day prior to the conversion using a fixed rate of US$1.00=CDN$1.04, or the Canadian Dollar equivalent of US$1.00 = CDN$1.04. The shares issuable under the Note will be restricted but will have certain piggy back registration rights as set forth in the Apex Purchase Agreement.

The Company entered into an employment agreement with Donald Dalicandro, the Former Chief Executive Officer of Apex, as a result of the Apex acquisition. The agreement calls for annual bonus upon achieving certain results of operation at Apex for the 12 months ending July 31, 2013, 2014, and 2015.  Such bonuses are considered additional contingent purchase consideration as the Company is obligated to pay the bonus regardless of whether or not his employment is retained.  The fair value of the bonus was calculated to be approximately CDN$160,000 (US$153,000 at the Apex Closing Date).  At September 30, 2014, there is CDN$101,000 (US$90,000) recorded in accrued earn out consideration in the unaudited condensed consolidated financial statements.

Apex Escrow Obligation - As part of the Apex Purchase Agreement, from the Apex Closing Date up until the expiry of the bonus period, the Company is obligated to escrow 25% of any Equity Capital raised in excess of $500,000.  The funds in the escrow are to be used to pay the 2013 EBITDA Basic Earn-Out and the additional bonus consideration.  In December 2012, the Company raised $7,042,000 as part of the Series D Purchase Agreement.  In August 2013, the Company raised $1,756,000 as part of the Common Stock Purchase Agreement.  In November 2013, the Company raised $4,090,000 as part of the Series E Purchase Agreement.  These funds have not been placed into escrow pending agreement between the Company and the sellers of Apex regarding the financial institution that will escrow the funds, the amount of funds that are to be placed in escrow and the escrow agreement itself.

Contingencies – In addition to the matter discussed below, from time to time the Company is subject to the possibility of involvement in litigation incidental to the conduct of our business.  When applicable, we record accruals for contingencies when it is probable that a liability will be incurred and the amount of loss can be reasonably estimated.  While the outcome of lawsuits and other proceedings against us cannot be predicted with certainty, in the opinion of management, individually or in the aggregate, no such lawsuits are expected to have a material effect on our financial position or results of operations.

Wells Notice - On July 2, 2014, the Company received a written “Wells Notice” from the staff of the SEC indicating that the staff has made a preliminary determination to recommend that the SEC bring an administrative proceeding against the Company. On the same day Nicholas R. Toms, the Company’s President and Chief Executive Officer and a member of the Board of Directors, also received a Wells Notice. The SEC staff has informed the Company that both Wells Notices relate to allegations that, from late 2009 to early 2011, Mr. Toms was the beneficial owner of shares of common stock of the Company that were held and traded by a Delaware corporation in which Mr. Toms was a 10% owner; that Mr. Toms exercised control over the corporation’s securities account; and that the corporation’s shareholding and trades should have been reflected at the relevant times in public disclosures of Mr. Toms’ other holdings of the Company’s common stock.

A Wells Notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the recipient with an opportunity to respond to issues raised by the SEC staff and offer its perspective to the SEC staff prior to any decision to institute proceedings. On August 8, 2014, the Company submitted to the SEC a response to the Wells Notice setting forth why no action should be commenced against it. As of the date of this filing, there have been no further developments in this matter.

Settlement of Taglich Action – In July 2014, the Company settled an action brought against it by stockholder Michael N. Taglich, in the Delaware Chancery Court, seeking to compel the Company to hold an annual meeting of stockholders. Pursuant to the settlement, the parties agreed that the Company would hold an annual meeting. The Company’s annual meeting was held on October 28, 2014.

F-23

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
DecisionPoint Systems, Inc.
Irvine, California

We have audited the accompanying consolidated balance sheets of DecisionPoint Systems, Inc. (“the Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company history of losses, working capital deficit, capital deficit, minimal liquidity and other factors that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the accompanying consolidated financial statements, the consolidated statement of operations and comprehensive loss for the year ended December 31, 2012 has been restated to reflect the proper classification of certain software amortization costs.

/s/ BDO USA, LLP

Costa Mesa, California
March 31, 2014

F-24

DECISIONPOINT SYSTEMS, INC.

Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31,
	2013	2012
ASSETS
Current assets
Cash	$641	$1,103
Accounts receivable, net	10,504	12,287
Due from related party	188	202
Inventory, net	1,533	811
Deferred costs	3,809	3,955
Deferred tax assets	49	48
Prepaid expenses and other current assets	188	302
Total current assets	16,912	18,708

Property and equipment, net	136	179
Other assets, net	165	205
Deferred costs, net of current portion	1,807	2,124
Goodwill	8,395	8,571
Intangible assets, net	3,907	6,023
Total assets	$31,322	$35,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,774	$11,080
Accrued expenses and other current liabilities	2,976	2,895
Lines of credit	3,883	3,430
Current portion of debt	1,474	1,800
Due to related parties	77	1
Accrued earn out consideration	319	1,186
Warrant liability	803	-
Unearned revenue	7,481	7,409
Total current liabilities	26,787	27,801

Long term liabilities
Unearned revenue, net of current portion	2,481	2,883
Debt, net of current portion and discount	1,961	2,922
Accrued earn out consideration, net of current portion	149	159
Deferred tax liabilities	740	1,078
Other long term liabilities	77	80
Total liabilities	32,195	34,923

Commitments and contingencies	-	-
STOCKHOLDERS' EQUITY
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,514,155 and 1,105,155 shares issued and outstanding, including cumulative and imputed preferred dividends of $1,956 and $361, and with a liquidation preference of $14,731 and $8,758 at December 31, 2013
and 2012, respectively	12,193	7,370
Common stock, $0.001 par value, 100,000,000 shares authorized,
12,883,446 issued and 12,729,563 outstanding as of December 31, 2013,
and 9,300,439 shares issued and 9,146,556 outstanding as of December 31, 2012	13	9
Additional paid-in capital	17,231	16,132
Treasury stock, 153,883 shares of common stock	(205)	(205)
Accumulated deficit	(29,475)	(21,674)
Unearned ESOP shares	(629)	(767)
Accumulated other comprehensive income	(1)	22
Total stockholders’ equity	(873)	887
Total liabilities and stockholders' equity	$31,322	$35,810

See accompanying notes to consolidated financial statements

F-25

DECISIONPOINT SYSTEMS, INC.

Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)

	Years ended December 31,
	2013	2012 (1)
		(Restated)

Net sales	$60,692	$71,501

Cost of sales	47,965	56,458

Gross profit	12,727	15,043

Selling, general and administrative expense	18,338	18,152
Adjustment to earn-out obligations	(820)	-

Operating loss	(4,791)	(3,109)

Other expense (income):
Interest expense	959	998
Fair market value adjustment of warrant liability	(296)	-
Other income, net	(37)	(116)
Total other expense	626	882

Loss before income taxes	(5,417)	(3,991)

Provision (tax benefit) for income taxes	(199)	(125)

Net loss	(5,218)	(3,866)

Common stock deemed dividend	(263)	-
Cumulative and imputed Series A and B preferred stock dividends	(108)	(954)
Accrued paid-in-kind dividends on Series D and Series E preferred stock	(289)	-
Imputed dividends on Series D preferred stock	(580)	-
Imputed contingent beneficial converion on Series D preferred stock	(1,343)	-

Net loss attributable to common shareholders	$(7,801)	$(4,820)

Net loss per share -
Basic and diluted	$(0.80)	$(0.61)

Weighted-average shares outstanding -
Basic and diluted	9,802,810	7,900,693

Other comprehensive loss, net of tax
Net loss	$(5,218)	$(3,866)
Foreign currency translation adjustment	(23)	22

Comprehensive loss	$(5,241)	$(3,844)

(1)  The Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2012 has been restated as described in Note 2 herein.

See accompanying notes to consolidated financial statements

F-26

DECISIONPOINT SYSTEMS, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)
(In thousands)

									Accumulated
	Convertible				Additional		Accumu-	Unearned	other	Total
	Preferred stock		Common stock		paid-in	Treasury	lated	ESOP	comprehensive	stockholders’
	Shares	Amount	Shares Amount		capital	stock	deficit	shares	income	equity (deficit)

Balance at December 31, 2011	1,816	$6,320	8,183	$8	$14,514	$(205)	$(17,231)	$(899)	$-	$2,507

Net loss	-	-	-	-	-	-	(3,866)	-	-	(3,866)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	22	22
Convertible Series C Preferred retired	(1,415)	(4,906)	-	-	-	-	377	-	-	(4,529)
Convertible Series D Preferred sold in private placement,
net of issuance costs	704	5,668	-	-	355	-	-	-	-	6,023
Shares issued in connection with Illume acquisition	-	-	617	1	697	-	-	-	-	698
Shares issued in connection with Apex acquisition	-	-	325	-	341	-	-	-	-	341
Common stock issued as an antidilution adjustment	-	-	175	-	173	-	-	-	-	173
Employee stock-based compensation	-	-	-	-	52	-	-	-	-	52
Accrued dividends on preferred stock	-	288	-	-	-	-	(954)	-	-	(666)
Principal payment from ESOP	-	-	-	-	-	-	-	132	-	132

Balance at December 31, 2012	1,105	7,370	9,300	9	16,132	(205)	(21,674)	(767)	22	887

Net loss	-	-	-	-	-	-	(5,218)	-	-	(5,218)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	(23)	(23)
Common stock issued to employees as part of a specified
portion of their annual cash bonus	-	-	70	-	83	-	-	-	-	83
Convertible Series E Preferred sold in private placement,
net of issuance costs	409	3,215	-	-	278	-	-	-	-	3,493
Common stock issued in private placement,
net of issuance costs	-	-	2,927	3	400	-	-	-	-	403
Common stock issued as an antidilution adjustment	-	-	586	1	262	-	(263)	-	-	-
Employee stock-based compensation	-	-	-	-	76	-	-	-	-	76
Accrued dividends paid-in-kind	-	-	-	-	-	-	(289)	-	-	(289)
Accrued and imputed dividends on preferred stock	-	1,608	-	-	-	-	(2,031)	-	-	(423)
Principal payment from ESOP	-	-	-	-	-	-	-	138	-	138

Balance at December 31, 2013	1,514	$12,193	12,883	$13	$17,231	$(205)	$(29,475)	$(629)	$(1)	$(873)

See accompanying notes to consolidated financial statements

F-27

DECISIONPOINT SYSTEMS, INC.

Consolidated Statements of Cash Flows
(In thousands)

	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(5,218)	$(3,866)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,967	1,510
Amortization of deferred financing costs and note discount	181	183
Employee and Director stock-based compensation	76	52
Non-employee stock-based compensation	-	514
Acquisition earn-out adjustment	(820)	-
Change in fair value of warrants	(296)	-
Loss on disposal of property and equipment	13	-
ESOP compensation expense	138	132
Allowance for doubtful accounts	142	108
Deferred taxes, net	(270)	(256)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	1,615	1,801
Due from related parties	-	147
Inventory, net	(723)	(98)
Deferred costs	462	(810)
Prepaid expenses and other current assets	126	182
Other assets, net	(18)	(37)
Accounts payable	(1,296)	946
Accrued expenses and other current liabilities	(104)	506
Due to related parties	76	-
Unearned revenue	(284)	705
Net cash (used in) provided by operating activities	(4,233)	1,719
Cash flows from investing activities
Cash paid for Apex	-	(4,801)
Cash paid for Illume	-	(250)
Capital expenditures	(45)	(64)
Net cash used in investing activities	(45)	(5,115)
Cash flows from financing activities
(Repayments) borrowings from lines of credit, net	459	(594)
Proceeds from the issuance of term debt	1,000	4,033
Cash received in reverse recapitalization, net of expenses	-	1,500
Repayment of debt	(2,082)	(1,393)
Convertible series C preferred stock retired	-	(4,529)
Issuance of convertible series D preferred stock	-	7,042
Issuance of convertible series E preferred stock	4,090	-
Paid financing costs associated with convertible preferred stock offerings	(597)	(1,020)
Cash dividends paid on preferred stock	(423)	(651)
Paid financing costs	(119)	(270)
Common stock issued in private placement (less warrants classified as liability)	403	-
Warrants classified as a liability in connection with common stock private placement	1,099	-
Net cash provided by financing activities	3,830	4,118
Effect on cash of foreign currency translation	(14)	15
Net increase in cash	(462)	737
Cash at beginning of year	1,103	366
Cash at end of year	$641	$1,103

Supplemental disclosure of cash flow information:
Interest paid	$1,019	$888
Income taxes paid	258	57
Supplemental disclosure of non-cash financing activities:
Common stock issued in connection with Apex acquisition	$-	$341
Common stock issued in connection with Illume acquisition	-	698
Common stock issued to preferred series C holders as an antidilution adjustment	-	173
Accrued and imputed dividends on preferred stock	265	288
Imputed dividends as contingent beneficial converion on series D preferred stock	1,343	-
Accrued PIK dividends on series D and Series E preferred stock	289	-
Warrants issued in connection with common stock private placement	1,099	-
Warrants issued in connection with convertible series D preferred stock	-	355
Warrants issued in connection with convertible series E preferred stock	278	-

F-28

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

NOTE 1 - DESCRIPTION OF BUSINESS

DecisionPoint Systems, Inc., (“DecisionPoint”, “Company”) through its subsidiaries is an enterprise mobility systems integrator that sells and installs mobile computing and wireless systems that are used both within a company’s facilities in conjunction with wireless networks and in the field using carrier-based wireless networks.  These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers.  The Company also provides professional services, proprietary and third party software and software customization as an integral part of its customized solutions for its customers. The suite of software products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and warehouse management.

NOTE 2 - BASIS OF PRESENTATION, LIQUIDITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of DecisionPoint and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, DecisionPoint Systems International and Apex Systems Integrators, Inc. (“Apex”). DecisionPoint Systems International has two wholly-owned subsidiaries, DecisionPoint Systems Group, Inc. (“DPS Group”) and CMAC, Inc. (“CMAC”).  Apex was acquired on June 4, 2012, and as such, the operating results of Apex have been consolidated into the Company’s consolidated results of operations beginning on June 5, 2012. In addition, on July 31, 2012, the Company consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc. (the “Seller”) Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”).  The operating results of Illume Mobile have been consolidated into the Company’s consolidated results of operations beginning on August 1, 2012.  The Company currently operates in one business segment. All intercompany transactions have been eliminated.

Liquidity and Going Concern

The consolidated financial statements were prepared on a going concern basis in accordance with GAAP.  The going concern basis of presentation assumes that the Company will continue in operation for the next twelve months and will able to realize its assets and discharge its liabilities and commitments in the normal course of business and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the Company’s inability to continue as a going concern.  The Company’s history of losses, working capital deficit, capital deficit, minimal liquidity and other factors raises substantial doubt about the Company ability to continue as a going concern.  In order for the Company to continue operations beyond the next twelve months and be able to discharge its liabilities and commitments in the normal course of business, the Company must establish profitable operations through increased sales, successfully implement cost cutting measures, avoid further unforeseen expenses, potentially raise additional equity or debt capital, and successfully refinance its current debt obligations when they come due in February of 2015.  There can be no assurance that the Company will be able achieve sustainable profitable operations or obtain additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to management.

If the Company continues to incur operating losses and/or does not raise sufficient additional capital, material adverse events may occur including, but not limited to, 1) a reduction in the nature and scope of the Company’s operations, 2) the Company’s inability to fully implement its current business plan and/or 3) continued defaults under the various loan agreements.  A covenant default would give the bank the right to demand immediate payment of all outstanding amounts which the Company would not be able to repay out of normal operations.  There are no assurances that the Company will successfully implement its plans with respect to these liquidity matters.  The consolidated financial statements do not reflect any adjustment that may be required resulting from the adverse outcome relating to this uncertainty.

For the year ended December 31, 2013, the Company experienced a decrease in revenue of $10.8 million compared to the year ended December 31, 2012.  For the year ended December 31, 2013, the Company incurred approximately $2.5 million in increased expenses due to professional fees relating to capital raising activities, including the registration of common shares as a result of the Series D Preferred Stock offering completed in December 2012, the private placement of common stock completed in August 2013, and the Series E Preferred Stock offering completed in November 2013, and associated audit fees, and other matters such as employee termination costs.  The Company experienced a net loss of $5.2 million for the year ended December 31, 2013.  In addition, the Company has a substantial working capital deficit totaling $9.9 million at December 31, 2013.  Although a portion of this deficit is associated with deferred costs and unearned revenues and term debt that has been classified current due to expected future covenant violations (see further discussion at Note 10), the liabilities of the Company that are expected to be satisfied in the foreseeable future in cash exceed the operating assets that are expected to be satisfied in cash.

To address this, the Company has reduced non-essential expenses.  Such expense reduction measures include, but are not limited to, consolidation of information technology environments, consolidation of our east coast depot facility in to our larger California facility, reduction of outsourced consulting expertise where unnecessary and replacing certain service providers with lower cost providers.  The Company has also consolidated administrative personnel and reduced staffing levels by 29% from April 2013 through February 2014, constituting annual savings of $3 million (unaudited).  The result of these activities has reduced the expense structure of the consolidated business significantly.  The Company is focused on improve processes and continuing cost reduction efforts.  The Company has no plans to seek additional capital through the sale of our securities unless deemed necessary.  Should additional funding be needed, there is no assurance that such funding  will be available on terms acceptable to us, or at all.  If the Company raises additional funds by selling additional shares of our capital stock, or securities convertible into shares of our capital stock, the ownership interest of our existing shareholders will be diluted.

F-29

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

On August 15, 2013, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with multiple accredited investors for the sale of common stock for gross proceeds of $1,756,400 (including $100,000 from management and existing shareholders of the Company) for 2,927,333 shares of common stock.  The effective price of the offering was $0.60 per share of common stock. An initial closing for $1,556,400 was held on August 15, 2013.  The final closing for $200,000 was held on August 21, 2013.  Additionally, pursuant to the Purchase Agreement, the Company issued 1,463,667 warrants to multiple accredited investors at an exercise price of $1.00 per share.  Further, the Company issued 292,733 warrants to the placement agent at an exercise price of $0.60 per share.  The warrants received liability accounting treatment under existing accounting standards.  The Company received net proceeds of approximately $1.5 million from the offering, after deducting the placement agent’s fees of 10% and other offering expenses, of which $1.1 million was recorded as a warrant liability. (see Note 12 – Stockholders’ Equity and Note 4 – Warrant Liability).

In November 2013, the Company entered into definitive subscription agreements (“Series E Purchase Agreement”) with accredited investors for the sales of $4,090,000 in gross proceeds (exclusive of $875,000 in costs) for 409,000 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) for a purchase price of $10.00 per share.  The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions.  The Company received net proceeds of approximately $3.5 million (before reduction of the fair value of placement agent warrants of $278,000) from the initial closing, after deducting the placement agent’s fees of 8% and other offering expenses.  The Company issued to the Placement Agent five-year warrants to purchase 818,000 shares of our common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Purchase Agreement initial closing.

During 2012 and 2013, all principal and interest payments on the Company’s term debt were made within payment terms.  The Company was not in compliance with certain financial covenants under the agreements with Royal Bank of Canada (“RBC Credit Agreement”) and BDC, Inc. (“BDC Credit Agreement”) as of December, 31, 2012, March 31, 2013 and June 30, 2013.  The Company has received waivers for non-compliance for past covenant violations.  On August 22, 2013, the BDC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended loan agreement, the Company is required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised annually 120 days after each year end.  We were in compliance with all of our BDC financial covenants as of December 31, 2013.  We currently expect to continue to meet the requirements of our BDC financial covenants over the short and long term.  On August 16, 2013 the RBC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended credit agreement and commencing with the fiscal year ending December 31, 2013, the Company is required to maintain a fixed coverage ratio, calculated on a consolidated basis of not less than 1.15:1 with a step-up to 1.25:1 as of March 31, 2014, tested on a rolling four quarter basis thereafter and a ratio of funded debt to EBITDA, calculated on an annual consolidated basis of not greater than 3.0:1, tested on a rolling four quarter basis thereafter.  As part of the revised financial covenants, covenant testing was waived by RBC for September 30, 2013.  The Company was not in compliance with the reset covenants at December 31, 2013.  Although management of the Company believes it is not likelythat RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance that RBC will not exercise their rights pursuant to the provisions of the debt obligation. Accordingly, the Company has classified this debt obligation as current at December 31, 2013 (see Note 10 – Term Debt).

At December 31, 2013, the outstanding balance on the line of credit with Silicon Valley Bank (“SVB”) is $3.9 million, down from $4.1 million at September 30, 2013, and the availability under the line of credit has increased to $3.3 million (see Note 9 – Lines of Credit).  The Company relies on the line of credit which expires in February 2015 to fund daily operating activities maintaining very little cash on hand.  As of December 31, 2012, the Company was in compliance with all of its financial covenants with SVB. As of May 31, 2013 and June 30, 2013, the Company was not in compliance with the Tangible Net Worth financial covenant as defined in the amended SVB Loan Agreement. SVB agreed to temporarily forbear exercising their rights and remedies under the facility until August 28, 2013 and agreed to waive the existing covenant violations if a gross capital raise of $1.5 million was completed by such date.  The Company completed the capital raise and was able to achieve compliance with the forbearance agreement prior to August 28, 2013.  Except for any capital raises through August 28, 2013, the minimum Tangible Net Worth requirement of a $(9.7) million deficit will be further reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation).  As of September 30, 2013, the Company was in compliance with the Tangible Net Worth financial covenant and had available a $0.3 million cushion over the requirement.  In November 2013, the Company entered into a definitive subscription agreement with accredited investors for the sale of Series E Preferred Stock, raising $4.1 million in gross proceeds (exclusive of $875,000 in costs) (See Note 12).  In November 2013, the SVB Loan Agreement was amended whereby the minimum Tangible Net Worth requirement of a $(9.7) million deficit was reduced by 25% of funds raised in the sale of Series E Preferred stock to a $(8.7) million deficit. As of December 31, 2013, the Company was in compliance with the Tangible Net Worth financial covenant and had available a $0.8 million cushion over the requirement.  The Company currently believes that at the time of this filing it is compliant with the terms and provisions of its SVB lending agreement.  Should the Company continue to incur losses in a manner consistent with its recent historical financial performance, the Company will violate this covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

F-30

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Summary of Significant Accounting Policies

Use of Estimates - The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used.  The Company evaluates its estimates and assumptions on a regular basis.  The Company uses historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may materially differ from these estimates and assumptions used in preparation of the consolidated financial statements.

Purchase Accounting and Business Combinations - The Company accounts for its business combinations using the purchase method of accounting which requires that intangible assets be recognized apart from goodwill if they are contractual in nature or separately identifiable.  Acquisitions are measured on the fair value of consideration exchanged and, if the consideration given is not cash, measurement is based on the fair value of the consideration given or the fair value of the assets acquired, whichever is more reliably measurable.  The excess of cost of an acquired entity over the fair value of identifiable acquired assets and liabilities assumed is allocated to goodwill.

The valuation and allocation process relies on significant assumptions made by management. In certain situations, the allocations of excess purchase price are based upon preliminary estimates and assumptions.  Accordingly, the allocations are subject to revision when the Company receives updated information, including appraisals and other analyses, which are completed within one year of the acquisition.  Revisions to the fair values, which may be significant, are recorded when pending information is finalized, within one year from the acquisition date.

Accounts Receivable - Accounts receivable are stated at net realizable value, and as such, current earnings are charged with an allowance for doubtful accounts based on management’s best estimate of the amount of probable incurred credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience and specific account information available.  Accounts receivable are reflected in the accompanying consolidated balance sheets net of a valuation allowance of $377,000 and $246,000, as of December 31, 2013 and 2012, respectively.  When internal collection efforts on accounts have been exhausted, the accounts are written off by reducing the allowance for doubtful accounts.

F-31

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Inventory - Inventory consists solely of finished goods and is stated at the lower of cost or market.  Cost is determined under the first-in, first-out (FIFO) method.  The Company periodically reviews its inventory and makes provisions as necessary for estimated obsolete and slow-moving goods.  The creation of such provisions results in a write down of inventory to net realizable value and a charge to cost of sales.  Inventories are reflected in the accompanying consolidated balance sheets net of a valuation allowance of $41,000 and $83,000, as of December 31, 2013 and 2012, respectively.

Deferred costs – Deferred costs consist primarily of third party extended hardware and software maintenance services which the Company has paid for in advance.  The costs are ratably amortized over the life of the contract, generally one to five years.

Property and Equipment - Property and equipment are recorded at cost.  Repairs and maintenance that do not improve or extend the lives of the respective assets are expensed in the period incurred.

Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets as follows:

Computer equipment	3 to 5 years
Office furniture and fixtures	5 to 7 years

Leasehold improvements are amortized over the shorter of the lease term or the life of the improvements.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less cost to sell.  To date, the Company has not recorded any impairment charges.

Goodwill – Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business.  Goodwill is tested annually at December 31 for impairment.  The annual qualitative or quantitative assessments involve determining an estimate of the fair value of reporting units in order to evaluate whether an impairment of the current carrying amount of goodwill exists.  A qualitative assessment evaluates whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step quantitative goodwill impairment test.  The first step of a quantitative goodwill impairment test compares the fair value of the reporting unit to its carrying amount including goodwill.  If the carrying amount of the reporting unit exceeds its fair value, an impairment loss may be recognized.  The amount of impairment loss is determined by comparing the implied fair value of reporting unit goodwill with the carrying amount.  If the carrying amount exceeds the implied fair value then an impairment loss is recognized equal to that excess.  No impairment charges have been recorded as a result of the Company’s annual impairment assessments.

Intangible assets – Purchased intangible assets with finite useful lives are amortized over their respective estimated useful lives (using an accelerated method for customer relationships and trade names) to their estimated residual values, if any.  The Company’s finite-lived intangible assets consist of customer relationships, contractor and resume databases, trade names, and internal use software and are being amortized over periods ranging from two to nine years.  Purchased intangible assets are reviewed annually to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable.  If such facts and circumstances exist, recoverability is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets.  If the useful life is shorter than originally estimated, the rate of amortization is accelerated and the remaining carrying value is amortized over the new shorter useful life.  No impairments were identified or changes to estimated useful lives have been recorded.

Deferred Financing Costs - Costs incurred by the Company in connection with the issuance of debt are deferred and amortized to interest expense over the life of the underlying indebtedness, adjusted to reflect any early repayments using the effective interest rate method.  Deferred financing costs net of amortization totaled approximately $48,000 and $107,000, as of December 31, 2013 and 2012, respectively, and are included in other assets in the accompanying consolidated balance sheets.

F-32

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Fair Value Measurement - Fair value is the price that would be received from selling an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides a hierarchy for inputs used in measuring fair value that prioritize the use of observable inputs over the use of unobservable inputs, when such observable inputs are available. The three levels of inputs that may be used to measure fair value are as follows:

·	Level 1 - Quoted prices in active markets for identical assets or liabilities.

·
Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-driven valuations in which all significant inputs are observable or can be derived principally from, or corroborated with, observable market data.

·	Level 3 - Fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including assumptions and judgments made by the Company.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. The Company reviews the fair value hierarchy classification on a quarterly basis. Changes in the observable inputs may result in a reclassification of assets and liabilities within the three levels of the hierarchy outlined above.

Liabilities Measured and Recorded at Fair Value on a Recurring Basis

The Company measures certain liabilities at fair value on a recurring basis such as our contingent consideration related to business combinations and recognizes transfers within the fair value hierarchy at the end of the fiscal quarter in which the change in circumstances that caused the transfer occurred. There have been no transfers between Level 1, 2 or 3 assets or liabilities during the fiscal year ended December 31, 2013.

The Company has classified its contingent consideration related to the acquisitions as a Level 3 liability (see Note 5). Revenue and other assumptions used in the calculation require significant management judgment.  The Company reassesses the fair value of the contingent consideration liabilities on a quarterly basis. Based on that assessment, the Company recognized an adjustment of $820,000 and $0 to the actual calculation of the earn-out obligations during the fiscal years ended December 31, 2013 and 2012, respectively.

The Company has classified certain warrants related to the August 2013 issuance and sale of Common Stock in a private offering as a Level 3 Liability.  Assumptions used in the calculation require significant judgment.  The Company reassesses the fair value of the warrant liabilities on a quarterly basis.  Based on that assessment, the Company recognized a $296,000 reduction to the fair value of the warrant liability during the fiscal year ended December 31, 2013

As of December 31, 2013, liabilities recorded at fair value on a recurring basis consist of the following (in thousands):

		Quoted prices in	Significant other	Significant other
		active markets	observable inputs	unobservable inputs
	Total	Level 1	Level 2	Level 3

Liabilities
Contingent consideration liability
recorded for business combinations	$468	$-	$-	$468

Fair value of derivative warrants issued
in connection with share purchase agreement	803	-	-	803

Balance at December 31, 2013	$1,271	$-	$-	$1,271

F-33

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The following table summarizes changes to the fair value of the contingent consideration and derivative warrants, which are Level 3 liabilities (in thousands):

	Level 3
	Contingent	Derivative
	consideration	warrants

Balance at December 31, 2012	$1,346	$-
Adjustments to fair value of Apex earn-out (reflected in operating expenses)	(713)	-
Adjustments to fair value of Illume Mobile earn-out (reflected in operating expenses)	(107)	-
Fair value of warrants accounted for as a liability	-	1,099
Adjustments to fair value of derivative warrants (reflected in other income)	-	(296)
Effect of currency translation	(58)	-
Balance at December 31, 2013	$468	$803

Assets Measured and Recorded at Fair Value on a Nonrecurring Basis

The Company's non-financial assets and liabilities, such as goodwill, intangible assets, and other long lived assets resulting from business combinations are measured at fair value using income and market comparable valuation methodologies at the date of acquisition and subsequently re-measured if there are indicators of impairment. There were no indicators of impairment identified during the fiscal year ended December 31, 2013.

Translation of Foreign Currencies - The Company's functional currency is the U.S. dollar. The financial statements of the Company's foreign subsidiary (Apex) is measured using the local currency, in this case the Canadian dollar (CDN$), as its functional currency and is translated to U.S. dollars for reporting purposes. Assets and liabilities of the subsidiary are translated at exchange rates as of the balance sheet dates. Revenues and expenses of the subsidiary are translated at the rates of exchange in effect during the year.

Revenue Recognition - Revenues are generated through product sales, warranty and maintenance agreements, software customization, and professional services.  Product sales are recognized when the following criteria are met (1) there is persuasive evidence that an arrangement exits; (2) delivery has occurred and title has passed to the customer which generally happens at the point of shipment provided that no significant obligations remain; (3) the price is fixed and determinable; and (4) collectability is reasonably assured.  The Company generates revenues from the sale of extended warranties on wireless and mobile hardware and systems.  Revenue related to extended warranty and service contracts is recorded as unearned revenue and is recognized over the life of the contract as the Company maintains financial risk throughout the term of these contracts and may be liable to refund a customer for amounts paid in certain circumstances. Our policy is to classify shipping and handling costs billed to customers and the related expenses as cost of sales.

The Company also generates revenue from professional services and customer specified software customization on either a fee-for-service or fixed fee basis.  Revenue from software customization and professional services that is contracted as fee-for-service is recognized in the period in which the services are performed or delivered.  Adjustments to contract price and estimated labor costs are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.  The Company records sales net of sales tax.

The Company enters into revenue arrangements that contain multiple deliverables.  Judgment is required to properly identify the accounting units of the multiple deliverable transactions and to determine the manner in which revenue should be allocated among the accounting units. Moreover, judgment is used in interpreting the commercial terms and determining when all criteria of revenue recognition have been met for each deliverable in order for revenue recognition to occur in the appropriate accounting period. In an arrangement with multiple deliverables, the delivered item or items shall be considered a separate unit of accounting if both of the following criteria are met: (i) the delivered item or items have value to the customer on a standalone basis; (ii) if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item or items is considered probable and substantially in the control of the vendor.  A delivered item or items that do not qualify as a separate unit of accounting within the arrangement shall be combined with the other applicable undelivered item(s) within the arrangement and the allocation of arrangement consideration and the recognition of revenue then shall be determined for those combined deliverables as a single unit of accounting. While changes in the allocation of the arrangement consideration between the units of accounting will not affect the amount of total revenue recognized for a particular sales arrangement, any material changes in these allocations could impact the timing of revenue recognition, which could affect the Company’s results of operations. When the Company enters into an arrangement that includes multiple elements, we allocate revenue base on their relative selling prices.  We use the a hierarchy to determine the selling price to be used for allocating revenue to deliverables: (i) vendor specific objective evidence of fair value (“VSOE”), (ii) third party evidence of selling prices (“TPE”) and (iii) best estimate of selling price (“ESP”) as a proxy for VSOE.  When both VSOE and TPE are unavailable, we use ESP.  We determine ESP by considering all relevant factors in establishing the price, which is demonstrated in a gross margin model used.

Revenue from software licenses may contain arrangements with multiple deliverables, including post-contract customer support, that are subject to software revenue recognition guidance. The revenue for these arrangements is allocated to the software and non-software deliverable based on the relative selling prices of all components in the arrangement using the criteria above. Post-contract support is recognized ratably over the support period. When a contract contains multiple elements wherein the only undelivered element is post-contract customer support and VSOE of the fair value of post-contract customer support does not exist, revenue from the entire arrangement is recognized ratably over the support period. Software royalty revenue is recognized in arrears on a quarterly basis, based upon reports received from licensees during the period, unless collectability is not reasonably assured, in which case revenue is recognized when payment is received from the licensee.

F-34

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Concentration of Risk - Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, accounts receivable, and accounts payable.  Beginning January 1, 2013, all of our cash balances were insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor at each financial institution.  This coverage is available at all FDIC member institutions.  The Company uses Silicon Valley Bank, which is an FDIC insured institution.  Based on these facts, collectability of bank balances appears to be adequate.

For the year ended December 31, 2013, the Company had sales to two customers which represented a total of 10% and 8%, of total revenues.  Accounts receivable from two customers at December 31, 2013, were approximately 19% and 12%.  For the year ended December 31, 2012, the Company had sales to two customers which represented a total of 13% and 7%, of total revenues.  Accounts receivable from two customers at December 31, 2012, accounted for 14% and 10% of accounts receivable.  The loss of a significant customer could have a material adverse impact on the Company.

The Company has the same four primary vendors in both periods presented.  For the year ended December 31, 2013, the Company had purchases from these four vendors that collectively represented 58% of total purchases and 61% of the total outstanding accounts payable at December 31, 2013.  For the year ended December 31, 2012, the Company had purchases from these four vendors that collectively represented 71% of total purchases and 67% of the total outstanding accounts payable at December 31, 2012.  The same single vendor represented 18% and 28% of the total purchases for the years ended December 31, 2013 and 2012, respectively.  Loss of this certain vendor could have a material adverse effect on our operations.

Fair Value of Financial Instruments - The Company’s financial instruments include cash, accounts receivable, accounts payable, accrued expenses, line of credit and long term debt.  The carrying value of the short term financial instruments approximates their fair values at December 31, 2013 and 2012, due to their short-term maturities.  The carrying value of the Company’s long-term debt approximates its fair value, net of a discount related to a final payment to be made on the due date which is equal to two percent of the original loan amount.

Stock-Based Compensation - The Company records the fair value of all stock-based compensation awards in its consolidated financial statements.  The terms and vesting schedules for stock-based awards vary by type of grant and generally vest based on the passage of time.  The fair value of stock options and warrants is calculated using the Black-Scholes option-pricing model and the expense is recognized on a straight-line basis over the requisite service period, net of estimated forfeitures.

Employee Stock Ownership Plan (ESOP) - The cost of shares issued to the ESOP, but not yet earned is shown as a reduction of equity.  Compensation expense is based on the market price of shares as they are committed to be released to participant accounts.    As shares of common stock acquired by the ESOP are committed to be released to each employee, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations.

F-35

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Comprehensive Loss - Comprehensive loss consists of net loss and accumulated other comprehensive loss, which includes certain changes in equity that are excluded from net loss.  Comprehensive loss for the year ended December 31, 2013 is equal to the net loss of $5,218,000 plus other comprehensive loss totaling $23,000 (relating to exchange translation adjustments arising from the consolidation of the Company’s Canadian Apex subsidiary) to arrive at comprehensive loss of $5,241,000.  Comprehensive loss for the year ended December 31, 2012 is equal to the net loss of $3,866,000 plus other comprehensive income totaling $22,000 (relating to exchange translation adjustments arising from the consolidation of the Company’s Canadian Apex subsidiary) to arrive at comprehensive loss of $3,844,000.

Income Taxes – The Company accounts for income taxes in accordance with the Financial Accounting Standards Board (“FASB”) guidance, which requires deferred tax assets and liabilities, be recognized using enacted tax rates to measure the effect of temporary differences between book and tax basis on recorded assets and liabilities. FASB guidance also requires that deferred tax assets be reduced by a valuation allowance, if it is more likely than not some portion or all of the deferred tax assets will not be recognized.

The Company evaluates on an annual basis its ability to realize deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization are forecasts of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.

In accordance with FASB guidance on accounting for uncertainty in income taxes, the Company evaluates tax positions to determine whether the benefits of tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. For tax positions that are more likely than not of being sustained upon audit, the Company recognizes the largest amount of the benefit that is greater than 50% likely of being realized upon ultimate settlement. For tax positions that are not more likely than not of being sustained upon audit, the Company does not recognize any portion of the benefit. If the more likely than not threshold is not met in the period for which a tax position is taken, the Company may subsequently recognize the benefit of that tax position if the tax matter is effectively settled, the statute of limitations expires, or if the more likely than not threshold is met in a subsequent period.

Reclassifications - Certain reclassifications have been made to prior years to conform to current period financial statement presentation with no effect on our previously reported consolidated financial position, results of operations, or cash flows.

Restatement on previously issued Consolidated Financial Statements – The Company identified a misstatement with respect to the manner in which it presented cost of sales and selling, general and administrative expenses in its Consolidated Statement of Operations and Comprehensive Loss as of December 31, 2012.  The Company has historically included the amortization of acquired intangibles within selling, general and administrative expenses for consistency.  Commencing January 31, 2013, the Company has started classifying acquired technology as a cost of sales in order to align the intangible asset amortization with the related revenue.

This restatement has no impact on the balance sheet as of December 31, 2012 or on net loss or basic and diluted loss per share for the year then ended.  The Company has assessed this misstatement in the financial statement presentation and has determined that, on both a qualitative and quantitative basis, the adjustment is immaterial to the consolidated financial statements, and thus the Company will not amend any of its prior quarterly and annual reports on Form 10-Q and 10-K, and that it will adjust presentation on a prospective basis.  In order to provide consistency in the Company’s financial reporting, the December 31, 2012 Consolidated Statement of Operations and Comprehensive Loss has been restated to appropriately reflect the corrections described above.  The following table summarizes the effect of this correction on the previously filed Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2012, which was restated for comparative purposes only (in thousands):

	December 31, 2012
	As Previously		As
	Reported	Adjustment	Restated

Cost of sales	$55,949	$509	$56,458

Gros profit	15,552	(509)	15,043

Selling, general and administrative expense	18,661	(509)	18,152

F-36

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Recently Issued Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, which amends guidance in ASC740, Income Taxes.  ASU No. 2013-11 amends existing guidance related to the financial presentation of unrecognized tax benefits by requiring an entity to net its unrecognized tax benefits against the deferred tax assets for all available same-jurisdiction loss or other tax carryforwards that would apply in settlement of the uncertain tax positions.  The amendments will be effective beginning in the first quarter of 2014 with early adoption permitted, will be applied prospectively to all unrecognized tax benefits that exist at the effective date, and are not expected to have a material effect on our consolidated financial position or results of operations.

In July 2013, the FASB issued ASU No. 2013-10, which amends the guidance in ASC 815, Derivatives and Hedging.  ASU No. 2013-10 permits the Fed Funds Effective Swap Rate to be used as a U.S. benchmark interest rate for hedge accounting purposes, in addition to the U.S. government rate and LIBOR.  This amended guidance is to be applied prospectively and is effective for qualifying new or redesignated hedging relationships entered into on or after July 17, 2013.  The implementation of the amended accounting guidance has not had, and is not expected to have, a material impact on our consolidated financial position or results of operations.

In February 2013, the FASB issued Accounting Standards Update (“ASU”) No. 2013-02, which amends the guidance in Accounting Standard Codification (“ASC”) 220 on Comprehensive Income.  ASU 2013-02 requires an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required to be reclassified in its entirety to net income.  For other amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures that provide additional detail about those amounts.  The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements.  The implementation of this accounting guidance on January 1, 2013 did not have a material impact on our consolidated financial position or results of operations.

NOTE 3 – LOSS PER COMMON SHARE

Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The weighted-average basic and diluted shares for the years ended December 31, 2013 and 2012, exclude approximately 0.4 million and 0.6 million, respectively, of ESOP shares that have not been committed to be released.

For periods presented in which there is a net loss, potentially dilutive securities are excluded from the computation of fully diluted net loss per share as their effect is anti-dilutive. Below is a reconciliation of the fully dilutive securities effect for the period with net income (in thousands except share and per share data):

	December 31,
	2013	2012

Net loss attributable to common shareholders	$(7,801)	$(4,820)

Weighted average common shares outstanding - basic and diluted	9,802,810	7,900,693

Loss per common share - basic and diluted	$(0.80)	$(0.61)

F-37

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

For the years ended December 31, 2013 and 2012, respectively, potentially dilutive securities are excluded from the computation of fully diluted net loss per share as their effect is anti-dilutive.

Potential dilutive securities consist of (in thousands):

	December 31,
	2013	2012

Convertible preferred stock - Series A	270	270
Convertible preferred stock - Series B	131	131
Convertible preferred stock - Series D	9,918	7,042
Convertible preferred stock - Series E	8,180	-
Warrants to purchase common stock	3,555	981
Options to purchase common stock	805	544

Total potentially dilutive securities	22,859	8,968

NOTE 4 – WARRANT LIABILITY

The Company has determined that certain warrants the Company has issued contain provisions that protect the holders from future issuances of the Company’s Common Stock at prices below such warrants’ then in effect respective exercise prices (see Note 12).  These provisions could result in modification of the warrants then in effect exercise price.  The Company evaluated the following guidance ASC 480-10 Distinguishing Liabilities from Equity and ASC 815-40 Contracts in an Entity’s Own Equity.  Pursuant to this guidance, the Company’s management concluded these instruments do not meet the criteria for classification as equity treatment and must be recorded as a liability as a result of the terms in the warrants that provide for price protection in the event of a future issuance.  The Company recognized these Warrants as liabilities at their fair value and re-measures them at fair value on each reporting date. ASC 820 Fair Value Measurement provides requirements for disclosure of liabilities that are measured at fair value on a recurring basis in periods subsequent to the initial recognition (see Note 2).

The Company uses Level 3 inputs for its valuation methodology for the warrant derivative liabilities.  The estimated fair values were determined using a Monte Carlo option pricing model based on various assumptions.  The Company’s derivative liabilities are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to the fair value of derivative liabilities.  Various factors are considered in the pricing models the Company uses to value the warrants, including the Company’s current common stock price, the remaining life of the warrants, the volatility of the Company’s common stock price, and the risk-free interest rate.  In addition, as of the valuation dates, management assessed the probabilities of future financing assumptions in the Monte Carlo valuation models.  Future changes in these factors will have a significant impact on the computed fair value of the warrant liability.  Accordingly, the Company expects future changes in the fair value of the warrants to continue to vary from quarter to quarter.

F-38

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Company revalues the warrants as of the end of each reporting period. The estimated fair value of the outstanding warrant liabilities was approximately $803,000 and $0, as of December 31, 2013 and December 31, 2012, respectively. The change in fair value of the warrant liabilities for the twelve months ended December 31, 2013 was approximately $296,000 from the date of original recordation in August 2013 and is included in the Company’s consolidated results of operations.

The warrant liabilities were valued at the closing dates of the Purchase Agreement (see Note 12 (c)) and the end of each reporting period using a Monte Carlo valuation model with the following assumptions:

	Placement Agent Warrants		Investor Warrants
Investor Warrants	December 31, 2013	August 21, 2013	December 31, 2013	August 21, 2013	August 15, 2013

Closing price per share of common stock	$0.53	$0.84	$0.53	$0.84	$0.69
Exercise price per share (range)	0.50	0.60	0.50	1.00	1.00
Expected volatility	123.5%	134.9%	123.5%	134.9%	134.1%
Risk-free interest rate	1.6%	1.6%	1.6%	1.6%	1.6%
Dividend yield	-	-	-	-	-
Remaining expected term of underlying securities (years)	4.6	5.0	4.6	5.0	5.0

NOTE 5 – BUSINESS COMBINATIONS

In pursuing our business strategies, we acquire and make investments in certain businesses that meet strategic and financial criteria.

Illume Mobile

On July 31, 2012 (“Illume Closing Date”), the Company consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc.  Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”), based in Tulsa, Oklahoma.  Founded in 1996, Illume Mobile is a mobile business solutions provider that serves mobile products and platforms.  Illume Mobile’s initial core business is the development and integration of business applications for mobile environments.  The Company accounted for the transaction using the purchase method of accounting and the operating results for Illume Mobile have been consolidated into the Company’s results of operations beginning on August 1, 2012.

In consideration for the business of Illume Mobile, the Company paid $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in the form of 617,284 shares of the Company’s common stock.  The Company valued the shares issued in conjunction with the acquisition at $697,531.

Pursuant to the Asset Purchase Agreement, the Company was required to make an additional payment (“Earn-Out Payment”) to the seller of up to $500,000 of which 50% will be paid in cash, and 50% will be paid in shares of the common stock of the Company.  The value of the shares will be based on the closing price of the Company’s common stock on the one year anniversary of the Illume Closing Date, July 31, 2013.  The fair value of the Earn-Out Payment was calculated to be approximately $107,000 at the Closing Date.  At September 30, 2013, the calculated Earn-Out Payment due under the Asset Purchase Agreement was determined to be zero.  The adjustment was recorded as a separate component of operating expenses in the Company’s Consolidated Statement of Operations and Comprehensive Loss as of December 31, 2013.

F-39

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values on the acquisition date. The following table summarizes the fair value of the Illume Mobile assets acquired and liabilities assumed at July 31, 2012 (in thousands):

Assets acquired:
Accounts receivable	$16
Other current assets	15
Property and equipment	26
Intangible assets	630
Goodwill	444
Total assets	1,131

Liabilities assumed:
Accounts payable and other accrued liabilities	39
Unearned revenue	37
Total liabilities assumed	76
Net assets acquired	$1,055

Purchase consideration:
Cash paid at closing	$250
Shares issued at closing	698
Earn out consideration	107
Total purchase consideration	$1,055

Apex Systems Integrators, Inc.

On June 4, 2012 (“Closing Date”), pursuant to a Stock Purchase Agreement (“Purchase Agreement”), the Company acquired all of the issued and outstanding shares of Apex, a corporation organized under the laws of the Province of Ontario, Canada.  Apex is a provider of wireless mobile work force software solutions.  The Company accounted for the transaction using the purchase accounting method of accounting and the operating results for Apex have been consolidated into the Company’s results of operations beginning June 5, 2012.  The Company funded the purchase of Apex through borrowings as further explained below.

In consideration for the shares of Apex, the Company paid CDN$5,000,000 (US$4,801,000 at the Closing Date) (“Closing Amount”) in cash.  The Company was required to pay up to an undiscounted amount of CDN$3,500,000 (US$3,360,700 at the Closing Date) in consideration for Apex achieving certain levels of adjusted earnings before interest, depreciation, taxes and amortization (“EBITDA”), as defined by the Purchase Agreement, in the period ended July 2013.  The fair value of the earn out was calculated to be approximately CDN$1,076,000 (US$1,033,000 at the Closing Date).  At September 30, 2013, the calculated Earn-Out Payment due under the Purchase Agreement was determined to be CDN$341,000 (US$331,000).  The seller has disputed the Company’s calculation (see Note 15).  Accordingly, there is CDN$341,000 (US$319,000) recorded as potential additional purchase consideration in the Company’s consolidated Balance Sheet as of December 31, 2013.  The adjustment of CDN$735,000 (US$713,000) was recorded as a separate component of operating expenses in the Company’s Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2013.

F-40

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values on the acquisition date. The following table summarizes the fair value of the Apex assets acquired and liabilities assumed at June 4, 2012 (in thousands):

Assets acquired:
Accounts receivable	$243
Due from related party	412
Other current assets	62
Property and equipment	30
Intangible assets	4,466
Goodwill	2,449
Total assets	7,662

Liabilities assumed:
Accounts payable and other accrued liabilities	194
Unearned revenue	297
Deferred tax liability	1,184
Total liabilities assumed	1,675
Net assets acquired	$5,987

Purchase consideration:
Cash paid at closing	$4,801
Accrued earn out consideration	1,186
Total purchase consideration	$5,987

Pro Forma Financial Information (unaudited):

The following summarizes the Company’s unaudited consolidated results of operations for the years ended December 31, 2012 as if the Apex and Illume Mobile acquisitions had occurred on January 1, 2012: (in thousands except per share data):

	December 31,
	2012	2012
	as reported	pro forma

Net sales	$71,501	$73,703
Net loss attributable to common shareholders	(4,820)	(6,887)

Net loss per share - basic and diluted	(0.61)	(0.87)

Included in the pro forma combined results of operations are the following adjustments for Apex: (i) amortization of intangible assets for the year ended December 31, 2012 of $572,000, (ii) a net increase in interest expense for the year ended December 31, 2012 of $291,000.

Included in the pro forma combined results of operations are the following adjustments for Illume Mobile: (i) amortization of intangible assets for the year ended December 31, 2012 of $125,000.  Net loss per share assumes the 325,000 shares issued in connection with the Apex acquisition and the 617,284 shares issued in connection with the Illume Mobile acquisition are outstanding for the period presented (see discussion at Note 5).

The historical financial information of Apex has been extracted for the periods required from the historical financial statements of Apex Systems Integrators, Inc. which were prepared in accordance with U.S. generally accepted accounting principles.  The historical financial information of Illume Mobile has been derived from using internally generated management reports for the periods required.

F-41

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations that would have been reported had the Apex and Illume Mobile acquisitions been completed as of the beginning of the period presented, nor should it be taken as indicative of the Company’s future consolidated results of operations.

The combined amounts of Apex and Illume Mobile’s revenue and net loss since the respective acquisition dates included in the Company’s Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2012 were $1.5 million and $1.8 million, respectively.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at (in thousands):

	December 31,
	2013	2012

Computer equipment	$225	$238
Office furniture and fixtures	109	113
Leasehold improvements	26	43
Total property and equipment	360	394

Less accumulated depreciation and amortization	(224)	(215)

Property and equipment, net	$136	$179

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2013 and 2012, totaled $73,000, and $67,000, respectively.

NOTE 7 – GOODWILL AND INTANGIBLE ASSETS

The Company allocates the cost of its acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. The excess cost over the acquired fair value of the identified net assets acquired is recorded as goodwill.

Goodwill is tested annually on December 31 and whenever events or circumstances indicate impairment may have occurred. If the carrying amount of goodwill exceeds its fair value, estimated based on discounted cash flow analyses, an impairment charge would be recorded. Based on the results of the annual impairment tests, no impairment of goodwill existed at December 31, 2013.

F-42

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012 are as follows (in thousands):

Balance as of January 1, 2012	$5,538
Acquisition of Apex in June	2,449
Adjustment to Apex goodwill	37
Tax adjustment to Apex goodwill	(9)
Acquisition of Illume in July	444
Impact of foreign currency translation	112

Balance as of December 31, 2012	8,571
Impact of foreign currency translation	(176)

Balance as of December 31, 2013	$8,395

As of December 31, 2013 and 2012, respectively, the Company’s intangible assets and accumulated amortization consist of the following (in thousands):

	December 31,
	2013				2012
		Accumulated		WA		Accumulated		WA
	Gross	Amortization	Net	Life	Gross	Amortization	Net	Life

Customer relationships	$3,264	$(1,654)	$1,610	6.5	$3,373	$(966)	$2,407	7.6
Contractor and resume databases	675	(405)	270	2.0	675	(270)	405	3.0
Tradename	862	(364)	498	4.6	893	(193)	700	5.3
Internal use software	2,802	(1,299)	1,503	2.1	2,978	(545)	2,433	3.1
Covenant not to compete	104	(78)	26	0.6	105	(27)	78	1.5

	$7,707	$(3,800)	$3,907	4.2	$8,024	$(2,001)	$6,023	5.1

Amortization expense for intangible assets was $1,903,000 and $1,486,000 for the years ended December 31, 2013 and 2012, respectively.  The effect of foreign currency translation on the intangible assets for the years ended December 31, 2013 and 2012 was ($213,000) and $199,000, respectively. Amortization is calculated over the estimated useful lives of the assets on a straight line basis for covenant not to compete, internal use software and contractor and resume databases, and on an accelerated basis for customer relationships and trade name.

Based on the current amount of intangibles subject to amortization, estimated amortization expense in the next five years and thereafter, is as follows (in thousands):

Year	Amount

2014	$1,593
2015	1,357
2016	318
2017	243
2018	189
Thereafter	207

Total	$3,907

F-43

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

NOTE 8 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following (in thousands):

	December 31,
	2013	2012

Salaries and benefits	$1,873	$1,937
Interest payable	23	139
Professional fees	30	33
Vendor purchases	161	92
Sales tax payable	94	293
Customer deposits	194	139
Other fees and expenses	601	262

Total accrued expenses and other current liabilities	$2,976	$2,895

NOTE 9 – LINE OF CREDIT

SVB Line of Credit -- The Company has a $10.0 million revolving line of credit with Silicon Valley Bank (“SVB”) which provides for borrowings based upon eligible accounts receivable, as defined in the Loan Agreement (“SVB Loan Agreement”). Under the SVB Loan Agreement as amended, SVB has also provided the Company with a term loan as discussed at Note 10.  The SVB Loan Agreement is secured by substantially all the assets of the Company and was scheduled to mature in February 2015.  As of December 31, 2013 and 2012, the outstanding balance on the line of credit is approximately $3.9 million and $3.3 million and the interest rate is 7.0%.  The line of credit has a certain financial covenant and other non-financial covenants.  As of December 31, 2012, the Company was in compliance with all of its financial covenants with SVB.  As of May 31, 2013 and June 30, 2013, the Company was not incompliance with the Tangible Net Worth covenant as defined in the amended SVB Loan Agreement.  On August 16, 2013, the Company and SVB signed an agreement (“Forbearance Agreement”) where SVB agreed to temporarily forbear from exercising their rights and remedies under the facility until August 28, 2013 and agreed to waive the existing covenant violations, subject to the Company’s completion of a capital raise.  The Company completed the capital raise and was able to achieve compliance with the forbearance agreement prior to August 28, 2013.  Except for any capital raises through August 28, 2013, the minimum Tangible Net Worth requirement of a $(9.7) million deficit will be further reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation).  In November 2013, the Company entered into a definitive subscription agreement with accredited investors for the sale of Series E Preferred Stock, raising $4.1 million in gross proceeds (exclusive of $875,000 in costs) (See Note 12).  In November 2013, the SVB Loan Agreement was amended whereby the minimum Tangible Net Worth requirement of a $(9.7) million deficit was reduced by 25% of funds raised in the sale of Series E Preferred stock to a $(8.7) million deficit.  As of December 31, 2013, the Company was in compliance with the tangible Net Worth financial covenant and had available a $0.8 million cushion over the requirement.  The Company believes that at the time of this filing it is compliant with the terms and provisions of its SVB lending agreement. Should the Company continue to incur losses in a manner consistent with its recent historical financial performance, the Company will violate this covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

Availability under the line of credit was approximately $3.3 million as of December 31, 2013.  The line of credit allows the Company to cause the issuance of letters of credit on account of the Company to a maximum of the borrowing base as defined in the Loan Agreement. No letters of credit were outstanding as of December 31, 2013 or December 31, 2012.

On February 27, 2013, the SVB Loan Agreement was amended to provide for 1) an extension of the termination date of the line of credit to February 28, 2015, 2) the modification of the line of credit borrowing base, advance rate and financial covenants, 3) the inclusion of an additional $1.0 million term loan (See further discussion at Note 10), 4) a modification of the rate of interest of the line of credit to 3.75% above the bank’s prime rate and 5) other various terms and provisions.

F-44

RBC Line of Credit -- The Company is party to a credit agreement, dated June 4, 2012 (the “RBC Credit Agreement”) with Royal Bank of Canada (“RBC”).  Under the RBC Credit Agreement, the revolving demand facility allows for borrowings up to CDN$200,000 based upon eligible accounts receivable.  Interest is based on the Royal Bank Prime (“RBP”) plus 1.5% and is payable on demand.  As of December 31, 2013, the outstanding balance on the line of credit was $0 and the interest rate is 4.5%.  The RBC Credit Agreement is secured by the assets of Apex.  The revolving demand facility has certain financial covenants and other non-financial covenants.  As of June 30, 2013 and December 31, 2012, Apex was not in compliance with the Fixed Charge Coverage ratio covenant as defined in the RBC Credit Agreement.  At June 30, 2013, Apex was not in compliance with the Maximum Funded Debt to EBITDA ratio covenant as defined in the RBC Credit Agreement.  In March 2013 and May 2013, the Company received waivers for non-compliance of these covenants at December 31, 2012, March 31, 2013 and June 30, 2013.  The covenants were reset by RBC on August 16, 2013.  The Company was not in compliance with the reset covenants at December 31, 2013.  See further discussion regarding this condition at Note 10.

F-45

RBC and SVB entered into a subordination agreement, pursuant to which RBC agreed to subordinate any security interest in assets of the Company granted in connection with the RBC Credit Agreement to SVB’s security interest in assets of the Company.

Under the RBC Credit Agreement, the lender provided Apex with a term loan as discussed at Note 10.

F-46

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

NOTE 10 – TERM DEBT

Long term debt as of December 31, 2013 and 2012, consists of the following (in thousands):

				Amortization
	Balance			of Note	Currency	Balance
	January 1, 2013	Additions	Payments	Discount	Translation	December 31, 2013

RBC term loan	$2,090	$-	$(804)	$-	$(117)	$1,169

BDC term loan	1,705	-	-	-	(116)	1,589

SVB term loan	1,000	-	(1,000)	-	-	-

SVB term loan 2	-	1,000	(278)	-	-	722

Total note discounts	(73)	(19)	-	43	4	(45)

Total debt	$4,722	$981	$(2,082)	$43	$(229)	3,435

less current portion						(1,086)
less RBC debt long term classified as current						(388)

Debt, net of current portion						$1,961

				Amortization
	Balance			of Note	Currency	Balance
	January 1, 2012	Additions	Payments	Discount	Translation	December 31, 2012

RBC term loan	$-	$2,401	$(419)	$-	$108	$2,090

BDC term loan	-	1,632	-	-	73	1,705

SVB term loan	2,000	-	(1,000)	-	-	1,000

Total note discounts	(30)	(92)		49		(73)

Total debt	$1,970	$3,941	$(1,419)	$49	$181	4,722

less current portion						(1,800)

Debt, net of current portion						$2,922

The Company’s debt is recorded at par value adjusted for any unamortized discounts.  Discounts and costs directly related to the issuance of debt are capitalized and amortized over the life of the debt using the effective interest rate method and is recorded in interest expense in the accompanying consolidated statements of operations.  Unamortized deferred financing costs of approximately $48,000 and $107,000 are included in other assets in the accompanying consolidated balance sheets as of December 31, 2013 and December 31, 2012, respectively.

F-47

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

As of December 31, 2013, maturities of long-term obligations for the next three fiscal years are as follows (in thousands):

Year	Amount

2014	$1,086
2014 RBD debt long term classified as current	388
2015	321
2016	1,640

Total	$3,435

RBC Term Loan -- On June 4, 2012, Apex entered into the RBC Credit Agreement with RBC described in Note 9, pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000, including a term facility (“RBC Term Loan”) in the amount of CDN $2,500,000 (US$2,401,000 at the Closing Date). The RBC Term Loan accrues interest at RBP plus 4% (7% at December 31, 2013). Principal and interest is payable over a three year period at a fixed principal amount of CDN $70,000 a month beginning in July 2012 and continuing through June 2015.  Apex paid approximately $120,000 in financing costs, which has been recorded as deferred financing costs or note discount in the accompanying consolidated balance sheet as of December 31, 2013, and is being amortized to interest expense over the term of the loan.

In addition, the RBC Term Loan calls for mandatory repayments based on 20% of Apex’s free cash flow as defined in the RBC Credit Agreement, before discretionary bonuses based on the annual year end audited financial statements of Apex, beginning with the fiscal year ended December 31, 2012, and payable within 30 days of the delivery of the annual audited financial statements, and continuing every six months through December 31, 2014.  This amount is estimated to be $0 at December 31, 2013 and December 31, 2012.

The RBC Term Loan has certain financial covenants and other non-financial covenants.  As of June 30, 2013 and December 31, 2012, Apex was not in compliance with the Fixed Charge Coverage ratio covenant as defined in the RBC Credit Agreement.  At June 30, 2013, Apex was not in compliance with the Maximum Funded Debt to EBITDA ratio covenant as defined in the RBC Credit Agreement.  In March 2013, May 2013 and August 2013, the Company received waivers for non-compliance of these covenants at December 31, 2012, March 31, 2013 and June 30, 2013. On August 16, 2013 the RBC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended credit agreement and commencing with the fiscal year ending December 31, 2013, the Company is required to maintain a fixed coverage ratio, calculated on a consolidated basis of not less than 1.15:1 with a step-up to 1.25:1 as of March 31, 2014, tested on a rolling four quarter basis thereafter and a ratio of funded debt to EBITDA, calculated on an annual consolidated basis of not greater than 3.0:1, tested on a rolling four quarter basis thereafter.  As part of the revised financial covenants, covenant testing was waived by RBC for September 30, 2013.  The Company was not in compliance with the reset covenants at December 31, 2013.  Although the Company believes it is not likely that RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance that RBC will not exercise their rights pursuant to the provisions of the debt obligation.  Accordingly, the Company has classified the term debt obligation as current at December 31, 2013.

BDC Term Loan -- On June 4, 2012, Apex also entered into the BDC Loan Agreement as described in Note 5, pursuant to which BDC made available to Apex a term credit facility (“BDC Term Loan”) in the aggregate amount of CDN $1,700,000 (USD $1,632,000 at the Closing Date). The BDC Term Loan accrues interest at the rate of 12% per annum, and matures on June 23, 2016, with an available one year extension for a fee of 2%, payable at the time of extension. In addition to the interest payable, consecutive quarterly payments of CDN$20,000 as additional interest are due beginning on June 23, 2012, and subject to compliance with bank covenants, Apex will make a mandatory annual principal payment in the form of a cash flow sweep which will be equal to 50% of the Excess Available Funds (as defined by the BDC Loan Agreement) before discretionary bonuses based on the annual year end audited financial statements of Apex. The maximum annual cash flow sweep in any year will be CDN$425,000. As of December 31, 2013, the Company estimates that the cash sweep will be approximately $0. Such payments will be applied to reduce the outstanding principal payment due on the maturity date. In the event that Apex’s annual audited financial statements are not received within 120 days of its fiscal year end, the full CDN$425,000 becomes due and payable on the next payment date. Apex paid approximately $70,000 in financing costs which $35,000 has been recorded as deferred financing costs and $35,000 recorded as a note discount in the accompanying consolidated balance sheet as of December 31, 2012, and is being amortized to interest expense over the term of the loan.  As of December 31, 2013, there was $22,000 in unamortized deferred financing costs and $22,000 in unamortized note discount.

F-48

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The terms of the BDC loan agreement also provide for a fee to BDC in the event of the occurrence of any of the following:

(a)	if 50% or more of any company comprising Apex or the Company (consolidated assets or shares) is sold or merged with an unrelated entity; or

(b)	if there is a change of control of Apex and/or the Company prior to the Maturity Date or any extended maturity date of the BDC Tern Loan,

In the event of (a) or (b) above, Apex will pay to the BDC a bonus in an amount equal to 2% of the aggregate value of Apex and the Company determined as at the closing date of such transaction, which bonus shall become due and payable at the time of the closing of such transaction. Notwithstanding any prepayment of the BDC Term Loan, the bonus and Apex’s obligation to pay same to the BDC will remain in full force and effect until the maturity date or any amended or extended maturity date agreed by the BDC such that in the event of any sale, initial public offering or similar transaction, Apex’s obligation to pay the bonus amount to the BDC will survive such prepayment.

The BDC Loan Agreement contains certain financial and non-financial covenants.  As of June 30, 2013 and December 31, 2012, Apex was not in compliance with the minimum working capital financial covenant.  In March 2013, May 2013 and August 2013, the Company received waivers for non-compliance of these covenants at December 31, 2012, March 31, 2013 and June 30, 2013.  On August 22, 2013, the BDC Term Loan was amended and certain financial covenants were modified.  Pursuant to the amended loan agreement, the Company is required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised yearly 120 days after each year end.  The Company was in compliance with all of our BDC financial covenants as of December 31, 2013.  We expect to continue to meet the requirements of our BDC financial covenants over the short and long term.

In the event either or both of the RBC Loan Agreement or the BDC Loan Agreement were deemed to be in default, RBC or BDC, as applicable, could, among other things (subject to the rights of SVB as the Company’s senior lender), terminate the facilities, demand immediate repayment of any outstanding amounts, and foreclose on our assets. Any such action would require us to curtail or cease operations, as the Company does not currently have alternative sources of financing.

SVB Term Loan - On December 31, 2010, pursuant to an Assumption and Amendment to Loan and Security Agreement ("Amended SVB Loan Agreement"), the Company borrowed $3.0 million (the “SVB Term Loan”) from Silicon Valley Bank (“SVB”). The SVB Term Loan was due in 36 equal monthly installments of principal plus interest beginning on February 1, 2011. The SVB Term Loan is secured by substantially all of the assets of the Company except for the assets of Apex.  On May 20, 2011, pursuant to a Consent and Amendment to Loan and Security Agreement (“Amendment”), the maturity date was amended to April 30, 2012, with the remaining principal due on that date to be paid as a balloon payment.  On September 27, 2011, the agreement was amended and certain covenants were replaced or modified resulting in the Company being in full compliance at September 30, 2011. The principal amount outstanding under the SVB Term Loan accrues interest at a fixed rate equal to 9% per annum. In addition, a final payment equal to 2% of the aggregate amount of the Term Loan is due on the earlier of the maturity date or the date the Term Loan is prepaid. This final payment of $60,000 has been recorded as a discount to the SVB Term Loan, which is being amortized to interest expense through December 2013, using the effective interest method.

The Amended SVB Loan Agreement includes various customary covenants, limitations and events of default. Financial covenants, among others, include liquidity and fixed charge coverage ratios, minimum tangible net worth requirements and limitations on indebtedness.  As of December 31, 2012, the Company was in compliance with all of its financial covenants with SVB. As of May 31, 2013 and June 30, 2013, the Company was not incompliance with the Tangible Net Worth covenant as defined in the Amended SVB Loan Agreement.  On August 16, 2013, the Company and SVB signed an agreement (“Forbearance Agreement”) where SVB agreed to temporarily forbear from exercising their rights and remedies under the facility until August 28, 2013 and agreed to waive the existing covenant violations if a gross capital raise of $1.5 million is completed by such date.  The Company completed the capital raise and was able to achieve compliance with the forbearance agreement prior to August 28, 2013.  Except for any capital raises through August 28, 2013, the minimum Tangible Net Worth requirement of a $(9.7) million deficit will be further reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation).  In November 2013, the Company entered into a definitive subscription agreement with accredited investors for the sale of Series E Preferred Stock, raising $4.1 million in gross proceeds (exclusive of $875,000 in costs) (See Note 12).  In November 2013, the SVB Loan Agreement was amended whereby the minimum Tangible Net Worth requirement of a $(9.7) million deficit was reduced by 25% of funds raised in the sale of Series E Preferred stock to a $(8.7) million deficit.  As of December 31, 2013, the Company was in compliance with the tangible Net Worth financial covenant and had available a $0.8 million cushion over the requirement.  The Company currently believes that at the time of this filing it is compliant with the terms and provisions of its SVB lending agreement and expects to continue to meet the requirements of our SVB financial covenants over the short and long term (unaudited).  Should the Company continue to incur losses in a manner consistent with its recent historical financial performance, the Company will violate this covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

F-49

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

On February 27, 2013, the Company amended the Loan and Security Agreement which provided an additional term loan of $1,000,000.  The new term loan is due in 36 monthly installments of principal plus accrued interest beginning on April 1, 2013.  The additional term loan accrues interest at 7.5% per annum.

For the year ended December 31, 2013 and 2012, the Company’s interest expense on the term debt, including amortization of deferred financing costs, was approximately $564,000 and $509,000, respectively.

In the event either or both RBC Loan Agreement and/or the BDC Loan Agreement were deemed to be in default, then the Amended SVB Loan agreement would be in default, which could, among other things, terminate the facility and term loan, demand immediate repayment of any outstanding amounts, and foreclose on our assets. Any such action would require us to curtail or cease operations, as the Company does not currently have alternative sources of financing.

NOTE 11 - INCOME TAXES

The provision for income taxes for the years ended December 31, 2013 and 2012 is as follows (in thousands):

	December 31,
	2013	2012
Current income tax expense (benefit):
Federal	$-	$-
State	47	63
Foreign	25	68
	72	131
Deferred income tax expense (benefit):
Federal	24	16
State	6	6
Foreign	(301)	(278)
	(271)	(256)

Valuation allowance	-	-

Total income tax expense (benefit)	$(199)	$(125)

F-50

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Company’s deferred tax assets and liabilities are as follows (in thousands):

	December 31,
	2013	2012

Allowance for doubtful accounts	$163	$98
Inventory reserve and uniform capitalization	41	44
Accrued expenses and other liabilities	305	365
Unearned revenue	343	226
Valuation allowance	(748)	(685)
Deferred tax assets - current	104	48

Other assets	(295)	42
Property and equipment	18	5
Intangibles	658	405
Net operating loss carryforward	4,201	2,009
Valuation allowance	(4,631)	(2,459)
Deferred tax assets - long term	(49)	2

Total net deferred tax asset	$55	$50

Long term debt	$(17)	$(18)
Intangibles	(662)	(1,022)
Goodwill	(67)	(40)

Total net deferred tax liability	$(746)	$(1,080)

Total	$(691)	$(1,030)

A reconciliation of the United States statutory income tax rate to the effective income tax rate for the years ended December 31, 2013 and 2012 is as follows (in thousands):

	December 31, 2013		December 31, 2012
	Amount	Rate (%)	Amount	Rate (%)
Tax at the Federal statutory rate	$(1,842)	34.0	$(1,357)	34.0
State taxes	(464)	8.6	(130)	3.3
Permanent differences	92	(1.7)	752	(18.9)
Valuation allowance	2,195	(40.5)	147	(3.7)
True up items	13	(0.2)	288	(7.2)
Miscellaneous	22	(0.4)	22	(0.6)
Stock transaction	21	(0.4)	57	(1.4)
Foreign rate	(236)	4.3	96	(2.4)
Effective tax rate	$(199)	3.7	$(125)	3.1

F-51

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Company’s deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

The Company has net operating loss carryforwards available in certain jurisdictions to reduce future taxable income.  Future tax benefits for net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not.  This determination is based on the expectation that related operations will be sufficiently profitable or various tax business and other planning strategies will enable the Company to utilize the net operating loss carryforwards.  The Company’s evaluation of the realizability of deferred tax assets considers both positive and negative evidence.  The weight given to potential effects of positive and negative evidence is based on the extent to which it can be objectively verified.  For the years ended December 31, 2013 and 2012, the Company recorded a valuation allowance related to the US federal and state temporary items as it was determined it is more likely than not that the Company will not be able to fully use the assets to reduce future tax liabilities. For the years ended December 31, 2013 and 2012, the Company recorded no allowance related to foreign temporary items as it was determined it is more likely than not that the Company will be able to fully use the assets to reduce future tax liabilities.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in thousands):

Balance as of December 31, 2012	$170
Additions based on tax positions related to the current year	-
Additions for tax positions of prior years	-
Reductions for tax positions of prior years	-

Balance as of December 31, 2013	$170

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. During the fiscal years December 31, 2012, the Company recognized approximately $170,000 in liabilities related to tax positions taken by Apex, a foreign subsidiary acquired in 2012.

As of December 31, 2013, the Company had federal and state net operating loss carryforwards of approximately $10.7 million and $9.2 million, respectively. These loss carryforwards will expire in varying amounts through 2033. Section 382 of the U.S. Internal Revenue Code, as amended, or (“the Code”), generally imposes an annual limitation on the amount of net operating loss carryforwards that might be used to offset taxable income when a corporation has undergone significant changes in stock ownership. We have determined that we have experienced multiple ownership changes under Section 382 of the Code. As of December 31, 2013, we estimated that approximately $9.9 million of U.S. federal net operating losses and $9.2 million of state net operating losses may be utilized in the future based on limitations that we have calculated under Section 382 of the Code.

The Company continues to remain subject to examination by U.S. federal authority for the years 2009 through 2012 and for various state authorities for the years 2009 through 2012, with few exceptions.

The Company is subject to U.S. federal and Canadian income tax as well as income taxes in various state jurisdictions.

F-52

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

NOTE 12 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue two classes of stock designated as common stock and preferred stock. As of December 31, 2013, the Company is authorized to issue 110,000,000 total shares of stock. Of that amount, 100,000,000 shares are common stock, each having a par value of $0.001. The remaining 10,000,000 shares are preferred stock, each having a par value of $0.001, of which 500,000 shares are designated as Series A Preferred Stock, of which 269,608 are issued and outstanding, 500,000 shares are designated as Series B Preferred Stock, of which 131,347 are issued and outstanding, 4,000,000 shares are designated as Series D Preferred Stock, of which 704,200 shares are issued and outstanding, and 2,000,000 are designated as Series E Preferred Stock, of which 409,000 shares are issued and outstanding.
(a) Cumulative Convertible Preferred Stock

A summary of preferred stock outstanding as of December 31, 2013 is as follows (in thousands, except share data):

Description

Series A Preferred, $0.001 par value per share, 500,000 shares designated,
269,608 shares issued and outstanding, liquidation preference of $975
plus cumulative dividends of $363	$1,338
Series B Preferred, $0.001 par value per share, 500,000 shares designated,
131,347 shares issued and outstanding, liquidation preference of $380
plus cumulative dividends of $92	472
Series D Preferred, $0.001 par value per share, 4,000,000 shares designated,
704,200 shares issued and outstanding (net of $1,374 in issuance costs),
liquidation preference of $7,042 plus accrued PIK dividends of $213; cumulative	7,168
impued dividends and beneficial convesion feature of $1,500
Series E Preferred, $0.001 par value per share, 2,000,000 shares designated,
409,000 shares issued and outstanding (net of $875 in issuance costs);
liquidation preference of $4,090 plus accrued PIK dividends of $76	3,215

Total convertible preferred stock	$12,193

Series A Preferred Stock and Series B Preferred Stock

The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value. The stated value of the Series A Preferred is $4.00 per share and the stated value of the Series B Preferred is $3.20 per share. Dividends shall be cumulative and shall accrue on each share of the outstanding preferred stock from the date of its issue.

The holders of the Series A and Series B Preferred Stock have no voting rights except on matters affecting their rights or preferences. Subject to the rights of the Series D and E Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A (subject to the rights of the Series B Preferred) and Series B Preferred Stock shall be entitled to receive an amount equal to the stated value per share of $4.00 and $3.20, respectively, plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock. The Series A Preferred Stock has preference over the Series B Preferred Stock in liquidation.

Each share of Series A Preferred Stock is convertible, at the option of the holder, at a conversion price of $4.00 per share. Each share of Series B Preferred Stock is convertible, at the option of the holder, at a conversion price of $3.20 per share.

F-53

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Series C Preferred Stock

On December 20, 2012, all issued and outstanding shares of Series C Preferred Stock were redeemed using the proceeds generated from the sale of the Series D Preferred Stock.

In connection with the sale of Series E Preferred Stock, on November 12, 2013, the Company filed a Certificate of Elimination of Series C Preferred Stock (the “Series C Certificate of Elimination”), pursuant to which, the 5,000,000 shares of the Company’s preferred stock that had been designated as Series C Preferred Stock were returned to the status of blank check preferred stock.

Series D Preferred Stock

In connection with the Series D Closing, on December 20, 2012, we filed a Certificate of Designation of Series D Preferred Shares (the “Series D Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series D Certificate of Designation, we designated 4,000,000 shares of our preferred stock as Series D Preferred Stock. The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion. The initial Conversion Price is $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions.  As a result of the private placement closed on August 15, 2013 and August 21, 2013, the Conversion Price of the Series D Preferred Stock was reduced to $0.90.  As a result of the private placement closed on November 12, 2013 and November 22, 2013, the Conversion Price of the Series D Preferred Stock was reduced to $0.71.  As a result of the reduction in conversion price, the Company recorded a contingent beneficial conversion feature of $1.3 million.  The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

Upon any liquidation, dissolution or winding-up of our Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

In addition, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, the Company may, in its sole discretion, effect the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended).

The Series D Preferred Stock also contains registration rights which compel the Company to file a registration statement with the SEC within 60 days of the final closing date (December 31, 2012), and requires the registration statement to become effective within 90 days thereafter.  The initial registration statement was filed on February 12, 2013.  If the registration statement is not declared effective by May 12, 2013, a partial liquidated damage equal to 0.1% of the purchase price paid by each investor shall be payable on each monthly anniversary until the registration statement becomes effective.  In no event shall the partial liquidated damage exceed 0.6% of the purchase price paid by each investor.  On July 30, 2013, the registration statement was declared effective by the U.S. Securities and Exchange Commission.  On October 15, 2013, the Company paid liquidated damages of $18,000.

Pursuant to the Series D Certificate of Designation, commencing two years from the termination or expiration of the offering of the Series D Preferred Stock (which termination occurred on December 31, 2012), and at any time thereafter, the Company in its sole discretion may redeem all of the outstanding shares of Series D Preferred Stock at a purchase price of $10.00 per share plus any accrued but unpaid dividends.

F-54

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Series E Preferred Stock

In connection with the Series E Closing, on November 12, 2013, we filed a Certificate of Designation of Series E Preferred Stock (the “Series E Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series E Certificate of Designation, we designated 2,000,000 shares of the Company’s preferred stock as Series E Preferred Stock. The Series E Preferred Stock has a Stated Value of $10.00 per share, does not have voting rights, and is convertible, at the option of the holder, into such number of shares of common stock equal to the number of shares of Series E Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion. The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series E Preferred Stock entitles the holder to cumulative dividends (subject to the prior dividend rights of the Company’s Series D Preferred Stock), payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option (subject to certain conditions), pay dividends in PIK shares, in which event the applicable dividend rate will be 14% and the number of shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of our common stock for the five prior consecutive trading days.

Upon any liquidation, dissolution or winding-up of our Company, holders of Series E Preferred Stock will be entitled to receive (following payment in full of amounts owed to in respect of the Company’s Series D Preferred Stock), for each share of Series E Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

In addition, commencing on the trading day on which the closing price of the common stock is greater than $1.35 for thirty consecutive trading days with a minimum average daily trading volume of at least 10,000 shares for such period, and at any time thereafter, the Company may, in our sole discretion, effect the conversion of all of the outstanding shares of Series E Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended).

The Series E Preferred Stock also contains registration rights which compel the Company to file a registration statement with the SEC within 60 days of the final closing date (November 22, 2013), and requires the registration statement to become effective within 90 days thereafter.  The initial registration statement was filed on January 10, 2014.  If the registration statement is not declared effective by January 21, 2014, a partial liquidated damage equal to 0.1% of the purchase price paid by each investor shall be payable on each monthly anniversary until the registration statement becomes effective.  In no event shall the partial liquidated damage exceed 0.6% of the purchase price paid by each investor.  On January 22, 2014, the registration statement was declared effective by the U.S. Securities and Exchange Commission.

In connection with the Series E Closing, on November 12, 2013, we filed Amendment No. 2 to our Certificate of Designation of Series A Preferred Stock (the “Series A Amendment”), and Amendment No. 2 to our Certificate of Designation of Series B Preferred Stock (the “Series B Amendment”). Pursuant to the Series A Amendment and the Series B Amendment, the Series A Preferred Stock and the Series B Preferred Stock will be subordinate to the Series E Preferred Stock with respect to any distributions upon any liquidation, dissolution or winding-up of our Company, respectively.

Issuance Activity

In November 2013, the Company issued 409,000 shares of Series E Preferred for cash consideration totaling $4,090,000.  In conjunction with the issuance, the Company incurred issuance costs totaling $875,000, consisting of placement fees of $327,000, legal and other expenses of $270,000, and issued 818,000 warrants to purchase shares of common stock with an exercise price of $0.55 per share provided to the placement agent with an estimated fair value of $278,000 determined using the Black Scholes option valuation pricing model.  The fair value calculation was prepared using the following assumptions: Stock price: $0.47; expected term: 2.5 years; risk free rate of interest of 0.44%; volatility of 143%; and dividend yield of $0.

In December 2012, the Company issued 704,200 shares of Series D Preferred for cash consideration totaling $7,042,000.  In conjunction with the issuance, the Company incurred issuance costs totaling $1,374,000, consisting of placement fees of $879,000, legal and other expenses of $141,000, and 704,200 warrants to purchase shares of common stock with an exercise price of $1.10 per share provided to the placement agent with an estimated fair value of $354,000 determined using the Black Scholes option valuation pricing model.  The fair value calculation was prepared using the following assumptions: Stock price: $0.80; expected term: 2.5 years; risk free rate of interest of 0.125%; volatility of 126%; and dividend yield of $0.

F-55

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

 (b) Common Stock

For the year ended December 31, 2013

On April 26, 2013, the Company issued 70,207 shares of its common stock to 3 employees as part of a specified portion of their regular annual cash bonus.  The shares were valued at $83,000 and were recorded as part of selling, general and administrative expenses in the consolidated statement of operations and comprehensive loss as of December 31, 2013.

On August 15, 2013, the Company entered into a Purchase Agreement with multiple accredited investors relating to the issuance and sale of Common Stock in a private offering.  On August 15, 2013, the initial closing date (the “Initial Closing”) of the Purchase Agreement, we sold (i) an aggregate of 2,594,000 shares of our Common Stock for $0.60 per share and (ii) Common Stock Purchase Warrants (the “Investor Warrants”) for the purchase of an aggregate of 1,297,000 shares for aggregate gross proceeds of $1,556,400.  The Investor Warrants have a five-year term, an exercise price of $1.00 and contain certain provisions for anti-dilution and price adjustments in the event of a future offering.

On August 21, 2013, the final closing date (the “Final Closing”) of the Purchase Agreement, we sold (i) an aggregate of 333,333 shares of our Common Stock for $0.60 per share and (ii) 166,667 Investor Warrants for aggregate gross proceeds of $200,000.

For a period commencing on the Initial Closing and terminating on a date which is 24 months from the Initial Closing, in the event the Company issues or grants any shares of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock pursuant to which shares of Common Stock may be acquired at a price less than $0.60 per share, then the Company shall promptly issue additional shares of Common Stock to the investors under the Purchase Agreement in an amount sufficient that the subscription price paid, when divided by the total number of shares issued (shares purchased under the Purchase Agreement plus the additional shares issued under this provision), will result in an actual price paid by the Subscriber per share of Common Stock equal to such lower price.

On December 10, 2013, the Company issued 585,467 shares of its common stock as a result of the anti-dilution adjustment triggered by the sale of Series E Preferred Shares.  The closings on August 15, 2013 and August 21, 2013, common stock issued to investors contained certain price protection provisions.  These price protections are considered embedded options to contingently acquire common stock that are clearly and closely related to the host common stock and are therefore not bifurcated.  The shares issued were valued at $263,000 and were recorded as deemed dividend as of December 31, 2013.

If the Company at any time while the Investor Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock (as, at an effective price per share less than the exercise price of the Investor Warrants then in effect, the exercise price of the Investor Warrants will be reduced to equal to such lower price.

As a result of the sale of Series E Preferred Shares described above, the conversion price of the Investor Warrants was reduced to $0.50 per share on November 12, 2013.

Pursuant to the Purchase Agreement, we agreed to, within 30 days of August 21, 2013, file a registration statement (the “Common Stock Registration Statement”) with the Securities and Exchange Commission covering the re-sale of the Common Shares and the shares of common stock underlying the Investor Warrants.  We also agreed to use its best efforts to have the Common Stock Registration Statement become effective as soon as possible after filing (and in any event within 120 days of the filing of such Common Stock Registration Statement).  If the Common Stock Registration Statement is not declared effective within the requisite period of time, a partial liquidated damage equal to 0.2% of the purchase price paid by each investor shall be payable on each monthly anniversary until it becomes effective.  In no event shall the partial liquidated damage exceed 10% of the purchase price paid by each investor.  On October 4, 2013, the Common Stock Registration Statement was declared effective by the SEC.

The Company paid the placement agent $175,600 in commissions (equal to 10% of the gross proceeds), and issued to the placement agent five-year warrants (the “Placement Agent Warrants”) to purchase 292,733 shares of our common stock (equal to 10% of the number of shares of common stock sold under the Purchase Agreement).  The Placement Agent Warrants have a five-year term, an exercise price of $0.60 and contain provisions for anti-dilution and price adjustments in the event of a future offering.

F-56

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

If the Company at any time while the Placement Agent Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock, at an effective price per share less than the exercise price of the Placement Agent Warrants then in effect, the exercise price of the Placement Agent Warrants will be reduced to equal to such lower price.  As a result of the sale of Series E Preferred Shares described above, the conversion price of the Placement Agent Warrants was reduced to $0.50 per share on November 12, 2013.

The Company recorded the Investor Warrants and Placement Agent Warrants as a liability (see further disclosure at Note 4).  Accordingly, the net proceeds raised ($1.7 million in gross offering proceeds, net of $0.2 million in cost), were allocated to the fair value of the warrant liability of $1.1 million and the remainder was recorded as equity ($0.4 million).

For the year ended December 31, 2012

On June 4, 2012, the Company issued 325,000 shares of its common stock as consideration for acquisition related expenses in conjunction with the Apex transaction. The shares were valued at $341,000 and were recorded as part of selling, general and administrative expenses in the Company’s Consolidated Statement of Operations and Comprehensive Loss as of December 31, 2012. (Note 5)

On July 31, 2012, pursuant to the Asset Purchase Agreement with MacroSolve, the Company issued 617,284 shares of its common stock to purchase the business of Illume Mobile, a division of MacroSolve. The shares were valued at $698,000 and were recorded as part of the purchase price. (Note 5)

On November 15, 2012, the Company entered into an agreement (the “Sigma Agreement”) with Sigma Opportunity Fund II, LLC (“Sigma Opportunity Fund”) and Sigma Capital Advisors, LLC (“Sigma Advisors”).  Pursuant to the Sigma Agreement, the Company issued to the holders of the Series C Preferred Stock an aggregate of 175,364 shares of common stock as an antidilution adjustment, the shares were valued at $174,000.

(c) Warrants

For the year ended December 31, 2013

On August 15, 2013 and August 21, 2013, the Company issued 1,463,667 Investor Warrants and 292,733 Placement Agent Warrants as discussed above. The exercise price of the Investor Warrants and the Placement Agent Warrants will be adjusted in the event of future issuances of the Company’s Common Stock at prices below the exercise price then in effect (“down-round” protection).  The Company evaluated the following guidance ASC 480-10 Distinguishing Liabilities from Equity and ASC 815-40 Contracts in Entity’s Own Equity.  Based on this guidance, the Company’s management concluded these instruments are to be accounted for as liabilities instead of equity due to the down-round protection feature available on the exercise price of the Warrants. The Company recognized these Warrants as liabilities at their fair value and will re-measure them at fair value on each reporting date. ASC 820 Fair Value Measurement provides requirements for disclosure of liabilities that are measured at fair value on a recurring basis in periods subsequent to the initial recognition (see Note 2).  Fair values for warrants are determined using the Monte-Carlo Simulation Model valuation technique. The Monte-Carlo Simulation Model valuation model provides for dynamic assumptions regarding volatility and risk-free interest rates within the total period to expected conversion.  In addition, management assessed the probabilities of future financing assumptions.

As of August 15, 2013 and August 21, 2013, the dates of issuance, we recorded the warrant liability at $1,099,000.  At December 31, 2013, the warrants were re-valued with a fair value of $803,000 with the difference of $296,000 recorded in the Company’s Consolidated Statement of Operations and Comprehensive Loss.

On November 12, 2013 and November 22, 2013 in connection with the sale of Series E Preferred Stock, the Company issued 818,000 warrants to purchase shares of common stock with an exercise price of $0.55 per share provided to the placement agent with an estimated fair value of $278,000 determined using the Black Scholes option valuation pricing model.  The fair value calculation was prepared using the following assumptions: stock price: $0.47; expected term: 2.5 years; risk free rate of interest of 0.44%; volatility of 143%; and dividend yield of $0.

F-57

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

For the year ended December 31, 2012

On December 20, 2012 and December 31, 2012, in connection with the sale of Series D Preferred Stock, the Company issued 704,200 warrants to purchase shares of common stock with an exercise price of $1.10 per share provided to the placement agent with an estimated value of $354,000 determined using the Black Scholes option valuation pricing model.  The fair value calculation was prepared using the following assumptions: stock price: $0.80; expected term: 2.5 years; risk free interest rate of 0.125%; and dividend yield of $0.

The following table summarizes information about the Company’s outstanding common stock warrants as of December 31, 2013:

				Total		Weighted
				Warrants	Total	Average
	Date		Strike	Outstanding	Exercise	Exercise
	Issued	Expiration	Price	and Exercisable	Price	Price

Senior Subordinated Notes	Dec-09	Dec-14	$3.62	138,260	$500,000
Senior Subordinated Notes	Dec-09	Dec-14	4.34	138,260	600,000
Placement Agent Preferred Stock - Class D	Dec-12	Dec-17	0.71	704,200	499,982
Common Stock Investor Warrants *	Aug-13	Aug-18	0.50	1,463,667	731,834
Placement Agent Warrants - Common Stock *	Aug-13	Aug-18	0.50	292,733	146,367
Placement Agent Preferred Stock - Class E	Nov-13	Nov-18	0.55	818,000	449,900

				3,555,120	$2,928,082	$ 0.82
* warrants classified as liabilities

NOTE 13 - ESOP PLAN

In December 2003, the Company formed an Employee Stock Ownership Plan (the “ESOP”) and loaned the ESOP $1,950,000 (the “ESOP Note”) that the ESOP Trust (“Trust”) used to acquire 1,128,558 shares of the of the Company’s stock from its former stockholder for $1,300,000 and 564,195 shares from the Company for $650,000.  The ESOP Note bears interest at a rate of 5.25% with annual principal and interest payments and has a 15-year term.  The amount owed to the Company under the Note as of December 31, 2013 and 2012, was $629,000 and $767,000, respectively.  The ESOP Note is reflected in the accompanying consolidated balance sheet as unearned ESOP shares in stockholders’ equity.

The ESOP covers all non-union employees.  Employees are eligible to participate in the Plan after three months of service.  Plan participants start vesting after two years of participation and are fully vested after six years of participation.  ESOP contributions are determined annually by the Board of Directors, and are a minimum $130,000 per year, to repay the ESOP Note held by the Company.  The Company’s contribution expense for the year ended December 31, 2013, was $178,000 representing $138,000 for the ESOP principal payment and $40,000 for the ESOP interest.  The Company’s contribution expense for the year ended December 31, 2012 was $178,000 representing $131,000 for the ESOP principal payment and $47,000 for the ESOP interest.  The ESOP Note is secured by the unallocated Company stock held by the Trust.

F-58

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

ESOP shares are allocated to individual employee accounts as the loan obligation of the ESOP to the Company is reduced.  As of December 31, 2013, the ESOP held 442,736 shares of unallocated Company stock and 1,238,987 shares of allocated Company stock.  As of December 31, 2012, the ESOP held 553,420 shares of unallocated Company stock and 1,128,303 shares of allocated Company stock.  Compensation costs relating to shares released are based on the fair value of shares at the time they are committed to be released.  The unreleased shares are not considered outstanding in the computation of earnings per common share.  Dividends received on ESOP shares are allocated based on shares held for the benefit of each participant and used to purchase additional shares of stock for each participant.  The Company has not received any dividends since the inception of the plan.  ESOP compensation expense consisting of both cash contributions and shares committed to be released for 2013 and 2012 was approximately $133,000 and $173,000, respectively.  For 2013 and 2012, the fair value of the shares was $0.84 and $1.15 per share, based on the average of the daily market closing share price.

ESOP distributions will be made in shares of Company stock, cash or a combination of Company stock and cash at the discretion of the Company.

ESOP shares as of December 31, 2013 and 2012 were as follows:

	December 31,
	2013	2012

Allocated shares	1,128,303	1,017,619
Shares committed for allocation	110,684	110,684
Unallocated shares	442,736	553,420
Total ESOP shares	1,681,723	1,681,723

The fair value of the unallocated shares at December 31, 2013 and 2012 was approximately $235,000 and $443,000, based on the closing share price of the Company’s common stock of $0.53 and $0.80, respectively.

NOTE 14 - STOCK OPTION PLAN

In December 2010, the Company established the 2010 Stock Option Plan (the “Plan”).  The Plan authorizes the issuance of 1,000,000 shares of common stock.

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule.  The term of stock options granted under the Plans cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of the Company’s common stock on the grant date, and generally vest over a period of five years.  If the individual possesses more than 10% of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

A summary of the status of the Plans as of December 31, 2013, and information with respect to the changes in options outstanding is as follows:

			Weighted -
	Options		Average	Aggregate
	Available	Options	Exercise	Intrinsic
	for Grant	Outstanding	Price	Value

January 1, 2013	455,495	544,505	$1.82
Granted	(260,000)	260,000	0.50
Exercised	-	-	-
Forfeited	-	-	-
December 31, 2013	195,495	804,505	$1.39	$-

Exercisable options at December 31, 2013		710,437	$1.29	$-

F-59

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The following table summarizes information about stock options outstanding as of December 31, 2013:

	Options Outstanding			Options Exercisable
		Weighted-			Weighted-
		Average	Weighted-		Average	Weighted-
Range of		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$0.50	260,000	2.90	$0.50	260,000	2.90	$0.50
$1.33 - 2.03	365,620	1.33	1.65	359,524	1.30	1.64
$2.06 - 4.34	178,885	7.35	2.16	90,913	7.29	2.16

Total	804,505	3.17	$1.39	710,437	2.65	$1.29

No awards were exercised during the years ended December 31, 2013 and 2012, respectively.  The total fair value of awards vested for the years ended December 31, 2013 and 2012 was $122,000 and $76,000, respectively.

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the required service period, which is generally equal to the vesting period.  The fair value of options granted to directors during the year ended December 31, 2013, was $79,000 (no options were granted during the year ended December 31, 2012).  The fair values were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected term	1.50 years
Expected volatility	153.61%
Dividend yield	0%
Risk-free interest rate	0.215%

Due to the limited time that the Company’s common stock has been publicly traded, management estimates expected volatility based on the average expected volatilities of a sampling of five companies with similar attributes to the Company, including: industry, size and financial leverage.  The expected term of the awards represents the period of time that the awards are expected to be outstanding.  Management considered expectations for the future to estimate employee exercise and post-vest termination behavior.  The Company does not intend to pay dividends in the foreseeable future, and therefore has assumed a dividend yield of zero.  The risk-free interest rate is the yield on zero-coupon U.S. Treasury securities for a period that is commensurate with the expected term of the awards.

Employee stock-based compensation costs for the years ended December 31, 2013 and 2012, was $125,000 and $57,000, respectively, and is included in selling, general and administrative expense in the accompanying consolidated statements of operations.  As of December 31, 2013, total unrecognized estimated employee compensation cost related to stock options granted prior to that date was $98,000 which is expected to be recognized over a weighted-average vesting period of 2.45 years.

The weighted-average fair value on the grant date of options granted to directors during the year ended December 31, 2013 was $0.30.  The Company did not grant any stock options during 2012.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases its facilities and certain equipment under various operating leases which expire at various dates through fiscal 2020 and require us to pay a portion of the related operating expenses such as maintenance, property taxes, and insurance. Certain facilities contain renewal options for varying periods. In most cases, management expects that in the normal course of business, leases will be renewed or replaced by other leases. Certain facilities leases have free or escalating rent payment provisions.  Rent expense under such leases is recognized on a straight-line basis over the lease term.

F-60

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The corporate headquarters and sales operations, including sales administration, software development, depot operation and the financial management were located in Foothill Ranch, California where the Company leased 7,500 square feet of office space which expired in July 2012.  In May 2012, the Company entered into a new office lease agreement for 10,325 square feet beginning in July 2012, the lease expires in July 2017.  The property is located in Irvine, California. The current monthly rental expense is approximately $13,000.

In addition, the Company leased 4,100 square feet in Shelton, Connecticut for its East coast sales and operations which expires in April 2015.  In September 2012, the Company notified the landlord of its early termination of the lease as of April 2013.  The Company also leases 6,800 square feet in Edison, New Jersey under a lease which expires in December 2014.  The current monthly rental expense is approximately $4,200.  In December 2013, the Company notified the landlord of its early termination of the lease as of March 2014.  The Company has a sales and administrative office located in Alpharetta, Georgia where it leases 5,100 square feet for general office purposes under a lease which expires in July 2018.  In addition, the Company has a lease for 4,800 square feet in Alpharetta, Georgia for its technology lab center which expired in April 2012.  During April, the lease was extended for an additional 3 years until April 2015, under the same terms and conditions. The current monthly rental expense for the sales and administrative office and the technology lab is approximately $13,000.

Effective upon the Closing Date of the purchase of Apex in June 2012, the Company assumed Apex’s lease of 7,800 square feet in Burlington, Ontario, Canada, which expires in March 2016. The current monthly rental expense is approximately CDN$10,000 per month.

Effective upon the Illume Mobile Closing Date, the Company assumed the Illume Mobile lease of 10,000 square feet in Tulsa, Oklahoma which expired in September 2013, with the same terms and conditions as the underlying lease.  In May 2013, the Company entered into a new office lease agreement for 6,358 square feet beginning in September 2013, the lease expires in August 2020.  The current monthly rental expense is approximately $6,000.

Certain of our lease agreements provide options to extend the lease for additional specified periods.

Rent expense for the years ended December 31, 2013 and 2012, was $674,000 and $549,000, respectively.

The aggregate remaining future minimum payments under these leases expiring after December 31, 2013, are as follows (in thousands):

Years ending December 31:	Amount

2014	$558
2015	529
2016	404
2017	304
2018	158
Thereafter	142

$2,095

F-61

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Apex Earn Out Obligations - If EBITDA (as uniquely defined in the agreement), of Apex for the twelve months ending July 31, 2013 (“2013 EBITDA”), is equal to or less than CDN$2,000,000, Apex shall pay an amount, to its former owners, equal to the product of the 2013 EBITDA multiplied by four less CDN$5,000,000 (“2013 EBITDA Basic Earn-Out Amount”), up to a maximum of CDN$3,000,000. An amount equal to 22.22% of the 2013 EBITDA Basic Earn-Out Amount shall be paid in cash and the balance shall be paid by Apex issuing a subordinated convertible note (the “Note”).

Under the terms of the Note, Apex will pay the principal sum due on the Note in eight quarterly payments beginning on January 31, 2014 (“Installment Dates”). Interest from and after August 1, 2013, shall be paid in arrears on the last day of each calendar quarter commencing on January 31, 2014. The interest rate shall be determined as follows:

(i)	9% per annum, calculated and compounded quarterly before November 1, 2014; and

(ii)	11% per annum, calculated and compounded quarterly after October 31, 2014;

(iii)
except, however, that, if, during the term of the Note, the Company raises Net Equity Capital (as defined in the Note) in an amount greater than CDN$5,000,000 and this Note is not repaid in full within 30 days from the date that the Company receives such Net Equity Capital, the interest rate otherwise provided in the Note shall be 15% per annum from the end of such 30-day period to the first anniversary thereof and 20% per annum thereafter to the date of payment in full.

The Note is convertible, only on each Installment Date, at the option of the Note holder, into shares of our common stock at a conversion price that is equal to the greater of the market price of our common stock on the day prior to the conversion, or $1.00. The shares issuable under the Note will be restricted but will have certain piggy back registration rights as set forth in the Purchase Agreement.

If the 2013 EBITDA is greater than CDN$2,000,000, Apex shall pay an amount, to its former owners, (the “2013 EBITDA Additional Earn-Out Amount”) by which the dollar-for-dollar 2013 EBITDA exceeds CDN$2,000,000, up to a maximum of CDN$500,000. The 2013 EBITDA Additional Earn-Out shall be paid by the issuance of shares of the Company’s common stock. The number of shares to be issued shall be determined by the amount due divided by the 30 day average daily closing price of the shares of the Company’s common stock in the month of July 2013.  The shares issued will be restricted but will have certain piggy back registration rights as set forth in the Purchase Agreement.

The fair value of the earn out was calculated to be approximately CDN$1,076,000 (US$1,033,000 at the Closing Date).  At September 30, 2013, the calculated Earn-Out Payment due under the Purchase Agreement was CDN$341,000 (US$331,000).  Accordingly, there is CDN$341,000 (US$331,000) recorded as potential additional purchase consideration in the unaudited condensed consolidated financial statements.  The adjustment of CDN$735,000 (US$713,000) was recorded as a separate component of operating expenses in the Company’s Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2013.  On October 31, 2013 the Sellers disputed the Company’s calculation of the Earn-Out Payment due and has stated the payment should be $1.6 million.  Per the terms of the agreement, both parties have agreed on an accounting expert to issue a report on the earn-out calculation. The accounting expert has not completed their analysis as of the date of this filing.  The current balance is reported at its estimated fair value.

The Company also entered into an employment agreement with Donald Dalicandro, the Former Chief Executive Officer of Apex, as a result of the Apex acquisition. Under the employment agreement, the Company further agreed Mr. Dalicandro would be appointed to the Company’s board of directors effective June 4, 2012, and would not be removed from the Company’s board of directors during the Earn-Out Period (as defined in the employment agreement) and the Bonus Period (as defined in the employment agreement) except by death, bankruptcy, incapacity or voluntary resignation. The agreement calls for annual bonus upon achieving certain results of operation at Apex for the 12 months ending July 31, 2013, 2014, and 2015.  Such bonuses are considered additional contingent purchase consideration as the Company is obligated to pay the bonus regardless of whether or not his employment is retained.  The fair value of the bonus was calculated to be approximately CDN$160,000 (US$153,000 at the Closing Date).  At December 31, 2013 there is CDN$160,000 (US$149,000) recorded in accrued earn out consideration in the Company’s Consolidated Balance Sheets.

Apex Escrow Obligation - As part of the Apex Purchase Agreement, from the Closing Date up until the expiry of the bonus period, the Company is obligated to escrow 25% of any Equity Capital raised in excess of $500,000.  The funds in the escrow are to be used to pay the 2013 EBITDA Basic Earn-Out and the 2013 EBITDA Additional Earn-Out and the additional bonus consideration.  In December 2012, the Company raised $7,042,000 as part of the Series D Purchase Agreement.  In August 2013, the Company raised $1,756,000 as part of the Common Stock Purchase Agreement.  In November 2013, the Company raised $4,090,000 as part of the Series E Purchase Agreement. These funds have not been placed into escrow pending agreement between the Company and the sellers of Apex regarding the financial institution that will escrow the funds, the amount of funds that are to be placed in escrow and the escrow agreement itself.

F-62

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Contingencies - The Company is not a party to any material pending legal proceedings other than ordinary routine litigation incidental to the business; the outcome of which the Company believes will not have a material adverse effect on the business, financial condition, cash flows or results of operations.  These matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

The Company is subject to the possibility of various loss contingencies, including claims, suits and complaints, arising in the ordinary course of business.  The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss, in determining loss contingencies.  An estimated loss contingency is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated.  The Company regularly evaluates current information available to it to determine whether such accruals should be adjusted and whether new accruals are required.

Under the Company’s bylaws, directors and officers have certain rights to indemnification by the Company against certain liabilities that may arise by reason of their status or service as directors or officers.  The Company maintains director and officer insurance, which covers certain liabilities arising from the obligation to indemnify directors and officers and former directors in certain circumstances.  No material indemnification liabilities were accrued at December 31, 2013.

The Company has employment agreements with two of our key executive officers as of December 31, 2013.  The agreements do not provide for any material, out of ordinary course of business provisions or benefits.

The Company had an employment agreement with its Former Chief Operating Officer. As of December 3, 2013, the employment of the Company’s Chief Operating Officer was terminated.  Pursuant to the Agreement, the officer was entitled to an annual bonus calculated pursuant to terms set forth in the Agreement. The agreement also contained a severance provision providing six months of salary.

The Company had an employment agreement with Donald Dalicandro, the former Chief Executive Officer of Apex, as a result of the Apex acquisition.  As of July 31, 2013, the Company and Mr. Dalicandro agreed to separation terms.  Per the separation agreement, it would provide for normal pro-rata salary payments twice monthly, including receiving various employee benefits, to cover the transition period August 1, 2013 through October 31, 2013 and the severance period, November 1, 2013 through April 30, 2014.  As part of the Apex Purchase Agreement, the Company is obligated to pay an additional bonus consideration to the CEO of Apex. Such bonus is considered additional contingent purchase consideration as we are obligated to pay the bonus regardless of whether or not his employment is retained (see further discussion above).

NOTE 16 - PROFIT SHARING PLAN

The Company maintains a 401(k) Profit Sharing Plan (“401k Plan”).  Employees who are 21 years of age and have performed 90 days of service are eligible to participate.  Each year, employees can make salary contributions of up to 25% of their salary.  The Company matches 100% of employee contributions up to 1% of eligible employee compensation.  Employer contributions to the 401k Plan were $220,000 and $263,000, for the years ended December 31, 2013 and 2012, respectively.

NOTE 17 - RELATED PARTIES

The Company purchases and sells certain products and services from iTEK Services, Inc. (“iTEK”), a privately held company owned by an unrelated ESOP.  iTEK was affiliated with the Company through limited overlapping management and Board representation by the Company's Chief Executive Officer (“CEO”) and former Chief Financial Officer (“former CFO”).   Purchases from TEK are on similar terms that Company would have received from an unrelated third-party.

Effective upon the resignation of the Company’s former CFO during July 2012, and the concurrent discontinuance of the CEO’s iTEK Board representation, the parties have no further overlapping management and therefore are no longer considered related parties effective August 2012.

The Company had accounts payable to former CFO that accrued interest at 12% per annum until June 4, 2012, at which time the interest rate increased to 25% pursuant to the Consent and Waiver described in Note 10.  The payable was fully paid off in 2012.  The Company incurred interest expense to related parties totaling approximately $0 and $114,000, for the years ended December 31, 2013 and 2012, respectively.

F-63

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Company has a related party receivable of $188,000 from the seller of Apex in connection with the Working Capital requirement as defined in the Purchase Agreement and described in Note 5

Apex, a wholly owned subsidiary of the Company, leases premises from an entity controlled by a shareholder. Rent expense included in the consolidated financial statements was $130,000 and $84,000, for the years ended December 31, 2013 and 2012, respectively.

Separation Agreement - On July 23, 2012, the Company and Donald W. Rowley (“DWR”) entered into a Separation Agreement and General Release (“Separation Agreement”). Pursuant to the Separation Agreement, DWR resigned as the Company’s Chief Financial Officer and Director as of July 23, 2012, and as an employee of the Company on July 23, 2012. Pursuant to the Separation Agreement, the Company agreed to pay DWR a total of $205,000 in equal installments in accordance with the Company’s payroll cycle beginning on August 1, 2012 through December 31, 2012. This amount was fully paid by December 31, 2012. The Separation Agreement also contains a general release from DWR.

Under the Separation Agreement, the Company also acknowledged that it owes DWR the amount of $891,000 as of July 23, 2012, which was to be paid in accordance with an Accounts Payable Payment Plan agreement, between the Company and DWR dated July 23, 2012 (“Accounts Payable Agreement”). Pursuant to the Account Payable Agreement, the Company agreed to pay interest monthly in arrears (beginning on August 1, 2012) to DWR with interest computed daily on the outstanding balance at an annual interest rate of 25%. Under the Accounts Payable Agreement, the Company was to make payments to DWR of $36,000 per month due on the first day of each month beginning May 1, 2013. The total amount due to DWR under the Accounts Payable Agreement was paid in full during the quarter ended September 30, 2012.

In December 2012, the Company sold 21,200 shares of its Series D Preferred Stock to certain related parties.  In August 2013, the Company sold 166,667 shares of common stock to certain related parties.  In November 2013, the Company sold 4,500 shares of its Series E Preferred Stock to certain related parties.  The shares were sold at the same price as additional shares sold to an independent third party.  On December 10, 2013, the Company issued 33,333 shares of common stock to certain related parties pursuant to dilution provisions for the August 2013 private placement as a result of the sales of Series E Preferred Stock.  Sales to certain related parties are as follows:

		Shares
		Series D Preferred Stock	Common Stock	Series E Preferred Stock

David Rifkin	Director	1,000	-	-
Lawrence Yelin	Director	2,200	-	-
Jay Sheehy	Director	1,000	-	-
Robert Schroeder	Director	4,000	-	2,000
Nicholas R. Toms	CEO, Chairman of the Board	10,000	200,000	2,500
Paul E. Ross	Former Interim, CFO	2,000	-	-
Ralph S. Hubregsen	Former COO	1,000	-	-

		21,200	200,000	4,500

F-64

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$2,044
Legal fees and expenses	$150,000
Accounting fees and expenses	$60,000
Miscellaneous expenses	$20,000
Total	$232,044

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145 of the Delaware Law, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the Delaware Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation and bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to such provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

As of November 12, 2013, the Company entered into and closed a securities purchase agreement (the “Series E Purchase Agreement”) with accredited investors, pursuant to which the Company sold an aggregate of 383,500 shares of Series E Preferred Stock (the “Series E Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $3,835,000 (the “Series E First Closing”). On November 22, 2013, we sold an additional 25,500 shares of Series E Preferred Stock (the “Series E Second Closing” and together with the Series E First Closing, the “Series E Closings”)) pursuant to the Series E Purchase Agreement for an aggregate of 409,000 shares of Series E Preferred Stock sold.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the placement agent for the Series E Closings. The Company paid the Placement Agent $327,200 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants to purchase 818,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Closings. In addition, the Company will pay Sigma Capital Advisors $122,700 (equal to 3% of the gross proceeds from the Series E Closings) as a finder’s fee.

II-1

The Company paid the Series E Placement Agent $20,400 in commissions (equal to 8% of the gross proceeds), and issued to the Series E Placement Agent and its designees five-year warrants to purchase 51,000 shares of common stock at an exercise price of $0.55 per share, in connection with the Series E Second Closing. In addition, the Company will pay Sigma Capital Advisors $7,650 as a finder’s fee.

As of August 15, 2013, the Company entered into a securities purchase agreement (the “August 2013 Purchase Agreement”) with accredited investors (the “August 2013 Investors”) for aggregate gross proceeds of $1,756,400. Closings were held as of August 15, 2013 and August 21, 2013 (“August 2013 Private Placement”). Pursuant to the August 2013 Purchase Agreement, the Company sold an aggregate of 2,927,333 Units, each Unit consisting of one share of common stock and one warrant to purchase one-half of one share of common stock (the “August 2013 Investor Warrants”), for a purchase price of $0.60 per Unit, such that the Company sold an aggregate of 2,927,333 shares of common stock and 1,463,667 August 2013 Investor Warrants for aggregate gross proceeds of $1,756,400. The August 2013 Investor Warrants have a five-year term and had an initial exercise price of $1.00 per share, subject to adjustment in the event of stock splits, stock dividends, and subsequent sales of common stock or securities convertible or exercisable into common stock (subject to certain exceptions) at an exercise price lower than the then-effective exercise price.

The Company retained Newport Coast Securities, Inc. as the placement agent for the above private placement. The Company paid Newport Coast Securities, Inc. $175,640 in commissions (equal to 10% of the gross proceeds), and issued to Newport Coast Securities, Inc. and its designees five-year warrants to purchase 292,733 shares of common stock (equal to 10% of the number of units sold) at an exercise price of $0.60 per share, exercisable on a cashless basis.

On December 20, 2012, we entered into and closed a securities purchase agreement (the “Series D Purchase Agreement”) with accredited investors (the “Series D Investors”), pursuant to which we sold an aggregate of 633,600 shares of Series D Preferred Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $6,336,000 (the “Series D First Closing”).  On December 31, 2012, we sold an additional 70,600 shares of Series D Preferred Stock (the “Series D Second Closing”) pursuant to the Series D Purchase Agreement for an aggregate of 704,200 shares of Series D Preferred Stock sold. We retained Taglich Brothers, Inc. (the “Series D Placement Agent”) for the Series D First Closing and Series D Second Closing. We paid the Series D Placement Agent $565,360 in commissions (equal to 8% of the gross proceeds), and issued to the Series D Placement Agent warrants to purchase an aggregate of 704,200 shares of common stock (equal to 10% of the number of shares of common stock underlying the shares of Series D Preferred Stock sold under the Series D Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D First Closing and Series D Second Closing.

On July 31, 2012, the Company issued 617,284 shares of common stock to MacroSolve, Inc. as part of the consideration for the acquisition of assets.

On June 15, 2011, the Company entered into a Plan of Arrangement (the “Plan of Arrangement”) and Plan of Merger (the “Merger Agreement”) among the Company, 2259736 Ontario Inc., a wholly-owned subsidiary of Comamtech which was incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation (“Old DecisionPoint”).  Pursuant to the Merger Agreement and Plan of Arrangement under Section 182 of the Ontario Business Corporation Act, on June 15, 2011 (the “Effective Date”), Old DecisionPoint merged (the “Merger”) into the Purchaser becoming a wholly-owned subsidiary of the Company.  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc. and the Purchaser changed its name to DecisionPoint Systems International, Inc. (hereinafter referred to as “DecisionPoint Systems International”). Pursuant to the Plan of Arrangement and Merger Agreement, the Company acquired all of the issued and outstanding capital stock of Old DecisionPoint from its shareholders in exchange for 4,593,660 shares of the Company’s common stock, resulting in an exchange ratio of one share for every eight shares of common stock tendered (1:8). The Company also acquired all of Old DecisionPoint’s issued and outstanding Series A Cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares in exchange for 243,750 and 118,750 of the Company’s Cumulative Convertible Preferred Shares, respectively. In connection therewith, the Company issued to Sigma Opportunity Fund II, LLC 105,700 shares of common stock as an antidilution adjustment.

II-2

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1.

Exhibit Number	Description
2.1	Share Purchase Agreement between 2314505 Ontario Inc., Company, Karen Dalicandro, Donald Dalicandro and 2293046 Ontario Inc. (6)
2.2	Asset Purchase Agreement between the Company and MacroSolve, Inc. dated July 31, 2012 (0)
3.1	Certificate of Incorporation of DecisionPoint Systems, Inc. dated June 15, 2011. (1)
3.2	Bylaws (5)
3.3	Certificate of Designation of Preferences Rights and Limitations of Series A Cumulative Convertible Preferred.(5)
3.4	Certificate of Designation of Preferences Rights and Limitations of Series B Cumulative Convertible Preferred.(5)
3.5	Certificate of Designation, of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Cumulative Convertible Preferred Stock. (2)
3.6	Certificate of Amendment to Certificate of Designations of Series C Preferred Stock (10)
3.7	Amendment No. 2 to Certificate of Designation of Series C Preferred Stock (11)
3.8	Certificate of Designation of Series D Preferred Stock (12)
3.9	Amendment No. 1 to Certificate of Designation of Series A Preferred Stock (12)
3.10	Amendment No. 1 to Certificate of Designation of Series B Preferred Stock (12)
3.11	Certificate of Designation of Series E Preferred Stock (20)
3.12	Amendment No. 2 to Certificate of Designation of Series A Preferred Stock (20)
3.13	Amendment No. 2 to Certificate of Designation of Series B Preferred Stock (20)
3.14	Certificate of Elimination of Series C Preferred Stock (21)
5.1	Opinion of Ellenoff Grossman & Schole LLP*
10.1	Arrangement Agreement among DecisionPoint Systems, Inc., Comamtech Inc. and 2259736 Ontario Inc., dated October 20, 2010, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011. (1)
10.2	Amendment No. 1 to the Arrangement Agreement, dated December 23, 2010, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011. (1)
10.3	Amendment No. 2 to the Arrangement Agreement, dated March 22, 2011, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011. (1)
10.4	Amendment No. 3 to the Arrangement Agreement, dated April 8, 2011, incorporated by reference to the Current Report on Form 8-K filed on April 14, 2011. (1)
10.5	Amendment No. 4 to the Arrangement Agreement, dated April 13, 2011, incorporated by reference to the Current Report on Form 8-K filed on April 19, 2011. (1)
10.6	Ontario Superior court of Justice Commercial List. (1)
10.7	Exchange Agreement between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II LLC. (2)
10.8	Investor Rights Agreement between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC. (2)

II-3

10.9	Agreement between DecisionPoint Systems, Inc., Sigma Opportunity Fund II, LLC and Donald W. Rowley. (2)
10.10	Limited Waiver and Amendment to Loan and Security Agreement between Silicon Valley Bank, DecisionPoint Systems Group Inc., DecisionPoint Systems and CMAC, Inc. (3)
10.11	Employment Agreement between DecisionPoint Systems Inc. and Ralph S. Hubregsen. (4)
10.12	Transfer and Payment Agreement by and among Empresario Inc., Omar Solis and the Company. (5)
10.13	2010 Stock Option Plan (5)
10.14	Employment Agreement between Apex Systems Integrators Inc., Donald Dalicandro and the Company. (6)
10.15	Form of Convertible Note (6)
10.16	Form of DPS Guarantee by and between Company., Karen Dalicandro and 2293046 Ontario Inc. (6)
10.17	General Security Agreement between Apex Systems Integrators Inc., Karen Dalicandro and 2293046 Ontario Inc. (6)
10.18	Escrow Agreement between 2314505 Ontario Inc., Company, Karen Dalicandro, 2293046 Ontario Inc. and McMillan LLP (6)
10.19	Noncompetition Agreement between Donald Dalicandro, Karen Dalicandro and 2314505 Ontario Inc. (6)
10.20	IP Assignment Agreement between Donald Dalicandro and Apex Systems Integrators Inc. (6)
10.21	IP Assignment Agreement between Karen Dalicandro and Apex Systems Integrators Inc. (6)
10.22	Credit Agreement between Royal Bank of Canada, Company, 2314505 Ontario Inc. and Apex Systems Integrators Inc. (6)
10.23	General Security Agreement between Royal Bank of Canada and Apex Systems Integrators Inc. (6)
10.24	General Security Agreement between Royal Bank of Canada and 2314505 Ontario Inc. (6)
10.25	Security Agreement between Royal Bank of Canada and the Company (6)
10.26	Guarantee between the Company and Royal Bank of Canada (6)
10.27	Guaranty between Apex Systems Integrators Inc. and Royal Bank of Canada (6)
10.28	Loan Agreement between BDC Capital Inc., the Company, 2314505 Ontario Inc. and Apex Systems Integrators Inc. (6)
10.29	General Security Agreement between BDC Capital Inc. and Apex Systems Integrators Inc. (6)
10.30	General Security Agreement between BDC Capital Inc. and 2314505 Ontario Inc. (6)
10.31	Guarantee between Apex Systems Integrators Inc. and BDC Capital Inc. (6)
10.32	Guarantee between the Company and BDC Capital Inc. (6)
10.33	Subordination Agreement between BDC Capital Inc. and Silicon Valley Bank (6)
10.34	Consent and Waiver Agreement among the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and Donald W. Rowley (6)
10.35	Subordination Agreement between Royal Bank of Canada and Silicon Valley Bank (6)
10.36	Subordination and Priorities Agreement among Royal Bank of Canada, BDC Capital Inc., Apex Systems Integrators Inc. and 2314505 Ontario Inc. (6)
10.37	Lease Agreement, dated May 7, 2012, between the Company and Nausser Fathollahi and Alladin Doroudi (7)
10.38	Separation Agreement and General Release (8)
10.39	Accounts Payable Payment Plan (8)
10.40	License Agreement between the Company and MacroSolve, Inc. dated July 31, 2012 (9)
10.41	Non-Competition Agreement between the Company and MacroSolve, Inc. dated July 31, 2012 (9)

II-4

10.42	Consent and Waiver Amendment by and among the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and Donald W. Rowley dated as of October 3, 2012 (10)
10.43	Agreement, dated November 15, 2012, by and among the Company, Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC (11)
10.44	Form of Securities Purchase Agreement of Series D Preferred Stock (12)
10.45	Warrant to Purchase Common Stock, dated December 20, 2012, issued to Placement Agent (12)
10.46	Waiver from Royal Bank of Canada (14)
10.47	Waiver from BDC (14)
10.48	Amendment to Loan and Security Agreement, dated February 27, 2013, between the Company and Silicon Valley Bank (13)
10.49	Waiver from Royal Bank of Canada, dated May 13, 2013 (15)
10.50	Waiver from BDC, dated May 7, 2013 (15)
10.51	Forbearance to Loan Security Agreement between the Company and Silicon Valley Bank (16)
10.52	Form of Securities Purchase Agreement (17)
10.53	Form of Investor Warrant (17)
10.54	Form of Placement Agent Warrant (17)
10.55	Loan Amendment with Business Development Bank of Canada (19)
10.56	Loan Amendment with Royal Bank of Canada (19)
10.57	Form of Securities Purchase Agreement (20)
10.58	Form of Placement Agent Warrant (20)
10.59	2014 Equity Incentive Plan (21)
21	Subsidiaries (18)
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*
23.2	Reserved.
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)*
EX-101.INS	XBRL Instance Document*
EX-101.SCH	XBRL Taxonomy Extension Schema Document*
EX-101.CAL	XBRL Taxonomy Extension Calculation Linkbase*
EX-101.DEF	XBRL Taxonomy Extension Definition Linkbase*
EX-101.LAB	XBRL Taxonomy Extension Labels Linkbase*
EX-101.PRE	XBRL Taxonomy Extension Presentation Linkbase*

(1)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on June 21, 2011.
(2)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on July 7, 2011.
(3)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on October 13, 2011.
(4)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on September 9, 2011.
(5)	Incorporated by reference to the Annual Report on Form 10-K and exhibits thereto filed by the Company on March 30, 2012.
(6)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on June 7, 2012.

II-5

(7)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on June 19, 2012.
(8)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on July 27, 2012.
(9)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on August 6, 2012.
(10)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on October 10, 2012.
(11)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on November 21, 2012.
(12)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on December 26, 2012.
(13)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on March 5, 2013.
(14)	Incorporated by reference to the Amendment No. 1 to Registration Statement on Form S-1 and exhibits thereto filed by the Company on April 24, 2013.
(15)	Incorporated by reference to the Amendment No. 2 to Registration Statement on Form S-1 and exhibits thereto filed by the Company on June 19, 2013.
(16)	Incorporated by reference to the Quarterly Report on Form 10-Q and exhibits thereto filed by the Company on August19, 2013.
(17)	Incorporated by reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on August 21, 2013.
(18)	Incorporated by reference to the Registration Statement on Form S-1 and exhibits thereto filed by the Company on February 12, 2013.
(19)	Incorporated by Reference to the Quarterly Report on Form 10-Q and exhibits thereto filed by the Company on November 14, 2013.
(20)	Incorporated by Reference to the Current Report on Form 8-K and exhibits thereto filed by the Company on November 18, 2013.
(21)	Incorporated by Reference to the Definitive Proxy Statement on Schedule 14A filed by the Company on October 8, 2014.
*	Filed herewith

 ITEM 17. UNDERTAKINGS.

1.      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

II-6

2.      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.      The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

 If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 19, 2014.

DECISIONPOINT SYSTEMS, INC.

By:	/s/ James F. DeSocio
James F. DeSocio Interim Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James F. DeSocio	Interim Chief Executive Officer and Director	December 19, 2014
James F. DeSocio	(Principal Executive Officer)

/s/ Michael P. Roe	Chief Financial Officer	December 19, 2014
Michael Roe	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael N. Taglich	Director	December 19, 2014
Michael N. Taglich

/s/ John Guttilla	Director	December 19, 2014
John Guttilla

/s/ Stanley P. Jaworski, Jr.	Director	December 19, 2014
Stanley P. Jaworski, Jr.

/s/	Director	December 19, 2014
Paul A. Seid

/s/ Robert Schroeder	Director and Chairman	December 19, 2014
Robert Schroeder

II-8